Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148650

PROSPECTUS SUPPLEMENT

to

PROSPECTUS DATED February 8, 2008

The attached Current Report on Form 8-K dated November 9, 2009 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.

The date of this Prospectus Supplement is January 27, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 9, 2009 (NOVEMBER 3, 2009)

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive Suite 720 McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On November 3, 2009, Global Telecom & Technology Americas, Inc., a Virginia corporation and wholly-owned subsidiary of the Registrant (the "Purchaser"); and GTT EMEA Limited, a company organized under the laws of the United Kingdom and wholly-owned subsidiary of the Registrant ("Purchaser Europe"), entered into the Purchase Agreement (the "Purchase Agreement") by and among the Purchaser; Purchaser Europe; WBS Connect, L.L.C., a Colorado limited liability company ("WBS"); TEK Channel Consulting, LLC, a Colorado limited liability company ("TEK Channel"); WBS Connect Europe Ltd., a company formed under the laws of Ireland ("WBS Europe" and, together with WBS and TEK Channel, the "Companies"); Scott Charter and Michael Hollander (collectively, the "Sellers") providing for: (a) the acquisition by Purchaser Europe from WBS of all of the outstanding equity interests in WBS Europe; and (b) the acquisition by the Purchaser from the Sellers of all of the outstanding equity interests in each of WBS and TEK Channel, in exchange for aggregate transaction consideration consisting of: (i) payment to the Sellers of an amount of cash equal to the sum of $1,800,000 plus the amount necessary to satisfy the outstanding amount as of closing of certain indebtedness of the Companies, subject to reduction pursuant to the at-closing net working capital adjustment in the Purchase Agreement; (ii) issuance to the Sellers of promissory notes of the Purchaser with an aggregate initial principal amount of $750,000 (collectively, the "Seller Notes"); and (iii) issuance to the Sellers of an aggregate of 500,870 shares of the Registrant's common stock (the "Acquisition").  The Seller Notes will be issued to the Sellers at the closing of the Acquisition and the terms thereof will be described in a current report on Form 8-K filed by the Registrant in connection with such closing.  Closing of the Acquisition is currently expected to occur during the Registrant's fourth quarter of 2009, subject to satisfaction of certain conditions set forth in the Purchase Agreement.

Item 3.02.          Unregistered Sales of Equity Securities.

As discussed above, on November 3, 2009, the Purchaser entered into the Purchase Agreement, pursuant to which 500,870 shares of the Registrant's common stock would be issued to the Sellers at the closing thereunder, as partial consideration for the Acquisition, which would be issued in three equal installments, on the six, twelve and eighteen month anniversaries of the closing under the Purchase Agreement.  The shares are subject to cancellation in connection with: (a) the post-closing net working capital adjustment in the Purchase Agreement; and (b) the indemnification obligations of the Sellers under the Purchase Agreement.  The shares will be restricted securities issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Sellers each made certain investor representations to the Purchaser in the Purchase Agreement, including that each is as an accredited investor.

Item 8.01.          Other Events.

On November 3, 2009, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)  Exhibits

10.1	Purchase Agreement, dated as of November 3, 2009, by and among Global Telecom & Technology Americas, Inc., GTT-EMEA, Limited, WBS Connect, L.L.C., TEK Channel Consulting, LLC, WBS Connect Europe Ltd., Scott Charter and Michael Hollander

99.1	Press Release dated November 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 9, 2009	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “ Agreement ”), dated as of November 2, 2009, is by and among Global Telecom & Technology Americas, Inc., a Virginia corporation (the “ Purchaser ”); GTT-EMEA, Limited., a company organized under the laws of the United Kingdom (“ Purchaser Europe ”); WBS Connect, L.L.C., a Colorado limited liability company (“ WBS LLC ”); TEK Channel Consulting, LLC, a Colorado limited liability company (“ TEK Channel ”); WBS Connect Europe Ltd., a company formed under the laws of Ireland (“ WBS Europe ” and, together with WBS LLC and TEK Channel, the “ Companies ”); Scott Charter, an individual (“ Charter ”); and Michael Hollander, an individual (“ Hollander ” and, together with Charter, the “ Sellers ”).

R E C I T A L S :

A.                 The Sellers collectively own, beneficially and of record, all of the issued and outstanding Equity Interests in WBS LLC and TEK Channel, and WBS LLC owns, beneficially and of record, all of the issued and outstanding Equity Interests in WBS Europe (all of such Equity Interests in WBS LLC, TEK Channel and WBS Europe, collectively, the “ Purchased Equity Interests ”).

B.                 The Companies are engaged in the business of providing high bandwidth Internet Protocol (IP)-based and data transport services to providers and end-users in North America, Europe and Southeast Asia (the “ Business ”).

C.                 The parties would like to enter into a transaction in which: (i) Purchaser Europe purchases from WBS LLC all of its Purchased Equity Interests in WBS Europe, and WBS LLC sells such Purchased Equity Interests to Purchaser Europe; and (ii) immediately after consummation of the purchase and sale referred to in clause (i) of this Recital C , the Purchaser purchases from the Sellers all of their respective Purchased Equity Interests in WBS LLC and TEK Channel, and the Sellers sell such Purchased Equity Interests to the Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement.

D.                 Capitalized terms used herein are defined in Article IX ..

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1        The Purchase ..  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)                Purchaser Europe hereby agrees to purchase from WBS LLC all of the Purchased Equity Interests in WBS Europe owned by WBS LLC, and WBS LLC hereby agrees to sell to Purchaser Europe all of such Purchased Equity Interests, free and clear of all Liens, for aggregate consideration consisting of one hundred forty-six thousand dollars ($146,000) in cash (the “ Cash Europe Transaction Consideration ”); and

(b)                the Purchaser hereby agrees to purchase from each Seller all of the Purchased Equity Interests in each of WBS LLC and TEK Channel owned by such Seller, and each Seller hereby agrees to sell to the Purchaser all of such Purchased Equity Interests, free and clear of all Liens, for consideration (the “ U.S. Transaction Consideration ” and, together with the Cash Europe Transaction Consideration, the “ Transaction Consideration ”) consisting of:

(i)                             payment to the Sellers of the amount of cash equal to the sum of: (1) one million six hundred fifty-four thousand dollars ($1,654,000) (the “ Base U.S. Cash Transaction Consideration ”); and (2) the amount necessary to fully satisfy and pay off the SVB Debt as of the Closing (as provided in Section 1.3(b) ), allocated between the Sellers as set forth on Schedule A , subject to adjustment pursuant to Section 1.6(a) (the “ Cash U.S. Transaction Consideration ”);

(ii)                            issuance to the Sellers of an aggregate of five hundred thousand eight hundred seventy (500,870) shares of Purchaser Parent Common Stock, allocated between the Sellers as set forth on Schedule A hereto and consisting of the Initial Installment Shares, the Second Installment Shares and the Third Installment Shares (the “ Stock U.S. Transaction Consideration ”); and

(iii)                           issuance to the Sellers of promissory notes, in aggregate initial principal amount of seven hundred fifty thousand dollars ($750,000), allocated between the Sellers as set forth on Schedule A , in the respective forms attached hereto as Exhibits A-1 and A-2 (the “ Notes U.S. Transaction Consideration ”).

(b)       The Stock U.S. Transaction Consideration and Notes U.S. Transaction Consideration will each be subject to cancellation in connection with: (i) satisfaction of any Downward Post-Closing NWC Adjustment Amount as provided in Section 1.6(c) ; or (ii) satisfaction of any indemnification claims as provided in Section 7.6(a) ..

1.2        Closing ..

(a)                The closing of the purchase and sale of the Purchased Equity Interests hereunder (the “ Closing ”) will take place: (i) at the offices of Kelley Drye & Warren LLP, located at 3050 K Street, N.W., Suite 400, Washington, D.C. 20007; (ii) at 10:00 a.m. (eastern time) on the fifth (5 th ) Business Day after the date on which the last to be satisfied or waived of the conditions set forth in Article VI (other than conditions which, by their nature, are to be satisfied at the Closing, but subject to the waiver or satisfaction of those conditions) has been satisfied or waived in accordance with this Agreement; or (iii) at such other place, time and date as the Purchaser, Purchaser Europe and the Sellers shall mutually agree in writing.  The “ Closing Date ” shall be the date upon which the Closing occurs.

(b)                The purchase and sale of the Purchased Equity Interests in WBS Europe described in Section 1.1(a) will occur immediately prior to the purchase and sale of the Purchased Equity Interests in WBS LLC and TEK Channel described in Section 1.1(b) ..

1.3        Payment of Cash Transaction Consideration .  Subject to the terms and conditions of this Agreement, at the Closing:

(a)                          the Cash Europe Transaction Consideration shall be paid by Purchaser Europe to WBS LLC, by wire transfer of immediately available funds to WBS LLC’s account, and an amount of cash equal to the Cash Europe Transaction Consideration shall immediately thereafter (and prior to the purchase and sale of the Purchased Equity Interests in WBS LLC described in Section 1.1(b) ) be distributed by WBS LLC to the Sellers; and

(b)                          the Cash U.S. Transaction Consideration (as adjusted pursuant to Section 1.6(a) ) shall be paid by the Purchaser, by wire transfer of immediately available funds, as follows:

(i)                             to One Step, on behalf of WBS LLC, WBS Inc. and TEK Channel, seven hundred fifty thousand dollars ($750,000), in satisfaction of the One Step Debt, pursuant to the One Step Release Agreement;

(ii)                            to SVB, on behalf of WBS LLC, WBS Inc. and TEK Channel, such amount as is necessary to fully satisfy and pay off the SVB Debt as of the Closing;

(iii)                           to Burns Figa & Will, P.C., legal counsel to the Companies, on behalf of the Companies, any amount in excess of twenty-five thousand dollars ($25,000) necessary to satisfy in full all outstanding legal fees and expenses incurred by the Companies and the Sellers in connection with the transactions contemplated by this Agreement; and

(iv)                            the balance to the Sellers.

In order to facilitate the payments contemplated by this Section 1.3(b) , the Sellers will deliver the Closing Memorandum to the Purchaser not more than five (5) Business Days or less than three (3) Business Days prior to the Closing.

1.4        Delivery of Stock U.S. Transaction Consideration .  Subject to the terms and conditions of this Agreement and cancellation in connection with: (x) satisfaction of any Downward Post-Closing NWC Adjustment Amount as provided in Section 1.6(c) ; or (y) satisfaction of any indemnification claims as provided in Section 7.6 , the Purchaser shall:

(a)       on the six (6) month anniversary of the Closing Date, deliver the Initial Installment Shares to the Sellers (allocated between the Sellers as set forth on Schedule A );

(b)       on the twelve (12) month anniversary of the Closing Date, deliver the Second Installment Shares to the Sellers (allocated between the Sellers as set forth on Schedule A ); and

(c)       on the eighteen (18) month anniversary of the Closing Date, deliver the Third Installment Shares to the Sellers (allocated between the Sellers as set forth on Schedule A ).

The Purchaser shall, upon each delivery of Initial Installment Shares, Second Installment Shares or Third Installment Shares, deliver to each Seller the stock certificate for the applicable shares.  For the avoidance of doubt, the right to receive Initial Installment Shares, Second Installment Shares and Third Installment Shares may be cancelled at any time prior to their delivery and the Initial Installment Shares, Second Installment Shares and Third Installment Shares may be cancelled at any time after their delivery, in each case as provided in this Agreement.

1.5        Closing Deliveries .

(a)                           Seller Closing Deliveries .  Subject to the terms and conditions of this Agreement, at and in connection with the Closing:

(i)                                    WBS LLC shall assign and transfer to Purchaser Europe all of its right, title and interest in and to its Purchased Equity Interests in WBS Europe by delivering to Purchaser Europe the certificate representing such Purchased Equity Interests, duly endorsed in blank or accompanied by a duly executed stock power endorsed in blank;

(ii)                                   the Sellers shall each assign and transfer to the Purchaser all of their respective right, title and interest in and to their respective Purchased Equity Interests in WBS LLC and TEK Channel, by delivering to the Purchaser such instruments of transfer as are satisfactory to the Purchaser, duly executed by the applicable Seller;

(iii)                                  the Sellers shall each deliver to the Purchaser and Purchaser Europe a Consent of Spouse, each in the form attached hereto as Exhibit B (each, a “ Consent of Spouse ”), duly executed by the spouse of such Seller;

(iv)                                   the Sellers shall deliver to the Purchaser and Purchaser Europe a written resignation of each director (or person performing a similar function) of each of the Companies, in each case effective as of the Closing;

(v)                                    the Sellers shall deliver to the Purchaser and Purchaser Europe a termination and release agreement, in form satisfactory to the Purchaser (the “ One Step Release Agreement ”), duly executed by One Step, Charles Gucker and Christopher Zydel;

(vi)                                   the Sellers shall deliver to the Purchaser and Purchaser Europe a receipt and release agreement concerning the SVB Debt, in form satisfactory to the Purchaser, along with evidence satisfactory to the Purchaser of the release of any Encumbrances on any of the Companies, any of their respective assets, or any of the Purchased Equity Interests relating to the SVB Debt;

(vii)                                  the Sellers shall each deliver to the Purchaser and Purchaser Europe an IRS Form W-9, completed and duly executed by such Seller;

(viii)                                 the Sellers shall deliver to the Purchaser and Purchaser Europe termination and release agreements, in form satisfactory to the Purchaser (the “ Employee Options Release Agreements ”), duly executed by each holder of options under the WBS LLC Stock Option Plan;

(ix)                                   the Sellers shall deliver to the Purchaser and Purchaser Europe: (A) with respect to each of the Companies Employees offered employment with the Purchaser as described in Section 5.6(a) , an Offer Letter, duly executed by such Companies Employee; and (B) with respect to each of the Companies Employees whose employment is to be terminated as described in Section 5.6(a) , a Separation Agreement, duly executed by such Companies Employee;

(x)                                    the Sellers shall deliver to the Purchaser and Purchaser Europe employment agreements, each in a form identical to the existing employment agreements between WBS LLC and each of Greg Sadler, Chad Jensen and Jake Cummins except that the Purchaser will replace WBS LLC as the employer;

(xi)                                   the Sellers shall deliver to the Purchaser and Purchaser Europe an invoice and release letter, in a form satisfactory to the Purchaser, from Burns Figa & Will, P.C., legal counsel to the Companies and the Sellers, concerning the fees and expenses of the Companies and the Sellers as of the Closing Date;

(xii)                                  the Sellers shall deliver to the Purchaser and Purchaser Europe the seal, minute book and Equity Interest transfer records of each of the Companies, and deliver all original entity records and documents of each of the Companies not then in possession of the Companies but in the possession or control of the Sellers;

(xiii)                                 the Sellers shall deliver to the Purchaser and Purchaser Europe a certificate, dated as of the Closing Date, duly executed by the Sellers, relating to the satisfaction of the Closing conditions set forth in Sections 6.1(a) and (b) (the “ Seller Closing Certificate ”);

(xiv)                                  the Sellers shall deliver to the Purchaser and Purchaser Europe a secretary’s certificate, dated as of the Closing Date, duly executed by the Secretary of each of the Companies, relating to: (A) the incumbent officers of each of the Companies; (B) resolutions of the board of directors (or persons performing a similar function) of each of the Companies approving the transactions contemplated by this Agreement; (C) copies of the Organizational Documents of each of the Companies, each certified by the appropriate Governmental Authority as of a date as near as reasonably practicable to the Closing Date; and (D) a good standing certificate for each of the Companies for its jurisdiction of organization and each foreign jurisdiction in which it is qualified, each dated as of a date as near as reasonably practicable to the Closing Date;

(xv)                                   the Sellers shall deliver to the Purchaser an affidavit of each of the Sellers, and shall deliver to Purchaser Europe an affidavit of WBS LLC, dated as of the Closing Date and duly executed by the applicable Seller (in the case of the affidavit of such Seller) and by either Seller (in the case of the affidavit of WBS LLC), certifying that such Seller is not a “foreign person” within the meaning of Code section 1445, in substantially the form set forth in Treasury Regulation section 1.1445-2(b)(2)(iv)(A) (as to each Seller) or Treasury Regulation section 1.445-2(b)(2)(iv)(B) (as to WBS LLC); and

(xvi)                                  the Sellers shall deliver to the Purchaser and Purchaser Europe such other documents or instruments, in form and substance reasonably acceptable to the Purchaser and Purchaser Europe, as the Purchaser and Purchaser Europe may deem reasonably necessary or as may be required to consummate the transactions contemplated hereby.

(b)                           Purchaser and Purchaser Europe Closing Deliveries .  Subject to the terms and conditions of this Agreement, at and in connection with the Closing:

(i)                                    Purchaser Europe shall make the payment of the Cash Europe Transaction Consideration to WBS LLC pursuant to Section 1.3(a) ;

(ii)                                   the Purchaser shall make the payments of the Cash U.S. Transaction Consideration to the applicable recipients pursuant to Section 1.3(b) ;

(iii)                                  the Purchaser shall deliver to each of the Sellers: (A) a promissory note constituting such Seller’s Notes U.S. Transaction Consideration, and (B) a guarantee by Purchaser Parent of the Purchaser’s obligations under such promissory note, in the form attached hereto as Exhibit C , executed by Purchaser Parent;

(iv)                                   the Purchaser shall deliver to the Sellers, at least ten (10) days prior to the Closing, the Employee Offer Letters, each duly executed by the Purchaser; and

(v)                                    the Purchaser shall deliver to the Sellers an officer’s certificate, dated as of the Closing Date, duly executed by an authorized officer of the Purchaser, relating to the satisfaction of the Closing conditions set forth in Sections 6.2(a) and (b) (the “ Purchaser Closing Certificate ”).

1.6        NWC Adjustments ..

(a)                           NWC Adjustment at Closing .  The Sellers shall prepare in consultation with the Purchaser, and deliver to the Purchaser, not more than seven (7) Business Days nor less than three (3) Business Days prior to the Closing Date, a statement (the “ Preliminary NWC Statement ”) setting forth their good faith estimated calculation of the NWC as of the Closing, which shall be prepared in accordance with GAAP and include reasonable support for the calculations made therein.  The Cash U.S. Transaction Consideration paid at the Closing pursuant to Section 1.3 shall be reduced, on a dollar for dollar basis (the “ Closing NWC Adjustment ”), to the extent (if any) that the NWC set forth on the Preliminary NWC Statement (the “ Estimated NWC ”) is less than negative seven million one hundred thousand dollars (-$7,100,000) (the “ Target NWC ”).

(b)                           Post-Closing NWC Statement .  Within ninety (90) days after the Closing Date, the Purchaser shall prepare and deliver to the Sellers a statement (the “ Post-Closing NWC Statement ”) setting forth their calculation of the NWC as of the Closing, which shall be prepared in accordance with GAAP and include reasonable support for the calculations made therein.  If the Sellers disagree with the Post-Closing NWC Statement, the Sellers may, within ten (10) Business Days after its delivery, provide written notice thereof to the Purchaser (the “ NWC Dispute Notice ”), which shall provide reasonable detail concerning each item that they dispute on the Post-Closing NWC Statement and include reasonable support for each such position; provided, however , that the only bases for dispute shall be: (i) non-compliance with GAAP; and (ii) computational errors.  During such ten (10) Business Day period and any subsequent time period in which the Post-Closing NWC Statement is being disputed as provided in this Section 1.6(b) , the Purchaser shall provide the Sellers and their representatives with reasonable access, upon reasonable notice and during times mutually and reasonably agreeable to the Purchaser, on the one hand, and the Sellers, on the other hand, to the books, records and working papers of the Companies related to the calculations underlying the Post-Closing NWC Statement. Unless the Sellers deliver an NWC Dispute Notice within ten (10) Business Days after delivery of the Post-Closing NWC Statement, such Post-Closing NWC Statement shall be conclusively deemed the “ Final Post-Closing NWC Statement ” and shall be final and binding upon all parties.  Any items or calculations not disputed by the Sellers in the NWC Dispute Notice shall be conclusively deemed to have been agreed upon by the Sellers and shall be final and binding upon all parties.  For a period of fifteen (15) Business Days after receipt by the Purchaser of the NWC Dispute Notice, the Purchaser and the Sellers shall use good faith commercially reasonable efforts to resolve the disputed items on the NWC Dispute Notice between themselves and, if they are able to resolve all of such disputed items during such time period, the Post-Closing NWC Statement shall be revised to the extent necessary to reflect such resolution, shall be conclusively deemed the “ Final Post-Closing NWC Statement ”, and shall be final and binding upon all parties.  If the Purchaser and the Sellers are unable to resolve all of the disputed items on the NWC Dispute Notice within such fifteen (15) Business Day period, they shall jointly engage a nationally-recognized accounting firm reasonably acceptable to the Purchaser, on the one hand, and the Sellers, on the other hand, with no prior relationship with any of the parties or any of their respective Affiliates (the “ Independent Accountants ”) and submit the disputed items to the Independent Accountants for resolution.  The Independent Accountants shall act as experts and not arbiters and shall determine only those items on the Post-Closing NWC Statement being disputed by the Purchaser and the Sellers as of the time of engagement of the Independent Accountants.  The Purchaser and the Sellers shall instruct the Independent Accountants to not assign a dollar amount to any item in dispute greater than the greatest dollar amount for such item assigned by the Purchaser, on the one hand, or the Sellers, on the other hand (as applicable), or less than the dollar amount for such item assigned by the Purchaser, on the one hand, or the Sellers, on the other hand (as applicable).  Promptly, but no later than thirty (30) days after engagement, the Independent Accountants shall deliver a written report to the Purchaser and the Sellers as to their resolution of the disputed items, which include the resulting Post-Closing NWC Statement incorporating such resolution.  The Post-Closing NWC Statement, as determined by the Independent Accountants, shall be conclusively deemed the “ Final Post-Closing NWC Statement ” and shall be final and binding upon all parties.  The NWC as of the Closing set forth on the Final Post-Closing NWC Statement is referred to herein as the “ Final NWC ..”  The fees and expenses of the Independent Accountants incurred in connection with the resolution of disputes pursuant to this Section 1.6(b) shall be borne by the Purchaser, on the one hand, or by the Sellers (jointly and severally), on the other hand, in proportion to the amounts of the disputed items on the NWC Dispute Notice, as compared to such items as determined by the Independent Accountants and set forth on its Final Post-Closing NWC Statement, with such fees and expenses to be paid by the Purchaser and Purchaser Europe (jointly and severally), on the one hand, or the Sellers (jointly and severally), on the other hand (as applicable), to the Independent Accountants within five (5) Business Days after the Independent Accountants’ determination of the Final NWC.

(c)                           Post-Closing NWC Adjustment .  In addition to the Closing NWC Adjustment pursuant to Section 1.6(a) ,: (i) the Transaction Consideration shall be reduced, on a dollar for dollar basis, by the amount (if any) by which the Final NWC is less than the Estimated NWC (a “ Downward Post-Closing NWC Adjustment Amount ”); or (ii) if the Estimated NWC was less than the Target NWC and the Final NWC is greater than the Estimated NWC, the Transaction Consideration shall be increased, on a dollar for dollar basis, by an amount equal to the difference between the Estimated NWC and the lesser of (A) the Final NWC or (B) the Target NWC (an “ Upward Post-Closing Adjustment Amount ”).  Any Downward Post-Closing NWC Adjustment Amount shall be satisfied, within five (5) Business Days after determination of the Final NWC: (i) first , by cancellation of the number of shares of Stock U.S. Transaction Consideration equal to: (A) the Downward Post-Closing NWC Adjustment Amount; divided by (B) the greater of (A) one dollar and fifteen cents ($1.15) (as adjusted in response to any stock split, reverse stock split, combination or similar transaction affecting Purchaser Parent Common Stock occurring after the date of this Agreement) or (B) the Purchaser Parent Common Stock Price as of the date of determination of the Final NWC; (ii) second , to the extent that the Stock U.S. Transaction Consideration is insufficient to satisfy the Downward Post-Closing Adjustment Amount in full, by cancellation of the Notes U.S. Transaction Consideration; and (iii) third , to the extent that the Stock U.S. Transaction Consideration and the Notes U.S. Transaction Consideration are insufficient to satisfy the Downward Post-Closing Adjustment Amount in full, by payment in cash by the Sellers, jointly and severally, to the Purchaser and Purchaser Europe(allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), by wire transfer of immediately available funds to their account. Cancellation of Stock U.S. Transaction Consideration or Notes U.S. Transaction Consideration pursuant to this Section 1.6(c) shall be as provided in Section 7.6(c) ..  Any Upward Post-Closing NWC Adjustment Amount shall be satisfied, within five (5) Business Days after determination of the Final NWC, by payment in cash by the Purchaser and Purchaser Europe (jointly and severally) to the Sellers (allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), by wire transfer of immediately available funds to the Sellers’ accounts.  If any cash payment required under this Section 1.6(c) is not made in full within five (5) Business Days after determination of the Final NWC, such payment will thereafter bear simple interest at a rate equal to the prime rate in effect from time to time (as published in The Wall Street Journal) plus two (2) percentage points, until paid in full.

1.7        Employment Agreements .  At the same time as this Agreement is executed and delivered by the parties, Purchaser Parent and each of the Sellers is entering into an Employment Agreement, of even date herewith, in the respective forms attached hereto as Exhibits D-1 and D-2 (the “ Employment Agreements ”), which are effective conditioned upon the occurrence of the Closing.

1.8        Management Agreement .  At the same time as this Agreement is executed and delivered by the parties, the Purchaser, the Companies and certain other parties are entering into a Management Agreement, of even date herewith, in the form attached hereto as Exhibit E (the “ Management Agreement ”).

1.9        SVB Term Sheet ..  Prior to the time at which this Agreement was executed and delivered by the parties, the Purchaser received from SVB a term sheet summarizing the terms and conditions on which SVB would agree to increase the existing line of credit of Purchaser Parent and the Purchaser with SVB (the “ SVB Term Sheet ”), a copy of which is attached hereto as Exhibit F ..

1.10       Income Tax Treatment .  The parties intend that for federal Income Tax purposes, and for Income Tax purposes in each other jurisdiction in which such treatment is required or permitted under applicable Tax Law:

(a)                          the transactions contemplated by this Agreement shall be treated as occurring in the following order and having the following effects:

(i)                             the sale by WBS LLC, and purchase by Purchaser Europe, of the Purchased Equity Interests in WBS Europe shall occur first, and any gain or loss on such sale shall be reported on the final partnership Income Tax Returns of WBS LLC for its final taxable year ending on the Closing Date and shall be taxable to the Sellers;

(ii)                            the distribution by WBS LLC to the Sellers of cash equal to the Cash Europe Transaction Consideration shall occur second; and

(iii)                           the purchase and sale of the Purchased Equity Interests in WBS LLC and TEK Channel shall occur third and shall be treated, pursuant to Situation 2 of Revenue Ruling 99-6, 1999-1 CB 432, as having the following effects:

(A)                   the Sellers shall be deemed to have sold all the issued and outstanding Equity Interests in WBS LLC and TEK Channel in a sale of partnership interests that: (A) is taxable to the Sellers under Code section 741, and (B) results in the termination of each such partnership under Code section 708(b)(1)(A);

(B)                   the Purchaser shall be deemed to have purchased all the assets of each of WBS LLC and TEK Channel from the Sellers, with the Sellers deemed to have received such assets as a liquidating distribution upon the deemed liquidation of each of WBS LLC and TEK Channel prior to the purchase;

(C)                   the final Taxable year of each of WBS LLC and TEK Channel shall end as of the close of business on the Closing Date; and

(D)                   immediately following the Closing Date, each of WBS LLC and TEK Channel shall be disregarded as an entity separate from its owner (i.e., the Purchaser), as described in Treasury Regulation section 301.7701-3(b)(ii) (unless the Purchaser causes one or both of such Companies to elect under Treasury Regulation section 301.7701-3(c) to be treated for federal Tax purposes as an association taxable as a corporation); and

(b)                          any reduction in principal amount, or cancellation, of any Notes U.S. Transaction Consideration shall be treated as a “purchase price reduction” for purposes of Code section 108(e)(5).

ARTICLE II
REPRESENTATIONS AND WARRANTIES
CONCERNING THE COMPANIES

The Sellers jointly and severally represent and warrant to the Purchaser and Purchaser Europe as follows.

2.1        Existence; Good Standing; Authority; Enforceability .

(a)       Each of the Companies is a limited liability company or company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all required power and authority to own or lease its properties and assets and to conduct its business as presently conducted.  Each of the Companies is duly qualified to do business and in good standing as a foreign entity in all jurisdictions in which the failure to be so qualified would be reasonably likely to have a Material Adverse Effect.   Section 2.1(a) of the Disclosure Schedule sets forth a complete and accurate list of each jurisdiction in which each of the Companies is qualified to do business as a foreign entity.

(b)       Each of the Companies has all required power and authority to execute and deliver this Agreement and any other agreements, documents and instruments required to be executed and delivered by the parties under this Agreement (collectively, the “ Transaction Documents ”) to which such Company is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by each of the Companies of this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of such Company.

(c)       This Agreement and each of the other Transaction Documents to which each of the Companies is or will be a party has been, or will be, duly and validly executed and delivered by such Company and (assuming due authorization, execution and delivery by each other party thereto) constitutes or will constitute, a legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except for the Equitable Exceptions.

2.2        No Conflicts; Consents .

(a)                          The execution and delivery by any of the Companies and the Sellers of this Agreement and any other Transaction Documents to which they are or will be a party do not, and the consummation of the transactions contemplated hereunder and thereunder will not: (i) violate the Organizational Documents of any of the Companies; (ii) assuming receipt by any of the Companies of the Contractual Consents, constitute a material breach of or result in a material default under (with or without the giving of notice or the lapse of time), or result in the other party having a right of termination, cancellation or acceleration under, any Contract to which any of the Companies is a party or to which any of its assets is subject; (iii) assuming receipt by any of the Companies of the FCC Approval, result in violation of any applicable Law; (iv) result in the creation or imposition of any Lien upon any of the respective assets or properties of any of the Companies or upon the Purchased Equity Interests; (v) except as set forth on Section 2.2(a) of the Disclosure Schedule, result in the payment of, or the creation of any obligation, absolute or contingent, to pay, on behalf of any of the Companies, any severance, termination, “golden parachute” or other similar payment, whether pursuant to a Contract or under applicable Law with respect to any employee of any of the Companies; or (vi) assuming receipt by the Companies of the FCC Approval, give any Governmental Authority the right to revoke, suspend, modify or terminate any Companies Governmental Authorization.

(b)                          Except for: (i) the FCC Approval; and (ii) the approvals of the counterparties to Contracts to which the Companies is a party or to which any of their respective assets are bound, each of which is set forth in Section 2.2(b) of the Disclosure Schedule (collectively, the “ Contractual Consents ”), no notice to, or consent of or with, any Governmental Authority or any Judicial Authority or, with respect to any Contract to which any of the Companies is a party or to which any of its assets or properties is subject, any third Person, is required to be obtained by any of the Companies in connection with the execution and delivery by the Companies and the Sellers of this Agreement and the other Transaction Documents to which they are a party or the consummation of the transactions contemplated hereunder and thereunder.

2.3        Capitalization ..  All of the outstanding Equity Interests in WBS LLC and TEK Channel are held by the Sellers in the respective amounts set forth on Schedule A and such Equity Interests are the only outstanding Equity Interests in WBS LLC and TEK Channel.  All of the outstanding Equity Interests in WBS Europe are held by WBS LLC in the amount set forth on Schedule A and such Equity Interests are the only outstanding Equity Interests in WBS Europe.  There has never, in the past, been any owners of any Equity Interests in WBS LLC or TEK Channel other than the Sellers. There has never, in the past, been any owners of any Equity Interests in WBS Europe other than WBS LLC.  WBS Inc. does not now, and has never in the past, held any tangible or intangible assets or rights, or incurred any Liabilities, in each case that relate to the Companies’ Business.  All of the outstanding Equity Interests in each of the Companies have been duly authorized and validly issued and (to the extent that such concepts are applicable to such type of Equity Interest), are fully paid and non-assessable, and none of them are subject to or were issued in violation of any pre-emptive rights, rights of first offer or first refusal or similar rights, or in violation of the Securities Act or any other applicable securities law.  Except for: (a) the options under the WBS LLC Stock Option Plan listed on Section 2.3 of the Company Disclosure Schedule, each of which shall be terminated pursuant to the Employee Options Release Agreements as provided in Section 1.5(a)(ix) ; and (b) the Vencore Warrant, which shall be terminated pursuant to the Vencore Consent and Warrant Termination Agreement as provided in Section 6.1(e) , there are no outstanding subscriptions, options, warrants or other agreements or commitments or other rights of any kind to acquire (including securities exercisable or exchangeable for or convertible into), or obligating any of the Companies to issue, any of its Equity Interests, or giving any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the benefit of the holders of any Equity Interests in such Company (solely in their capacity as a holder).  None of the Companies is subject to any obligation (contingent or otherwise) to repurchase, redeem, call or otherwise retire, or to register, any of its Equity Interests.  Except as set forth on Section 2.3 of the Disclosure Schedule, there are no Contracts with respect to the: (i) voting of any Equity Interests in any of the Companies (including any proxy or manager nomination rights); or (ii) transfer of, or transfer restrictions on, any Equity Interest in any of the Companies. None of the Companies is a successor in interest to any other Person, whether by merger, consolidation or other business combination, reorganization, acquisition of assets or otherwise.

2.4        Subsidiaries . Neither TEK Channel nor WBS Europe has any Subsidiaries.  WBS Europe is the only Subsidiary of WBS LLC.  WBS LLC is the sole beneficial and lawful record owner of all of the Equity Interests in WBS Europe, none of such Equity Interests are subject to any community property or similar interest held by any other Person, WBS LLC has not transferred to any other Person any rights or interest in any of such Equity Interests, and WBS LLC has good, valid and marketable title to all of such Equity Interests, free and clear of any and all Liens.  The sale by WBS LLC to Purchaser Europe of the Equity Interests in WBS Europe pursuant to this Agreement will convey to Purchaser Europe good, valid and marketable title to such Equity Interests, free and clear of any and all Liens and restrictions other than restrictions of general applicability imposed by federal or state securities Laws.  The Equity Interests in WBS Europe being sold by WBS LLC to Purchaser Europe pursuant to this Agreement are the only Equity Interests of WBS Europe, or other securities or rights convertible into or exercisable for, any Equity Interest of WBS Europe, that are directly or indirectly owned by WBS LLC or in which WBS LLC otherwise has any direct or indirect interest.  There are no Contracts between WBS LLC and any other Person with respect to the acquisition, disposition or voting of, or any other matters pertaining to, any of the Equity Interests in WBS Europe.

2.5        Financial Statements; Accounts Receivable and Payable; Financial Controls .

(a)                          Attached as Section 2.5(a) of the Disclosure Schedule are: (i) the unaudited consolidated balance sheet of the Companies as at December 31, 2008, together with the related unaudited consolidated statements of income, equityholder’s equity and cash flows of the Companies for the year then ended (the “ 2008 Financial Statements ”); and (ii) the unaudited consolidated balance sheet of the Companies as of August 31, 2009, together with the related unaudited consolidated statements of income, equityholder’s equity and cash flows of the Companies for the eight (8) month period then ended (the “ 2009 Financial Statements ” and, together with the 2008 Financial Statements, the “ Financial Statements ”).  The Financial Statements have been prepared in accordance with GAAP (other than audit adjustments that will not, individually or in the aggregate, be material and the omission of footnotes) and, in all material respects, the books and records of the Companies, consistent with past practices of the Companies, and present fairly, in all material respects, the consolidated financial condition of the Companies as of such dates and the consolidated results of operations of the Companies for the periods then ended.  None of the Companies is a party to, or has any commitment to become a party to, any off-balance sheet arrangements.

(b)                          All of the accounts receivable of the Companies: (i) represent valid obligations of customers of the Companies arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and collectible in full, without any counterclaim or set off, when due (and in no event later than ninety (90) days after the Closing Date), subject to any allowance for doubtful accounts set forth in the 2009 Financial Statements.  Except as set forth on Section 2.5(b)(i) of the Disclosure Schedule, none of the Companies has modified, discounted, set off or accelerated the collection of any of its accounts receivable. Except as set forth on Section 2.5(b)(ii) of the Disclosure Schedule, no accounts payable of any of the Companies has been outstanding for more than ninety (90) days.  None of the Companies has delayed any of the payment terms or otherwise paid any of the accounts payable of such Company outside the ordinary course of its business consistent with past practice.

(c)                          The Companies maintain books and records that accurately and completely reflect their respective assets and liabilities and each Company has internal accounting controls that are sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Companies in accordance with GAAP and to maintain accountability for the respective assets and liabilities of the Companies; (iii) receipts and expenditures of the Companies are executed only in accordance with management’s authorization; (iv) unauthorized acquisition, disposition or use of assets is prevented or timely detected; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.  There are no weaknesses in the design or operation of such internal accounting controls that could adversely affect the ability of the Companies to initiate, record, process and report financial data.

2.6        Absence of Liabilities; Indebtedness .

(a)                          Except for: (i) Liabilities set forth on the 2009 Financial Statements; (ii) Liabilities incurred after August 31, 2009 in the ordinary course of business (none of which results from or relates to any breach of contract, breach of warranty, tort, infringement or violation of Law), which are not material, either individually or in the aggregate; and (iii) as set forth on Section 2.6(a) of the Disclosure Schedule, none of the Company has any material Liabilities.

(b)                          Except for: (i) for trade payables incurred in the ordinary course of business and either set forth on the 2009 Financial Statements or incurred since August 31, 2009 (none of which results from or relates to any breach of contract, breach of warranty, tort, infringement or violation of law); and (ii) as set forth on Section 2.6(b) of the Disclosure Schedule, none of the Companies has any Indebtedness.

2.7        Absence of Certain Changes .  Except as set forth in Section 2.7 of the Disclosure Schedule, since August 31, 2009, there has not been any event or change in any of the Companies which has had or could reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, except as set forth in Section 2.7 of the Disclosure Schedule, since August 31, 2009, each of the Companies has conducted its business and affairs only in the ordinary course of business consistent with past practice, and there has not been any:

(a)                          transaction entered into by any of the Companies other than in the ordinary course of business;

(b)                          amendment, rescission or termination of any Material Contract or Companies Governmental Authorization;

(c)                          sale, lease or other disposition of, or Lien (other than Permitted Liens) of, any material asset of any of the Companies, except for sales of inventory in the ordinary course of business;

(d)                          capital expenditure by any of the Companies (or series of related capital expenditures) not reflected on the 2009 Financial Statements;

(e)                          creation, incurrence, assumption or guarantee by any of the Companies of any Indebtedness;

(f)                          except as required by applicable Law or the terms of any Employee Plan, increase, or incurrence of an obligation to increase, by any of the Companies of any bonuses, salaries or other compensation payable to any employee, director, officer, limited liability company manager or managing director (or functional equivalents of the foregoing or other management-level employees);

(g)                          except as required by applicable Law, adoption of, or amendment to, or announcement of a pending adoption or amendment to, or change in the calculation of payments to or benefits under, any Employee Plan;

(h)                          acquisition of or agreement to acquire by merging with, or by purchasing a substantial equity in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business entity, in a transaction or series of related transactions by any of the Companies;

(i)                          except as required by a change in GAAP or applicable Law: (i) change in Tax or accounting principles of any of the Companies; (ii) material change (or consent to a material change) in any of the accounting practices or methods or any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes of any of the Companies; (iii) making or revocation of a material Tax election; (iv) entry into or application for any ruling, closing agreement or similar agreement with respect to Taxes with any Governmental Authority; or (v) settlement or compromise of any audit or proceeding with respect to a material amount of Taxes;

(j)                          adoption, amendment, rescission, termination of (or receipt of written notice of termination of) or lapse of, or material claims made or existing claims denied (in whole or in part, but excluding general reservations of rights with respect to claims under, any policies of insurance of any of the Companies);

(k)                          hiring or appointment, or entering into of a commitment to hire or appoint, any director, manager, officer or management-level employee of any of the Companies, or termination or resignation, or, notice or termination or resignation delivered to any of the Companies, regarding any such persons;

(l)                          default on or other failure to satisfy any material obligation or material liability of any of the Companies;

(m)                          other than monthly ten thousand dollar ($10,000) partner draws from WBS LLC to each of the Sellers, any declaration, setting aside, or payment of any dividend or distribution in respect of any equity securities of any of the Companies, or any redemption, purchase or other acquisition of any equity securities of any of the Companies;

(n)                          loan or advance to, guarantee for the benefit of, or investments in, any Person by any of the Companies, other than advances of reimbursable expenses to employees of any of the Companies in the ordinary course of business;

(o)                          destruction of, damage to, or loss (whether or not covered by insurance) of any of the material assets or material properties owned or used by any of the Companies, or termination, amendment, modification, waiver or release of any material right or other asset of material value to any of the Companies; or

(p)                          entry by any of the Companies into a Contract to do any of the matters listed in the foregoing subsections (a) – (o) of this Section 2.7 ..

2.8        Customers, Sales Agents and Suppliers .   Section 2.8 of the Disclosure Schedule lists: (a) the ten (10) largest customers; (b) the five (5) largest sales agents; and (c) the ten (10) largest suppliers (other than professional advisors such as attorneys and accountants) of the Companies, measured by consolidated revenues and consolidated expenses, respectively, of the Companies for the one (1) year period prior to the date of this Agreement. Except as set forth in Section 2.8 of the Disclosure Schedule, during the one (1) year period prior to the date of this Agreement, none of the customers, sales agents or suppliers of any of the Companies has canceled or otherwise terminated, or made a material adverse change in, or indicated to any of the Companies that such customer, sales agent or supplier plans to cancel or otherwise terminate or make a material adverse change in, its relationship with the applicable Company.

2.9        Title to Assets ..  Each of the Companies, directly or indirectly, owns and has good title to or, in the case of leased property and assets, has valid leasehold interests in, all property and assets necessary for the conduct of the Business as presently conducted.  All of such property and assets are either reflected on the 2009 Financial Statements or were acquired since August 31, 2009, except for properties and assets sold since August 31, 2009 in the ordinary course of business.  None of such properties and assets is subject to any Lien other than any: (a) Permitted Liens; (b) in the case of leased properties and assets, Liens and other matters affecting the lessors’ interests in such properties and assets; or (c) Liens set forth on Section 2.9 of the Disclosure Schedule.  The plant, machinery, equipment and leasehold improvements of the Companies are in all material respects in good operating condition, reasonable wear and tear excepted and are adequate for the purposes for which they are being used.

2.10       Material Contracts .

(a)                           Section 2.10 of the Disclosure Schedule sets forth a correct and complete list of all Contracts that are material to the Companies’ Business, as it is presently conducted and proposed by the Companies to be conducted (collectively, the “ Material Contracts ”).  Without in any way limiting the generality of such term, the Material Contracts include:

(i)                                    each Contract providing for the performance of services or delivery of goods or materials by or to customers of or suppliers to any of the Companies that provides for consideration to be furnished to or by any of the Companies of value in excess of one hundred thousand dollars ($100,000) during calendar year 2009 (after giving effect to automatic, customary or routine renewals to any such Contract), in each case identifying each such Contract that is with a sole source supplier;

(ii)                                   each lease or sublease or other rental or occupancy Contract involving aggregate payments in excess of twenty-five thousand dollars ($25,000) during calendar year 2009;

(iii)                                  each licensing or other Contract granting the Companies, or pursuant to which the Companies has granted to any Person, the right to use Intellectual Property that is material to the operation of the Business;

(iv)                                   each Contract to make a capital expenditure in excess of fifty thousand dollars ($50,000) with respect to the Business;

(v)                                    each Contract to sell, lease or otherwise dispose of any assets or properties of the Companies in excess of fifty thousand dollars ($50,000) in the aggregate, other than sales of inventory in the ordinary course of business;

(vi)                                   each collective bargaining agreement with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(vii)                                  each joint venture agreement, partnership agreement or limited liability company agreement to which any of the Companies is a party;

(viii)                                 each Contract that limits the right of the Companies to compete in any industry or geographic area;

(ix)                                   each Contract that obligates any of the Companies to clean up or remediate any Hazardous Substances;

(x)                                    each Contract relating to the acquisition or disposition of any business, or any operating division, business unit or product line thereof (whether by merger, consolidation, reorganization, acquisition of assets or otherwise);

(xi)                                   all Contracts relating to Indebtedness of the Business, or pursuant to which any of the Companies guarantees, indemnifies or otherwise agrees to support the obligations of, any other Person, other than trade payables incurred by any of the Companies in the ordinary course of its business consistent with past practice;

(xii)                                  all Contracts with employees, independent contractors or consultants of any of the Companies; and

(xiii)                                 each other Contract not otherwise listed pursuant to the preceding clauses (i) through (xii) , that creates future payment or performance obligations by any of the Companies that requires consideration to be furnished to or by any of the Companies of value in excess of fifty thousand dollars ($50,000) during calendar year 2009 or any calendar year thereafter, respectively and which by its terms is not terminable by any of the Companies on ninety (90) days’ notice or less without penalty to any of the Companies.

(b)                          Each of the Material Contracts is a valid and binding obligation of the Companies, enforceable against the Companies and, to the Companies’ Knowledge, the other parties thereto, subject to the Equitable Exceptions.  Except as set forth on Section 2.10(b) of the Disclosure Schedule, none of the Companies is in breach of any Material Contract nor, to the Companies’ Knowledge, is any other party thereto in breach thereof.  The Sellers have supplied to the Purchaser complete and accurate copies of each of the Material Contracts.

2.11       Intellectual Property .   Section 2.11(a) of the Disclosure Schedule lists each patent,  registered trademark, design mark, service mark and trade name, registered copyright and domain name, and each published application for any of the foregoing, domestic and foreign, that is necessary for the operation of the Business (collectively, the “ Business Intellectual Property ”).  Except as set forth on Section 2.11(b) of the Disclosure Schedule: (a) the Companies have, directly or indirectly, the entire right, title and interest in and to the Business Intellectual Property, free and clear of all Liens, except for Permitted Liens; (b) there is no claim or notice of infringement of the Intellectual Property rights of any other Person pending or, to the Companies’ Knowledge, threatened against any of the Companies; (c) each item of Business Intellectual Property is valid, subsisting, in full force and effect and has not been abandoned or passed into the public domain, and all necessary registration, maintenance and renewal documentation and fees in connection with such item of Business Intellectual Property have been timely filed with appropriate authorities and paid; (d) except for such infringements or misappropriations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, no Person is infringing upon or misappropriating any Business Intellectual Property; (e) the operation by the Companies of the Business does not infringe upon or misappropriate the Intellectual Property rights of any other Person; (f) no present or former employee of any of the Companies has any proprietary, financial or other interest, direct or indirect, in any Business Intellectual Property; and (g) the Companies have each taken commercially reasonable precautions to protect inventions, trade secrets and know how constituting material Business Intellectual Property, including the execution of appropriate agreements.

2.12       Real Property ..  None of the Companies owns any real property.   Section 2.12 of the Disclosure Schedule lists each item of real property that is leased, or otherwise occupied in whole or in part, by any of the Companies (collectively, the “ Leased Real Property ”), along with a reasonably detailed description of the lease for such Leased Real Property (collectively, the “ Real Estate Leases ”).  The Leased Real Property constitutes all of the real property necessary for the conduct of the Business by the Companies, as it is now conducted and proposed to be conducted by the Companies.  The Companies have a good and valid leasehold interest in each item of Leased Real Property, free and clear of all Liens other than Permitted Liens.  None of the Companies is in breach of any Real Estate Lease nor, to the Companies’ Knowledge, is any other party thereto in material breach thereof.  Each of the Real Estate Leases is a valid and binding obligation of the applicable Company or Companies, enforceable against such Company or Companies and, to the Companies’ Knowledge, the other parties thereto, subject to the Equitable Exceptions.  The use of each item of Leased Real Property for the purpose to which it is presently being used by any of the Companies is permitted as of right under the applicable Real Estate Lease and all applicable zoning Laws, and is not subject to “permitted nonconforming” use or structure classifications.  None of the Companies has received any written notice that any improvements situated in whole or in part on any Leased Real Property are not in compliance with all applicable Laws and all of such improvements are in good repair and condition, ordinary wear and tear excepted, and are adequate for the purposes for which they are being used.  No Person is in possession or occupancy of any of the Leased Real Property other than the Companies.

2.13       Litigation ..  There is no Proceeding pending or, to the Companies’ Knowledge, threatened in writing against any of the Companies and there are no facts or circumstances in existence that would reasonably be expected to result in any Proceeding against any of the Companies.  There is no Proceeding pending in which any of the Companies is the plaintiff or complainant.  None of the Companies is subject to any Order.  To the Companies’ Knowledge, no investigation by any Governmental Authority exists with respect to any of the Companies.

2.14       Employee Benefit Plans .

(a)                           Section 2.14(a) of the Disclosure Schedule sets forth a complete and accurate list of each: (i) “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than any plan exempt from ERISA by reason of Section 4(b)(4) of ERISA); (ii) “employee welfare benefit plan,” as defined in Section 3(1) of ERISA (other than any plan exempt from ERISA by reason of Section 4(b)(4) of ERISA) (each, a “ Welfare Plan ”); and (iii) employment, consulting, severance or other similar agreement, contract, plan or program providing for payment in lieu of cash compensation, deferred compensation (that is material in amount), profit-sharing bonuses, equity options, equity appreciation rights, equity purchases or other forms of incentive compensation or for post-retirement insurance, compensation or benefits, whether written or oral, which is maintained or contributed to by any of the Companies, or to or in respect of which any of the Companies has any outstanding liability or obligation under, and which, in each case, covers any current or former employee, director, officer or consultant of any of the Companies or any of their respective dependents (each such agreement, contract, plan or program listed in Section 2.14(a) of the Disclosure Schedule, an “ Employee Plan ”).  The Sellers have supplied to the Purchaser complete and accurate copies of each Employee Plan and, with respect to each Employee Plan, complete and accurate copies of: (A) any associated trust, custodial, insurance or service agreements; (B) any annual report, actuarial report or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder; and (C) the most recently received IRS determination letters and any Governmental Authority opinions, rulings, compliance statements, closing agreements or similar materials specific to such Employee Plan.  Each Employee Plan is and has been maintained and operated in compliance in all material respects with its terms and all provisions of ERISA, the Code and any other Laws applicable thereto.

(b)                          Each Employee Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and has received a favorable determination letter from the IRS as to such qualification (or is otherwise able to rely on a prototype plan sponsor’s IRS opinion letter) and the trust, if any, forming a part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code.  No event has occurred which would be reasonably expected to cause the loss, revocation or denial of any such favorable determination letter or which requires, or would be reasonably be expected to require, action under the compliance resolution programs of the IRS to preserve such qualification.  No Employee Plan is currently subject to any Proceeding by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation (the “ PBGC ”) or any other Governmental Authority or subject to any Proceeding for which any of the Companies has received notice.  Neither any of the Companies nor any ERISA Affiliate has, since the formation of the applicable Company, contributed, or been obligated to contribute, to an Employee Plan which is a “multiemployer plan” (within the meaning of Sections 3(37) and 4001(a)(3) of ERISA) or has, since the formation of the applicable Company, maintained a “multiple employer plan” (within the meaning of Section 4063 or 4064 of ERISA).  No Employee Plan that is subject to Title IV of ERISA has been sponsored or contributed to by any of the Companies or any ERISA Affiliate since the formation of the applicable Company.  None of the Companies has incurred any liability to the PBGC other than for premiums not yet due and no event or condition exists which could reasonably be expected to result in liability to the Purchaser or Purchaser Europe under Title IV of ERISA, including by virtue of any of the Companies being considered a “single employer” with any other entity (within the meaning of Section 4001 of ERISA or Section 414 of the Code).  No reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Plan or any retirement plan of an ERISA Affiliate applicable to current or former employees of any of the Companies, which, in each case, is subject to Title IV of ERISA.

(c)                          All contributions and premiums required to be made under the terms of any Employee Plan or by a plan maintained by an ERISA Affiliate or as required by applicable Law have been timely made or have been properly recorded on the books and records of the Companies, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such plan.  The current value of the assets of each such Employee Plan, as of the end of the most recently ended plan year of that Employee Plan, equals or exceeded the current value of all benefits liabilities under that Employee Plan.  No Employee Plan nor any party in interest with respect to such Employee Plan has engaged in a transaction that would reasonably be expected to subject any of the Companies directly or indirectly to liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA.  No Employee Plan provides for continuing welfare benefits or coverage for any participant or beneficiary or covered dependent of a participant after the applicable participant’s termination of employment, except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA.  No Welfare Plan is: (i) a “multiple employer welfare arrangement”(within the meaning of Section 3(40) of ERISA); or (ii) a “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code) or other funding arrangement for the provision of welfare benefits (to the extent any Welfare Plan is listed in Section 2.14(c) of the Disclosure Schedule with respect to this sentence, such disclosure shall include the amount of any such funding).  Neither any of the Companies nor any ERISA Affiliate is bound by any collective bargaining agreement or similar agreement to maintain or contribute to any Employee Plan.

(d)                          Except as set forth on Section 2.14(d) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) entitle any employee, consultant, director, officer, limited liability company manager or managing director (or functional equivalents of the foregoing) of any of the Companies to severance pay, unemployment compensation or any other payment; or (ii) accelerate the time of payment or vesting other than as required by Law or increase the amount of compensation due any such employee, consultant, director, officer, limited liability company manager or managing director (or functional equivalents of the foregoing).  None of the Companies has taken any action to entitle, and none of the Companies otherwise owes, any employee, director, officer, limited liability company manager or managing director (or functional equivalents of the foregoing) of any of the Companies any severance pay or other compensation that has not been paid, will not be paid on or prior to the Closing Date.

(e)                          There is no Proceeding pending, or to the Companies’ Knowledge, threatened, other than routine claims for benefits, concerning any Employee Plan, or to the Companies’ Knowledge, any fiduciary or service provider thereof.  None of the Companies has a Contract with any employee to maintain any Welfare Plan for any period of time.  Each Employee Plan is terminable, at the sole discretion of the sponsor thereof, subject only to such constraints imposed by applicable Laws.

2.15       Compliance with Law .  Each of the Companies is in compliance, in all material respects, with all Law applicable to any of such Company or any of its properties, assets, members or employees (collectively, “ Applicable Law ”) and each has, in the past, conducted the Business in compliance, in all material respects, with Applicable Law.  None of the Companies has received any notice from any Governmental Authority regarding any actual, alleged or potential violation by such Company of any Applicable Law.

2.16       Environmental Matters .

(a)                          Each of the Companies is in compliance, in all material respects, and does not otherwise have any liability under, any applicable Environmental Law and each has, in the past, conducted the Business in compliance, in all material respects, with all applicable Environmental Laws.

(b)                          None of the Companies has engaged in or permitted any operations or activities upon, or any use or occupancy of any of their respective past or present facilities or, to the Companies’ Knowledge, any facilities adjacent to any past or present facilities of any of the Companies, for the purpose of or in any way involving the testing, investigation, handling, treatment, storage, release, discharge, dumping, removal or disposal of any Hazardous Substances.  There are no Hazardous Substances presently deposited, stored or otherwise located on, under, in or about any of the Companies’ respective past or present facilities or, to the Companies’ Knowledge, any facilities adjacent to any past or present facilities of any of the Companies.  None of the Companies has assumed, contractually or by operation of Law, any Liabilities under any Environmental Law.  None of the Companies has received any notice or report, and the Companies do not otherwise have any Knowledge, regarding any actual or alleged violation of any Environmental Laws, or of any material Liabilities or potential material Liabilities under any Environmental Laws, including any actual or alleged investigatory, remedial or corrective obligations, in each case relating to any of the Companies or any of their respective past or present facilities or any facilities adjacent to any past or present facilities of any of the Companies.  The Sellers have supplied to the Purchaser and Purchaser Europe all environmental audits, reports and assessments concerning the Companies which are within the possession or control of any of the Companies or the Sellers.

(c)                          No Permits under any Environmental Laws are necessary for the Companies to conduct the Business, as presently conducted by the Companies and proposed by the Companies to be conducted.

2.17       Taxes ..

(a)                          Except as set forth on Section 2.17(a) of the Disclosure Schedule, all Tax Returns required to be filed with any Governmental Authority by any of the Companies or either of the Sellers (in relation to any Company or any interest therein) or with respect to the Business have been duly and timely filed and were correct and complete in all material respects.  All Taxes due and payable by any of the Companies or either of the Sellers (in relation to any Company or any interest therein) or with respect to the Business, whether or not shown on any Tax Return, have been timely paid in full.  None of the Companies or the Sellers is currently the beneficiary of, or has applied for, any extension of time within which to file any Tax Return.

(b)                          Each of the Companies has complied with all material requirements of Law with respect to the withholding and deposit of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid under applicable Law, including any Taxes: (i) in connection with any amount paid or owing, or any income or gain allocated, to any current or former member, shareholder, employee, independent contractor, creditor or any other Person; and (ii) charged to and collected from customers.  Each of the Companies has timely and properly completed and filed Schedules K-1 (and comparable schedules under applicable state, local or foreign Tax Law), Forms W-2 and 1099, and other Tax Returns required with respect to such withholding and deposit of Taxes.

(c)                          No claim has ever been made in writing or, to the Companies’ Knowledge, orally with respect to any of the Companies or either Seller (in relation to any Company or any interest therein) by any Governmental Authority in a jurisdiction: (i) in which such Company or Seller does not file or has not filed Tax Returns that such Company or Seller is, was or may be subject to taxation by that jurisdiction; or (ii) where such Company or Seller files or filed Tax Returns but does not or did not compute its Tax on the basis of its net income attributable to such jurisdiction, that it is, was or may be subject to Tax on the basis of its net income attributable to such jurisdiction, and to the Companies’ Knowledge there is no valid basis for any such claim.  None of the Companies conducts business in, or derives income from, within or allocable to, any state, local or foreign Taxing jurisdiction that could reasonably result in a requirement to file a Tax Return in that jurisdiction of a type that such Company or Seller (in relation to any Company or any interest therein), has not filed previously, or to pay Taxes to that jurisdiction on a basis different from the basis, if any, on which such Company or the Seller (in relation to any Company or any interest therein), previously paid Taxes to that jurisdiction.

(d)                          No claim, audit, examination, action, suit, proceeding or investigation in respect of any Tax matters (including by any Governmental Authority or under any indemnification or Tax sharing agreement) is now being conducted, pending or, to the Companies’ Knowledge, threatened against any of the Companies or the Sellers (in relation to any Company or either Seller’s interest therein).  None of the Companies or Sellers (in relation to any Company or any interest therein) has received from any Governmental Authority: (i) any notice indicating an intent to open a Tax audit or other review; (ii) any request for information related to Tax matters; or (iii) any notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed against any of the Companies or either Seller (in relation to any Company or any interest therein), and none of the Companies or Sellers expects any such notice or request to be issued.  None of the Companies or Sellers has filed any document or entered into any agreement with a Governmental Authority waiving or extending the statute of limitations or the period of assessment or collection of any Taxes.  Any deficiency or assessment relating to any amount of Taxes resulting from any completed audit or examination of any Company or of either Seller (in relation to any Company or any interest therein) by any Governmental Authority or any concluded litigation has been timely paid in full.

(e)                          None of the Companies is or has been a party to, or bound by, and none of the Companies has any obligation to any other Person under, any Tax sharing, Tax allocation, Tax indemnity, or similar oral or written Contract (including any advance pricing agreement, closing agreement or gain recognition agreement relating to Taxes with any Governmental Authority).  None of the Companies has any potential liability for Taxes of any Person as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, or as a transferee, successor, surety or guarantor, or by contract, indemnification or otherwise.  None of the Companies is subject or a party to, or a partner or member of, any joint venture, partnership, limited liability company or other oral or written contract, agreement, understanding or arrangement that is treated as a partnership for federal income Tax purposes.

(f)                          No power of attorney with respect to any Taxes of any of the Companies that will be binding on such Company after the Closing has been or will be executed or filed with any Governmental Authority.

(g)                          None of the Companies has received or requested any written ruling of a Governmental Authority relating to Taxes or executed or entered into with any Governmental Authority a closing agreement pursuant to Code section 7121 or any similar provision of state, local, foreign or other Tax law.

(h)                          None of the Companies has agreed, or is required, to include any adjustment in Taxable income for any Tax period pursuant to Code section 481(a) or 263A or any comparable provisions under state, local or foreign Tax Laws.  No application is pending with any Governmental Authority requesting permission for any change in any accounting method of any of the Companies.

(i)                          Except as set forth on Section 2.17(i) of the Disclosure Schedule, each of WBS LLC and TEK Channel has been since its organization, and will continue to be at all times through the Closing, validly treated as a partnership for all Income Tax purposes.  No election has been or, prior to the Closing, will be made to treat either of WBS LLC or TEK Channel as an association taxable as a corporation.  Neither WBS LLC nor TEK Channel has ever made or revoked an election under Code section 754.

(j)                          WBS Europe has been since its organization, and will continue to be at all times through the Closing, validly treated as an association taxable as a corporation for all Income Tax purposes.

(k)                          No Person other than the Sellers has ever held any membership or other equity interest in either WBS LLC or TEK Channel.

(l)                          None of the Companies is a party to any Contract that is a “nonqualified deferred compensation plan” within the meaning of Code section 409A or Code section 457A.

(m)                          Neither WBS LLC nor TEK Channel has at any time engaged in a non-United States trade or business, had a permanent establishment outside the United States, or conducted activities in any foreign jurisdiction that have exposed it to such jurisdiction’s Tax jurisdiction.

(n)                          None of the Companies has taken any action that would have the effect of deferring a measure of Tax from a period (or portion thereof) ending on or before the Closing Date to a period (or portion thereof) beginning after the Closing Date.  None of the Companies will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any intercompany transaction, installment sale or open transaction disposition made on or prior to the Closing Date or any prepaid amount received on or prior to the Closing Date.

(o)                          None of the Companies has participated in any “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4.

(p)                          Neither WBS LLC nor either Seller is a “foreign person” within the meaning of Code section 1445(a).  No amount will be required to be withheld under Code section 1445 in connection with any of the transactions contemplated by this Agreement.

(q)                          There are no Liens on any assets of any Company or either Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(r)                          There is no valid basis for the IRS or any other Governmental Authority to make any allocation, distribution, or apportionment among the Companies, or between any Company and any other Person, pursuant to Code section 482 or any comparable provision of state, local or foreign Tax Law.

(s)                          Set forth on Section 2.17(s) of the Disclosure Schedule is a complete and accurate list of all the state, local and foreign jurisdictions in which each of the Companies has filed an Income Tax Return for all periods for which the statute of limitations remains open under applicable Law.

2.18       Permits ..  Except as set forth on Section 2.18 of the Disclosure Schedule, the Companies each hold all Permits necessary for operation of the Business in compliance, in all material respects, with applicable Law (other than under Telecommunications Laws, which are covered separately in Section 2.19 ).   Section 2.18 of the Disclosure Schedule sets forth an accurate and complete list of all Permits held by each of the Companies, other than Companies Telecommunications Licenses (collectively, the “ Companies Permits ”).  Each of the Companies Permits is in full force and effect and the applicable Company or Companies is not in violation of any of the terms, conditions and requirements of any of the Companies Permits.  Correct and complete copies of all of the Companies Permits have been provided by the Sellers to the Purchaser.  There is no Proceeding pending or, to the Companies’ Knowledge, threatened that: (a) questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any Companies Permit; or (b) seeks the imposition of any material condition, administrative sanction, modification or amendment with respect to any Companies Permit.  No consents under any Companies Permit are required to be obtained in connection with the Closing.

2.19       Telecommunications Law .

(a)       Except as set forth on Section 2.19(a) of the Disclosure Schedule, the Companies are each in compliance, in all material respects, with applicable Telecommunications Law and each has, in the past, conducted its Business in compliance, in all material respects, with all applicable Telecommunications Law.  No investigation, review or proceeding by any Telecommunications Operating Authority with respect to any of the Companies in relation to any actual or alleged violation of Telecommunications Law is pending or, to the Companies’ Knowledge, threatened, nor has any of the Companies received any notice from any Telecommunications Operating Authority indicating an intention to conduct the same.

(b)       Except as set forth on Section 2.19(b)(i) of the Disclosure Schedule, each of the Companies holds all Permits necessary for operation of the Business in compliance, in all material respects, with applicable Telecommunications Laws.   Section 2.19(b)(ii) of the Disclosure Schedule sets forth an accurate and complete list of all Permits issued under Telecommunications Laws that are held by any of the Companies (collectively, the “ Companies Telecommunications Licenses ”).  Except as set forth on Section 2.19(b)(ii) of the Disclosure Schedule, each of the Companies Telecommunications Licenses is in full force and effect and none of the Companies is not in violation of any of the terms, conditions and requirements of any of the Companies Telecommunications Licenses.  Correct and complete copies of all of the Companies Telecommunications Licenses have been provided by the Sellers to the Purchaser.  There is no Proceeding pending or, to the Companies’ Knowledge, threatened that: (i) questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any Companies Telecommunications License; or (ii) seeks the imposition of any material condition, administrative sanction, modification or amendment with respect to any Companies Telecommunications License.  Except for the FCC Approval, no consent under any of the Companies Telecommunications Licenses is required to be obtained in connection with the Closing.

2.20       Insurance ..   Section 2.20 of the Disclosure Schedule sets forth an accurate and complete list of all insurance policies maintained by any of the Companies (indicating in each case which entity holds such policy).  Complete and accurate copies of such insurance policies have been supplied by the Sellers to the Purchaser.  Such insurance policies are currently effective, and are of such types and amounts as are consistent with customary practices and standards of companies engaged in businesses similar to that of the Companies and none of the Companies relies on self-insurance (other than customary deductibles, co-insurance and retentions).  All premiums with respect to such insurance policies have been paid in accordance with the terms of such policies.  Each of the Companies is in compliance in all material respects with all other terms and conditions of such insurance policies and: (a) no material dispute with any insurance carrier exists with respect to the scope of any insurance coverage; (b) none of the Companies has received any written notice of cancellation, termination or reduction in coverage or any other written indication that any insurance policy is no longer in full force and effect or will not be renewed; and (c) none of the Companies has received any written refusal of coverage or any written notice that a defense will be afforded with reservation of rights (other than a general reservation of rights with respect to a claim (that, to the Companies’ Knowledge, is a covered claim)).  A list of material insurance claims covering the period since September 30, 2006 is set forth on Section 2.20 of the Disclosure Schedule.

2.21       Labor Matters ..

(a)                          None of the Companies is a party to any collective bargaining agreement.  There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Companies’ Knowledge, threatened, which involve the employees of any of the Companies.  There are no Proceedings, grievances, claims, complaints or charges pending, or to the Companies’ Knowledge, threatened, before any Judicial Authority or brought by or before any Governmental Authority against any of the Companies with respect to any employment or labor matters.  There is no organizing activity involving the employees of any of the Companies pending or, to the Companies’ Knowledge, threatened in writing by any labor union or group of employees.  There are no representation proceedings pending or, to the Companies’ Knowledge, threatened before the National Labor Relations Board or its equivalent in any foreign jurisdiction which relate to the employees of any of the Companies, and no labor organization or group of employees of any of the Companies has made a pending demand for recognition by any of the Companies.

(b)                          None of the Companies has implemented any layoff of employees that would implicate the WARN Act or any similar foreign, state or local Law (considered independently from any layoffs that may occur after the Closing). Section 2.21(b) of the Disclosure Schedule sets forth a complete and accurate (in all material respects) list of the employees of the Companies as of the date of this Agreement, including the current job titles, salary or wage rates, and bonus payments of each such employee as of such date.

(c)                           Section 2.21(c)(i) of the Disclosure Schedule sets forth a correct and complete description of each Contract concerning payment of commissions or similar payments between any of the Companies, on the one hand, and any current or former employee, officer or director of, or consultant to, any of the Companies, on the other hand.   Section 2.21(c)(ii) of the Disclosure Schedule sets forth a correct and complete list of each Contract relating to employment, change in control, severance, termination and similar matters between any of the Companies, on the one hand, and any current or former employee, officer or director of, or consultant to, any of the Companies, on the other hand.

2.22       Powers of Attorney .   Section 2.22 of the Disclosure Schedule sets forth a true and complete list of the names of all Persons holding general or special powers of attorney from any of the Companies and a summary of the terms thereof.

2.23       Payments ..  Neither any of the Companies nor any director, officer, limited liability company manager, managing director (or functional equivalents of the foregoing), equityholder, employee, agent or other Person associated with or acting on behalf of any of the Companies, has used any funds of any of the Companies for any unlawful contribution, gift, entertainment or expense relating to political activity, or made any direct or indirect unlawful payment to any foreign or domestic official or employee of a Governmental Authority from funds of any of the Companies, or made any unlawful rebate or kickback or other unlawful payment.

2.24       Affiliate Transactions . Except as set forth on Section 2.24 of the Disclosure Schedule, none of the Companies is a party to any direct or indirect Contract, business arrangement or relationship with any Seller, director, officer, employee, limited liability company manager or managing director (or functional equivalents of the foregoing) of any of the Companies, or any of the immediate family members of any of the foregoing.  Except for advances of expenses in accordance with written Company business expense reimbursement policies in effect on the date hereof, there are no outstanding loans made by any of the Companies to any director, officer, limited liability company manager, employee or managing director (or functional equivalents of the foregoing) of any of the Companies.

2.25       Books and Records .  The minute books of each of the Companies contain complete and accurate records of all meetings and other corporate or entity (as applicable) actions of its board of directors (or equivalent) and any committees thereof and of its, members or other equityholders.  The stock (or equivalent) ledger of each of the Companies is complete and reflects all issuances, transfers, repurchases and cancellations of shares of its capital stock (or equivalent).

2.26       Bank Accounts; Letters of Credit .   Section 2.26 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions: (a) at which any of the Companies maintains any deposit or checking account, brokerage account, securities account, lock box or safe deposit box, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom; and (b) have issued any outstanding letter of credit for the account of any of the Companies, the outstanding amount of each such letter of credit, the expiration date thereof and the Person in whose favor such letter of credit has been issued.

2.27       Brokers ..  Except as set forth on Section 2.27 of the Disclosure Schedule, none of the Companies is obligated to pay any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

2.28       Disclosure ..  All material facts relating to any of the Business of the Companies have been disclosed to the Purchaser and Purchaser Europe in or in connection with this Agreement.  No representation or warranty set forth in this Article II (including the Disclosure Schedule and all exhibits hereto) or the Seller Closing Certificate contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
EACH SELLER

Each Seller hereby represents and warrants to the Purchaser and Purchaser Europe, severally and not jointly, as follows:

3.1        Authority; Enforceability .

(a)                          The Seller has all required power and authority to execute and deliver this Agreement and the other Transaction Documents to which he is or will be a party, to perform his obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which he is or will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of the Seller.

(b)                          This Agreement and the other Transaction Documents to which the Seller is or will be a party has been, or will be, duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Purchaser and each other party thereto) constitutes or will constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except for the Equitable Exceptions.

3.2        No Conflicts; Consents .

(a)                          The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which he is or will be a party, and the consummation of the transactions contemplated hereby and thereby does not and will not: (i) except as set forth on Section 3.2 of the Disclosure Schedule, constitute a breach of or result in a default under (with or without the giving of notice or the lapse of time), or result in the other party having a right of termination, cancellation or acceleration under, any Contract to which the Seller is a party or by which any of his properties or assets are bound; (ii) result in the creation or imposition of any Liens on the Seller or any of its properties or assets; or (iii) violate any Law applicable to the Seller.

(b)                          Except as set forth on Section 3.2 of the Disclosure Schedule, no notice to or consent of or with any Governmental Authority, Judicial Authority or third Person is required to be obtained by the Seller in connection with the Seller’s execution and delivery of this Agreement and the other Transaction Documents to which he is or will be a party or the performance of his obligations hereunder or thereunder.

3.3        Litigation ..  There is no Proceeding pending or, to the Companies’ Knowledge, threatened against the Seller, that: (a) questions the validity of this Agreement or any Transaction Document to which it will be a party or any action taken or to be taken by the Seller in connection herewith or therewith; (b) seeks to enjoin the consummation of the transactions contemplated by this Agreement and the Transaction Documents; or (c) which would reasonably be expected to have, individually or together with any other such Proceedings, a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which he is or will be a party.

3.4        Title to Purchased Equity Interests .  Except as set forth on Section 3.4 of the Disclosure Schedule, the Seller is the sole beneficial and lawful record owner of the Equity Interests in WBS LLC and TEK Channel set forth next to his name on Schedule A , none of such Equity Interests are subject to any community property or similar interest held by any other Person, the Seller has not transferred to any other Person any rights or interest in any of such Equity Interests, and the Seller has good, valid and marketable title to all of such Equity Interests, free and clear of any and all Liens.  The sale by the Seller to the Purchaser of the Seller’s Equity Interests in WBS LLC and TEK Channel pursuant to this Agreement will convey to the Purchaser good, valid and marketable title to such Equity Interests, free and clear of any and all Liens and restrictions other than restrictions of general applicability imposed by federal or state securities Laws.  The Equity Interests in WBS LLC and TEK Channel being sold by the Seller to the Purchaser pursuant to this Agreement are the only Equity Interests of WBS LLC or TEK Channel, or other securities or rights convertible into or exercisable for, any Equity Interest of WBS LLC or TEK Channel, that are directly or indirectly owned by the Seller or in which the Seller otherwise has any direct or indirect interest.  There are no Contracts between the Seller and any other Person with respect to the acquisition, disposition or voting of, or any other matters pertaining to, any of the Seller’s Equity Interests in WBS LLC or TEK Channel.

3.5        Investment Representations .  The Seller is acquiring the shares of Purchaser Parent Common Stock constituting the Stock U.S. Transaction Consideration (the “ Shares ”) for investment purposes and not with a present view to, or for sale in connection with, any distribution thereof, within the meaning of the Securities Act.  The Seller acknowledges that the Shares have not been registered under the Securities Act or qualified under applicable state securities laws and understands the restrictions on resale of the Shares imposed by the Securities Act and such applicable state securities laws.  The Seller also acknowledges that the Purchaser has no obligation to register the Shares and the Shares may not be transferred in the absence of a registration statement filed under the Securities Act and exemption from registration or qualification under applicable state securities laws and, accordingly, the Seller may never be able to sell or dispose of the Shares and must bear the economic risk of this investment potentially indefinitely.  The Seller is an “accredited investor,” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act.

3.6        Brokers ..  The Seller is not obligated to pay any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER AND PURCHASER EUROPE

The Purchaser and Purchaser Europe jointly and severally represent and warrant to the Sellers as follows:

4.1        Existence; Good Standing; Authority; Enforceability .

(a)                          The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia.  Purchaser Europe is a company duly formed, validly existing and in good standing under the laws of Ireland.  The Purchaser and Purchaser Europe each have all required power and authority to own and lease their respective properties and assets and to conduct their respective businesses as now conducted.  The Purchaser and Purchaser Europe are each duly licensed or qualified to do business as a foreign entity and each is in good standing under the laws of each other jurisdiction in which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the ability of the Purchaser and Purchaser Europe to perform their respective obligations under this Agreement and any other Transaction Documents to which they are or will be a party, and to consummate the transactions contemplated hereby and thereby.

(b)                          The Purchaser and Purchaser Europe each have all required power and authority to execute and deliver this Agreement and any other Transaction Documents to which they are or will be a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and any other Transaction Documents to which the Purchaser and Purchaser Europe are or will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of the Purchaser and Purchaser Europe.

(c)                          This Agreement has been, and each other Transaction Document to which the Purchaser and Purchaser Europe are or will be a party will be, duly and validly executed and delivered by the Purchaser and Purchaser Europe and (assuming due authorization, execution and delivery by the Sellers and each other party thereto) this Agreement constitutes, and each other Transaction Document to which they are or will be a party will, constitute, a legal, valid and binding obligation of the Purchaser and Purchaser Europe, enforceable against the Purchaser and Purchaser Europe in accordance with its terms, except for the Equitable Exceptions.

4.2        No Conflicts; Consents .

(a)                          Assuming that the FCC Approval has been obtained, in each case on or prior to the Closing, the execution and delivery by the Purchaser and Purchaser Europe of this Agreement and any other Transaction Documents to which the Purchaser and Purchaser Europe is or will be a party does not or will not, and the consummation of the transactions contemplated hereby or thereby will not: (i) violate the Organizational Documents of the Purchaser or Purchaser Europe; (ii) constitute a breach of or result in a default under (with or without the giving of notice or the lapse of time), or result in the other party having a right of termination, cancellation or acceleration under, any Contract to which the Purchaser or Purchaser Europe is a party or by which it or its respective assets or properties are bound, (iii) result in the creation or imposition of any Liens on the Purchaser or Purchaser Europe or any of their respective assets or properties; or (iv) violate any Law applicable to the Purchaser or Purchaser Europe.

(b)                          Except for the FCC Approval, no notice to or consent of or with any Governmental Authority, Judicial Authority or third Person is required to be obtained by the Purchaser or Purchaser Europe in connection with the Purchaser’s and Purchaser Europe’s execution and delivery of this Agreement and the other Transaction Documents to which the they are or will be a party, or the performance of their respective obligations hereunder or thereunder.

4.3        Litigation ..  There is no Proceeding pending or, to the Knowledge of the Purchaser, threatened against the Purchaser or Purchaser Europe, that: (a) questions the validity of this Agreement or any Transaction Document to which it is or will be a party or any action taken or to be taken by the Purchaser or Purchaser Europe in connection herewith or therewith; (b) seeks to enjoin the consummation of the transactions contemplated by this Agreement and any of the Transaction Documents to which the Purchaser or Purchaser Europe is or will be a party; or (c) which would reasonably be expected to have, individually or together with any other such Proceedings, a material adverse effect on the ability of the Purchaser or Purchaser Europe to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which the Purchaser or Purchaser Europe is or will be a party.

4.4        Investment Representations .  The Purchaser is purchasing the Purchased Equity Interests in WBS LLC and TEK Channel for investment purposes and not with a present view to, or for sale in connection with, any distribution thereof, within the meaning of the Securities Act.  Purchaser Europe is purchasing the Purchased Equity Interests in WBS Europe for investment purposes and not with a present view to, or for sale in connection with, any distribution thereof, within the meaning of the Securities Act.  The Purchaser and Purchaser Europe each acknowledge that such Purchased Equity Interests have not been registered under the Securities Act or qualified under applicable state securities laws and understands the restrictions on resale of such Purchased Equity Interests imposed by the Securities Act and such applicable state securities laws.  The Purchaser and Purchaser Europe also each acknowledge that there is presently no public market for any of the Purchased Equity Interests, that there may never be a public market for any of the Purchased Equity Interests, and that, even if such a market develops, the Purchaser and Purchaser Europe may never be able to sell or dispose of their respective Purchased Equity Interests and, accordingly, the Purchaser and Purchaser Europe must bear the economic risk of their respective investments potentially indefinitely.  The Purchaser and Purchaser Europe are each “accredited investors,” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act.

4.5        Brokers ..  Neither the Purchaser nor Purchaser Europe is obligated to pay any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which the Purchaser or Purchaser Europe is or will be a party.

ARTICLE V
COVENANTS

5.1        Conduct of the Companies Prior to Closing .  Except as directed by the Purchaser pursuant to this Agreement or the Management Agreement, from the date of this Agreement until the earlier to occur of: (x) the Closing; or (y) the termination of this Agreement pursuant to and in accordance with Section 8.1 (the “ Pre-Closing Period ”), each of the Companies shall (and the Sellers shall cause each of the Companies to) conduct the Business only in the ordinary course of business consistent with past practice, preserve intact its business organization and relationships with customers, suppliers and others having business dealings with it and keep available the services of each of the Companies’ present officers and employees.  Without limiting the generality of the foregoing, except as directed by the Purchaser pursuant to this Agreement or the Management Agreement, during the Pre-Closing Period, each of the Companies shall (and the Sellers shall cause each of the Companies to):

(a)                          not amend, waive, terminate, or take any action that would constitute a breach under, any Material Contract or enter into any new Contract that would be a Material Contract;

(b)                          not sell, assign, transfer, convey, lease or otherwise dispose of any of its assets, except for sales of inventory in the ordinary course of business;

(c)                          other than monthly ten thousand dollar ($10,000) partner draws from WBS LLC to each of the Sellers, not declare, set aside or pay any dividend or distribution in respect of any capital of any of the Companies, or redeem, purchase or otherwise acquire any securities of any of the Companies;

(d)                          not incur any material Indebtedness other than trade payables in the ordinary course of business consistent with past practice;

(e)                          make payments on the One Step Debt so that it equals no more than seven hundred fifty thousand dollars ($750,000) as of the Closing;

(f)                          not permit any Lien to encumber any of its assets, or otherwise subject any such assets to any Lien, other than Permitted Liens;

(g)                          not waive or relinquish any material right or claim, other than in the ordinary course of business;

(h)                          maintain all of its plant, machinery, equipment and leasehold improvements in good operating condition and repair in all material respects, ordinary wear and tear excepted;

(i)                          not amend any of its Organizational Documents;

(j)                          pay accounts payable and other obligations and liabilities in the ordinary course of business and in compliance with the terms and conditions of such obligations and liabilities;

(k)                          maintain in all material respects inventory levels appropriate for the Business.

(l)                          except as set forth on Section 5.1(l) of the Disclosure Schedule, not modify the terms of, discount, setoff or accelerate the collection of any accounts receivable;

(m)                          not take any action or fail to take any action that would result in any of the representations and warranties of the Sellers set forth in Article II or III to not continue to be true and correct in all material respects (in the case of representations and warranties not qualified as to materiality or Material Adverse Effect) or true and correct in all respects (in the case of representations and warranties qualified as to materiality or Material Adverse Effect);

(n)                          not acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(o)                          not make or commit to make any capital expenditures except in the ordinary course of business in amounts not to exceed twenty thousand dollars ($20,000) in the aggregate, or fail to make or materially delay any necessary capital expenditures;

(p)                          not hire any new management-level employees (other than to fill vacancies created by the termination of employment of current management-level employees), enter into any employment Contract or collective bargaining agreement with any management-level employees, modify the terms of any existing such Contract or agreement or enter into any employment Contract with any current employee who does not have an employment Contract as of the date of this Agreement;

(q)                          except in the ordinary course of business consistent with past practice or as required by applicable Law or any Employee Plan, not grant any increase in the base compensation of any employee;

(r)                          except as required by applicable Law, not adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance or other Welfare Plan, deferred compensation, post-retirement benefits or pension plan;

(s)                          not enter into any new Contract, business arrangement or relationship that would be required to be set forth in Section 2.24 (Affiliate Transactions);

(t)                          not enter into any material lease, sublease, license or easement of real property or terminate, renew, extend or amend any lease or sublease for any of the Leased Real Property;

(u)                          not make any change in any method of accounting or accounting principles, practices or policies, other than those required by GAAP;

(v)                          not cancel any debts owed to or claims held by it, other than in the ordinary course of business;

(w)                          prepare and file on or before the due date thereof all Tax Returns required to be filed by such Company on or before the Closing Date, and pay all Taxes required to be paid by such Company during or prior to the Pre-Closing Period, in accordance with applicable Law;

(x)                          not make, amend or revoke any material Tax election, change, request to change or consent to any change in its method of accounting for Tax purposes, apply to any Governmental Authority for a private letter ruling or similar ruling respect to Taxes, enter into any closing or other agreement with respect to Taxes with any Governmental Authority, settle any material Tax claim or assessment, or take any similar action relating to Taxes;

(y)                          not enter into any Contract or otherwise become obligated to do any action prohibited under the foregoing subsections (a) – (w) ..

Nothing contained in this Section 5.1 shall give the Purchaser or Purchaser Europe, directly or indirectly, the right to control or direct the operations of any of the Companies prior to the Closing and, prior to the Closing, each of the Companies shall exercise, consistent with the terms and conditions of this Agreement and the Management Agreement, complete control and supervision over its operations.

5.2        Regulatory and Other Approvals .

(a)                          During the Pre-Closing Period, the Purchaser, each of the Companies and the Sellers shall (and the Sellers shall cause each of the Companies to), in good faith and in a timely manner, use their respective commercially reasonable efforts to take or cause to be taken all actions, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents, as may be required to cause the Closing conditions contained in Article VI applicable to such party to be satisfied, and refrain from taking any actions that would have the effect of delaying, impeding or preventing satisfaction of any of the Closing conditions contained in Article VI applicable to such party; provided that the Purchaser shall not be required to incur any out-of-pocket expenses in connection with any such matters.

(b)                          Without limiting the generality of Section 5.2(a) , during the Pre-Closing Period, the Purchaser, each of the Companies and the Sellers shall (and the Sellers shall cause each of the Companies to) use their respective commercially reasonable efforts to make all reasonably necessary or advisable filings with, obtain all reasonably necessary or advisable waivers, consents and approvals from Governmental Authorities and any other third parties (including the FCC Approval and the Contractual Consents).

(c)                          During the Pre-Closing Period, the Purchaser, on the one hand, and the Sellers, on the other hand, shall: (i) provide regular written notices to the other party concerning, and otherwise keep the other party reasonably apprised of, the status of their process of obtaining the FCC Approval, the Contractual Consents and any other waivers, consents or approvals to be obtained in connection with the consummation of the transactions contemplated hereby (which shall include correct and complete copies of any correspondence or other communications received from the FCC, any other Governmental Authority or any other third party in connection therewith); and (ii) each provide the other party with the right to review in advance, and consult with the other party on, any filing, consent or approval request, or other communication with or to the FCC, any other Governmental Authority or any other third party in connection with their process of obtaining any such waiver, consent or approval.

5.3                        Access to Information .  During the Pre-Closing Period, each of the Companies shall (and the Sellers shall cause each of the Companies to) permit the Purchaser and their representatives to have full access, during normal business hours and after reasonable prior notice to the Sellers, to the properties, books and records of the Companies; provided, however, that the parties agree to cooperate so that any such access does not unreasonably interfere with the conduct of the Business of the Companies.  All information provided or obtained pursuant to the foregoing shall be held by the Purchaser in accordance with and subject to the terms of the Mutual Non-Disclosure Agreement, dated February 24, 2009, between Purchaser Parent and WBS LLC (the “ Confidentiality Agreement ”).

5.4        Exclusivity ..  During the Pre-Closing Period, neither any of the Companies nor any of the Sellers will, or will permit any of their respective officers, directors, members, employees, representatives or agents (collectively, “ Representatives ”) to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer with respect to, encourage, respond to (other than to state that an agreement precludes a substantive response), or enter into any term sheet or letter of intent concerning or Contract to effect: (i) any merger, consolidation, recapitalization, business combination or other transaction involving any of the Companies; (ii) any sale of any of the Companies’ respective assets outside the ordinary of business; or (iii) any sale, assignment or other transfer of any of the Equity Interests held by any of the Sellers (or any Lien incurred on any such Equity Interests) or any issuance of any new Equity Interests of any of the Companies (any such transaction, an “ Alternative Transaction ”).  The Sellers shall promptly (and in any event within three (3) Business Days) advise the Purchaser in writing of any inquiry, offer or proposal received by any of the Companies, any Seller or any of their respective Representative with respect to a proposed Alternative Transaction, which notice shall include a reasonable description of the material terms and conditions of the proposed Alternative Transaction (including the identity of the Person making the proposal) and correct and complete copies of any documents supplied by such Person in connection with the Alternative Transaction.  The Companies, the Sellers and their respective Representatives shall each immediately cease any discussions regarding any potential Alternative Transactions that were ongoing as of the date of this Agreement.

5.5        Notification During the Pre-Closing Period of Breaches .  During the Pre-Closing Period, the Purchaser, on the one hand, and the Sellers, on the other hand, will each notify the other as soon as reasonably practicable (and in any event within three (3) Business Days) after it becomes aware of: (a) any material breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement; or (b) any fact or condition that would cause a condition to the other party’s obligation to consummate the Closing set forth in Article VI to not be satisfied.  No such notice provided shall be deemed to supplement or amend any of the representations and warranties (or, with respect to the Sellers, the Disclosure Schedule) of the party providing such notice for purposes of determining whether any of the conditions set forth in Section 6.1(a) or Section 6.2(a) , as applicable, have been satisfied or in any way affect, limit or constitute a waiver of the liability of such party under this Agreement with respect to the matters set forth in such notice.

5.6        Employee Matters .

(a)                During the Pre-Closing Period, the Sellers will make the employees of the Companies (“ Companies Employees ”) reasonably available to the Purchaser to enable the Purchaser to evaluate and determine the Companies Employees to which it will offer employment with the Purchaser effective upon the Closing.  With respect to each Companies Employee, either: (i) the Purchaser will provide for employment by the Purchaser of such Companies Employee, effective upon the Closing, on the terms and conditions summarized in an offer letter to be provided by the Purchaser to such Companies Employee at least ten (10) days prior to the Closing (each, an “ Offer Letter ”); or (ii) such Companies Employee’s employment with the Companies will be terminated effective upon the Closing, such Companies Employee will execute and deliver to the Purchaser a separation and release agreement in form satisfactory to the Purchaser (each, a “ Separation Agreement ”), and the Purchaser will pay, or cause to be paid (including out of the assets of the Companies), to such Companies Employee such severance benefits as such Companies Employee is entitled to receive under such Companies Employee’s Separation Agreement (the “ Companies Employees Severance Obligations ”). During the Pre-Closing Period, the Purchaser will reasonably coordinate with the Sellers concerning its process of communicating with Companies Employees who will be offered positions with the Purchaser and those whose employment will be terminated, in each case as described in the preceding sentence of this Section 5.6(a) ..  The Companies shall (and the Sellers shall cause the Companies to) record the Companies Employees Severance Obligations in the financial statements of the Companies prior to the Closing but, as provided in the definition of NWC in Article IX , the Companies Employees Severance Obligations shall not be included in the NWC.

(b)                This Section 5.6 is solely an agreement among the Purchaser, the Companies and the Sellers and in no event will any Companies Employee have any right to enforce this Section 5.6 , including any right with respect to continuance of employment by any of the Companies or with the Purchaser, nor shall this Agreement impede in any way the right of any of the Companies or the Purchaser to terminate any Companies Employee’s employment at any time.

5.7        Publicity ..

(a)       As promptly as reasonably practicable after the execution and delivery of this Agreement by the parties, the Purchaser, on the hand, and the Sellers, on the other hand, shall mutually agree upon a joint initial press release concerning this Agreement and the transactions contemplated hereby, which shall be disseminated at such time and in such manner as is agreed upon in writing by the Purchaser and the Sellers.  After such initial press release is disseminated, each party may issue further press releases and similar announcements without the consent of the other parties, provided that each such press release or similar announcement contains, with respect to information concerning this Agreement and the transactions contemplated hereby, solely the information that is contained in such initial press release.  Except as provided above in this Section 5.7(a) , the parties will, and will cause each of their respective officers, directors, employee, agents and representatives to, maintain this Agreement and the other Transaction Documents in confidence, keeping the existence hereof and thereof and all terms and conditions set forth herein and therein confidential, and will not, and will cause each of their respective officers, directors, employee, agents and representatives to not, issue or cause the publication of any press release or other public announcement with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby without the prior consent of the Purchaser, on the one hand, and the Sellers, on the other hand.

(b)       Notwithstanding anything to the contrary in Section 5.7(a) , any party may make such disclosures concerning this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby as are required under applicable Law and legal process or securities exchange listing requirements, in each case as long as the disclosing party: (i) provides reasonable advance notice of such requirement to the non-disclosing parties so that the non-disclosing parties may seek a protective order or other appropriate remedy; (ii) reasonably cooperates with the non-disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information, and (iii) discloses only such information as the disclosing party is advised by legal counsel that such disclosing party is legally required to disclose.

5.8        Release ..

(a)                          Conditioned and effective upon the Closing, in consideration of: (x) the Cash Europe Transaction Consideration to be provided by Purchaser Europe to WBS LLC hereunder, and (y) the U.S. Transaction Consideration to be provided by the Purchaser to each Seller hereunder (which each Seller agrees and acknowledges will benefit such Seller and constitutes adequate and sufficient consideration), each Seller (for purposes of this Section 5.8 , each a “ Releasor ”), for himself and any and all Persons now or hereafter claiming through or asserting on behalf of the Releasor any actual or alleged right, interest, entitlement or claim whatsoever (each, a “ Releasor Person ”), forever fully and irrevocably releases, remises and discharges each of the Companies, its Affiliates (which shall, following the Closing, include the Purchaser and Purchaser Europe), each of their respective successors, predecessors and assigns, and each of the past, present and future directors, officers, partners, principals, managers, members, employees, agents, representatives, insurers and attorneys of any of the foregoing (collectively, the “ Releasees ”) from any and all Proceedings or Losses, whether in law or in equity, past or present, known or unknown, suspected or unsuspected, matured or unmatured, in respect of any action, omission or event occurring from the beginning of time to the date of this Release, in each case against any of the Releasees, which the Releasor or any Releasor Person has had, now has or may in the future have, against or with respect to any of the Releasees, whether or not relating to claims pending or asserted before or after the Closing, in each case except for the Non-Released Claims (as defined below) (collectively, the “ Released Claims ”).

(b)                          Notwithstanding anything to the contrary in Section 5.8(a) , the Released Claims do not include any: (i) Proceeding or Losses to which Releasor or any Releasor Person may be entitled under or in connection with this Agreement and the other Transaction Documents; (ii) the accounts payable of the Companies to the Sellers described on Section 5.8(b) of the Disclosure Schedule (collectively, the “ Accrued Seller Draw Obligations ”); or (iii) any accrued rights or benefits of the Releasor under any of the Companies’ respective employee benefit plans (collectively, the “ Non-Released Claims ”).

(c)                          The Releasor agrees and acknowledges that: (i) in making his decision to provide the releases set forth in this Section 5.8 , the Releasor has relied solely on his own knowledge and judgment and the advice of his legal counsel and, without limiting the generality of the foregoing, is not relying on any promises, inducements, representations or warranties of any of the Companies, the Purchaser, Purchaser Europe, any of their respective Affiliates, or any of their respective directors, officers, partners, principals, managers, members, employees, agents and representatives, in each case to the extent not expressly referred to in this Agreement and the other Transaction Documents; (ii) there has been no assignment or other transfer by or on behalf of the Releasor of any interest in any Released Claim; (iii) he intends the releases set forth in this Section 5.8 to be as comprehensive and broad as is permissible under applicable Law with respect to the Released Claims; and (iv) he and the Releasor Persons shall: (A) be forever barred from, directly or indirectly, bringing, continuing or in any manner assisting with any charge, claim or Proceeding of any kind, nature or character against or involving any of the Releasees arising out of, relating to or constituting any of the Released Claims, and (B) not otherwise have any recourse of any kind against any of the Releasees with respect to any of the Released Claims.

5.9        Non-Competition; Non-Solicitation; Non-Disparagement; and Confidentiality .  In consideration of: (x) the Cash Europe Transaction Consideration to be provided by Purchaser Europe to WBS LLC hereunder, and (y) the U.S. Transaction Consideration to be provided by the Purchaser to each Seller hereunder (which each Seller agrees and acknowledges will benefit such Seller and constitutes adequate and sufficient consideration), each of the Sellers covenants and agrees, severally and not jointly, as follows:

(a)                           Non-Competition ..  The Seller will not, at any time during the three (3) year period after the Closing, directly or indirectly, own, operate, manage, control, participate in, be employed by, consult with, advise or engage in services for any Person engaged in a Business; provided, however , that this Section 5.9(a) shall not prohibit the Seller from: (i) being a passive owner of not more than one percent (1%) of the outstanding capital stock of a Person which is publicly-traded, as long as the Seller has no active participation in such Person’s business; or (ii) continuing to invest, be employed by, consulting with or otherwise being involved with: (A) Green Grid Partners, LLC, a Colorado limited liability company that is engaged in the business of clean energy consulting and promotes more efficient use of the electrical grid, which targets power companies and large users of electricity and offers them a solution to reduce the cost per kilowatt hour they pay; or (B) ENKI, LLC (d/b/a PrimaCloud), a California limited liability company that is engaged in the business of cloud computing, in each case solely to the extent that each such company is not engaged in the Companies’ Business and continues to engage in the business described above in this Section 5.9(a) ..

(b)                           Non-Solicitation ..  The Seller will not, at any time during the three (3) year period after the Closing, directly or indirectly: (i) induce or attempt to induce any Person who is a director, officer, employee or consultant of the Companies, the Purchaser or Purchaser Europe to leave the employ of or terminate or breach their respective Contracts or relationships with the Companies, the Purchaser or Purchaser Europe, or in any other way deliberately interfere with the relationship between the Companies, the Purchaser or Purchaser Europe and any such Person; (ii) solicit the employment of, or hire or otherwise engage, any Person who is or was a director, officer, employee or consultant of the Companies, the Purchaser or Purchaser Europe within the six (6) month period preceding such solicitation, hire or engagement; or (iii) induce or attempt to induce any customer, supplier, distributor or other business relation of or to any of the Companies, the Purchaser or Purchaser Europe to cease doing business with the Companies, the Purchaser or Purchaser Europe, to reduce or otherwise adversely change its business with the Companies, the Purchaser or Purchaser Europe, or in any other way deliberately interfere with the relationship between the Companies, the Purchaser or Purchaser Europe and any such customer, supplier, distributor or other business relation; provided, however , that no general advertisement or general solicitation not targeted to the directors, officers, employees or consultants of the Companies, the Purchaser or Purchaser Europe shall be deemed to be a solicitation thereof in violation of Section 5.9(b)(ii) ..

(c)                           Non-Disparagement ..  Except as required in statements made in court filings and proceedings in connection with any legal dispute between the parties, the Seller shall not, at any time after the Closing, directly or indirectly make any written or oral statement concerning the Purchaser, Purchaser Europe or any of their respective Affiliates (including the Companies) or any of the current or former directors, officers, stockholders and employees of the Purchaser, Purchaser Europe, any of their respective Affiliates (including the Companies), or the Business that is reasonably likely to be harmful to the Purchaser, Purchaser Europe, any such Affiliate or the Business, or the business or personal reputation of any such Person.

(d)                           Confidentiality ..  Except and solely to the extent otherwise required by applicable Law, legal process or securities exchange listing requirements, the Seller shall not, at any time after the Closing, disclose to any Person or use for any purpose (other than exercising its rights and performing its obligations under this Agreement), any confidential or proprietary information of any of the Companies; provided, however , that before making any disclosure of any such information required by applicable Law, legal process or securities exchange listing requirements, the Seller shall: (i) provide reasonable advance notice of such requirement to the Purchaser so that the Purchaser may seek a protective order or other appropriate remedy; (ii) reasonably cooperate with the Purchaser to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information; and (iii) disclose only such information as the Seller is advised by legal counsel that such disclosing party is legally required to disclose.

Each Seller agrees and acknowledges that its covenants set forth above in this Section 5.9 : (x) are reasonable in geographic and temporal scope and in all other respects; (y) are fair to such Seller; and (z) have been made in order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby and the Purchaser would not have entered into this Agreement or consummated the transactions contemplated hereby, but for the covenants of the Sellers contained in this Section 5.9 .  If, at any time of enforcement of any of the provisions of this Section 5.9 , a court determines that the duration, scope or area restrictions stated herein are not enforceable under applicable Law, the parties agree that the maximum duration, scope or area (as applicable) permitted by applicable Law shall be substituted for the duration, area or scope (as applicable) stated herein and the court shall be authorized by the parties to revise the restrictions contained herein to cover such maximum duration, area or scope (as applicable).  In the event of any conflict between the immediately preceding sentence of this Section 5.9 and Section 10.7 (Severability), such precedence sentence shall control.

5.10       Tax Covenants ..

(a)                           Responsibility for Taxes .

(i)                                    The Sellers shall be responsible for payment of the following Taxes (or the non-payment thereof):

(A)       All Taxes of the Companies, or for which any Company is liable, and all Taxes imposed or levied with respect to any assets of any of the Companies or the Business, for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date of any Straddle Period; and

(B)       all Taxes of the Sellers for all Taxable periods;

in each case including all Taxes of the Companies or of the Sellers resulting from the transactions contemplated by this Agreement.  In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Tax that is allocable to the portion of the Taxable period ending on the Closing Date shall be:

(1)       in the case of Taxes that are either (x) based upon or measured by income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Taxable period ended on the Closing Date; for the avoidance of doubt, Taxes incurred by reason of the transactions contemplated by this Agreement, including the deemed liquidations referred to in Section 1.10(a)(iii)(B) , shall be allocated to the portion of the period ending on the Closing Date; and

(2)       in the case of other Taxes imposed on a periodic basis with respect to any of the Companies or any of their respective assets or the Business, or otherwise not feasibly allocated to specific transactions or events, deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

(ii)                                   All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (“ Transfer Taxes ”) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid when due, one-half (1/2) by the Purchaser and Purchaser Europe (jointly and severally) and one-half (1/2) by the Sellers (jointly and severally).

(iii)                                  The Sellers shall pay to the Purchaser or Purchaser Europe, as applicable, the amount of Taxes for which the Sellers are liable under this Section 5.10(a) that relate to a Tax Return described in Section 5.10(b)(iii) that is filed by the Purchaser, Purchaser Europe or any Company after the Closing Date, by wire transfer of immediately available funds to the account designated in writing by the Purchaser or Purchaser Europe, as applicable, at least three (3) days prior to the due date for filing such Tax Return.

(b)                           Preparation and Filing of Tax Returns .

(i)                                    The Sellers shall timely prepare and file or cause to be timely prepared and filed on behalf of the Companies all Income Tax Returns of the Companies for periods ending on or before the Closing Date that are filed after the Closing Date, and shall timely pay all Taxes shown as due thereon.  The Sellers shall provide the Purchaser or Purchaser Europe, as applicable, with copies of such Income Tax Returns, together with reasonable supporting workpapers, at least twenty-one (21) days prior to the due date for filing thereof (including any extension of time for filing in accordance with applicable Law), for the Purchaser’s or Purchaser Europe’s (as applicable) review and approval prior to filing, which approval shall not be withheld, conditioned or delayed unreasonably.  The Purchaser or Purchaser Europe, as applicable, shall be deemed to have approved any such Tax Return if it does not provide to the Sellers a written objection to such Tax Return, describing in reasonable detail the basis for such objection, within ten (10) days after receipt of such Tax Return. .

(ii)                                   The Sellers shall timely prepare and file all Transfer Tax Returns and other documentation with respect to Transfer Taxes, and if required by applicable Law, the parties shall, and shall cause their respective Affiliates to, join in the execution of any such Transfer Tax Returns and other documentation.

(iii)                                  The Purchaser or Purchaser Europe, as applicable, shall be responsible for filing or causing to be filed all other Tax Returns required to be filed by the Companies after the Closing Date.  If Sellers are responsible under Section 5.10(a) for all or any portion of the Taxes relating to any such Tax Return, the Purchaser shall provide the Sellers with a copy of such completed Tax Return together with reasonable supporting workpapers and a statement certifying the amount of such Taxes for which the Sellers are responsible, at least twenty-one (21) days prior to the due date (including any extension of time for filing in accordance with applicable Law) for filing thereof, for the Purchaser’s review and approval prior to filing, which approval shall not be withheld, conditioned or delayed unreasonably.  The Sellers shall be deemed to have approved any such Tax Return if they do not provide to the Purchaser or Purchaser Europe, as applicable, a written objection to such Tax Return, describing in reasonable detail the basis for such objection, written then (10) days after receipt of such Tax Return

(iv)                                   The Companies shall bear up to an aggregate of seven thousand five hundred dollars ($7,500) of the reasonable fees and expenses incurred in connection with preparation of the Income Tax Returns of the Companies and Transfer Tax Returns pursuant to this Section 5.10(b) ; any amounts in excess of such amount shall be paid by the Sellers, jointly and severally.

(c)                           Code Section 754 Election .  Notwithstanding anything to the contrary in this Agreement, upon (and solely upon) written notice from the Purchaser to the Sellers, the Sellers shall cause either or both WBS LLC and TEK Channel (as specified by the Purchaser in its notice) to make a valid and timely election under Code section 754 for the Taxable year of such Company ending on (or that includes) the Closing Date.  The Purchaser, in its discretion, may give such notice at any time prior to the tenth (10 th ) day preceding the due date (including any extension of time for filing in accordance with applicable Law) for the federal Income Tax Return that must include such Code section 754 election in order for such election to be valid.  The Purchaser will bear the cost of any reasonable professional fees incurred by the Companies or the Sellers in connection with such Code section 754 election.

(d)                           Tax Treatment ..  Each of the parties intends that the transactions contemplated by this Agreement shall be characterized for Tax purposes as described in Section 1.10 , shall take all reasonable action necessary to secure such Tax characterization (including filing of appropriate Tax Returns) and shall not take any action (whether on a Tax Return or otherwise) inconsistent with such Tax characterization or that would make such Tax characterization unavailable.

(e)                           Cooperation on Tax Matters .  Each party hereto shall cooperate fully, as and to the extent reasonably requested by any of them, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the requesting party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Purchaser, Purchaser Europe, the Companies and the Sellers agree: (i) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by either the Purchaser, Purchaser Europe or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority; and (ii) to give the other of such parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another of such parties so requests, the applicable Company or the Sellers, as the case may be, shall allow such party to take possession of such books and records.  The Purchaser, Purchaser Europe and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

5.11       Maintenance of Records .  Subject to Section 5.10(e) , for a period of at least seven (7) years after the Closing Date: (a) the Purchaser, Purchaser Europe and the Sellers shall (and the Purchaser and Purchaser Europe shall cause each of the Companies to), each maintain their respective books and records in existence as of the Closing Date relating to the Companies; and (b) upon reasonable written notice, the Purchaser, Purchaser Europe and the Sellers shall each (and the Purchaser and Purchaser Europe shall cause each of the Companies to) furnish to the other and their respective representatives, employees, counsel and accountants access, during normal business hours and upon reasonable advance notice, such books and records relating to periods prior to the Closing Date, and shall permit such Persons to examine and copy, at the sole cost and expense of the party providing access, such books and records to the extent reasonably requested by the other party as is reasonably necessary for financial reporting, accounting and Tax matters, the preparation and filing of any returns, reports or forms or the defense of any claim or assessment.  The parties agree to cooperate so that such access does not unreasonably disrupt the normal operations of the Purchaser, Purchaser Europe, the Companies or the Sellers, as applicable.  The party providing information and access under this Section 5.11 (the “ Providing Party ”) may condition its obligations under this Section 5.11 upon receipt by the Providing Party from the party requesting information and access under this Section 5.11 (the “ Receiving Party ”) of an agreement containing reasonable restrictions on the use and disclosure by the Receiving Party of information learned or provided as a result of such provision of information and access

5.12       Audit Expenses .. The Companies shall (and the Sellers shall cause the Companies to) record in the financial statements of the Companies prior to the Closing the fees and expenses of Anton Collins Mitchell, LLP, the Companies’ auditors, incurred in connection with their preparation of audited 2008 Financial Statements and review of the unaudited 2009 Financial Statements (collectively, the “ Audit Expenses ”) but, as provided in the definition of NWC in Article IX , up to fifty-five thousand dollars ($55,000) of the Audit Expenses shall not be included in the NWC.

ARTICLE VI
CONDITIONS TO CLOSING

6.1        Conditions to the Obligation of the Purchaser and Purchaser Europe .  The obligation of the Purchaser and Purchaser Europe to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction or waiver by the Purchaser on or prior to the Closing Date of each of the following conditions:

(a)                          the representations and warranties of the Sellers contained in Articles II and III shall have been true and correct when made and be true and correct in all respects (if qualified by materiality or Material Adverse Effect) or true and correct in all material respects (if not qualified by materiality or Material Adverse Effect), as of the Closing Date (except with respect to those representations and warranties that are made as of a specific date, only as of such date);

(b)                          the Companies and the Sellers shall have each duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by any of the Companies or the Sellers at or before the Closing;

(c)                          the FCC Approval shall have been received by the parties or reasonably satisfactory notification shall have been received by the parties from the FCC that the FCC Approval is not required under applicable Telecommunications Law;

(d)                          SVB shall have provided to Purchaser Parent and the Purchaser the financing described in the SVB Term Sheet on substantially the terms and conditions set forth therein;

(e)                          the Purchaser shall have obtained an agreement with Vencore, in form satisfactory to the Purchaser, concerning treatment of the Vencore Debt in connection with consummation of the transactions contemplated hereby and termination of the Vencore Warrant effective upon the Closing (the “ Vencore Consent and Warrant Termination Agreement ”);

(f)                          there shall not be in effect any injunction or other Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement, and there shall be no litigation pending in which any Governmental Authority is seeking to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement;

(g)                          there shall not have occurred, since the date of this Agreement, any Material Adverse Effect; and

(h)                          each of the actions set forth in Section 1.5(a) shall have occurred in accordance with its terms.

6.2        Conditions to the Obligation of the Sellers .  The respective obligations of the Sellers to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction or waiver by the Sellers on or prior to the Closing Date of each of the following conditions:

(a)                          the representations and warranties of the Purchaser and Purchaser Europe contained in Article IV shall be true and correct in all respects (if qualified by materiality or material adverse effect) and shall be true and correct in all material respects (if not qualified by materiality or material adverse effect), as if made at and as of the Closing (except with respect to those representations and warranties that are made as of a specific date, only as of such date);

(b)                          The Purchaser and Purchaser Europe shall have each duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by the Purchaser or Purchaser Europe at or before the Closing;

(c)                          there shall not be in effect any injunction or other Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement, and there shall be no litigation pending in which any Governmental Authority is seeking to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement; and

(d)                          each of the actions set forth in Section 1.5(b) shall have occurred in accordance with its terms.

ARTICLE VII
INDEMNIFICATION

7.1        Survival of Representations and Warranties . Each of the respective representations and warranties of the Purchaser, Purchaser Europe and the Sellers contained in this Agreement shall survive the Closing until the two (2) year anniversary of the Closing Date, except that: (a) the representations and warranties of the Sellers set forth in Section 2.1 (Existence; Good Standing; Authority; Enforceability), Section 2.2 (No Conflicts; Consents), Section 2.3 (Capitalization), Section 2.4 (Subsidiaries), Section 2.9 (Title to Assets) and Section 2.27 (Brokers) and each Seller’s representations and warranties set forth in Section 3.1 (Authority; Enforceability), Section 3.2 (No Conflicts; Consents), Section 3.4 (Title to Purchased Equity Interests) and Section 3.6 (Brokers) (collectively, the “ Seller Fundamental Representations ”) shall survive indefinitely after the Closing; (b) the representations and warranties of the Purchaser and Purchaser Europe set forth in Section 4.1 (Existence; Good Standing; Authority; Enforceability), Section 4.2 (No Conflicts; Consents) and Section 4.5 (Brokers) (collectively, the “ Purchaser Fundamental Representations ”) shall survive indefinitely after the Closing; and (c) the representations and warranties of the Sellers set forth in Section 2.14 (Employee Benefit Plans), Section 2.16 (Environmental Matters), Section 2.17 (Taxes) and Section 2.19 (Telecommunications Law) shall survive until sixty (60) days after the expiration of the statute of limitations applicable to the matters underlying each such representation and warranty.  Notwithstanding anything to the contrary in this Section 7.1 , if a Notice of Claim has been provided by an Indemnified Party to an Indemnifying Party concerning the breach of a representation and warranty set forth in this Agreement prior to the end of the survival period that would otherwise apply to such representation and warranty, the end of the survival period of such representation and warranty shall be extended, solely with respect to such claim and any other claim reasonably related thereto or concerning the same facts, until such later date as such claim(s) have been fully and finally resolved in accordance with this Article VII ..

7.2        Indemnification Obligations .

(a)        Indemnification by the Sellers concerning the Companies .  Subject to the other provisions of this Article VII , the Sellers shall jointly and severally indemnify the Purchaser, Purchaser Europe and each of their respective Affiliates (which, following the Closing, shall include the Companies) and its and their respective directors, officers, employees, stockholders, partners, members, managers, agents and representatives (each, a “ Purchaser Indemnified Party ”) for any Losses of such Purchaser Indemnified Party resulting from, arising out of, or relating to: (i) any breach of, or inaccuracy in, any representation and warranty of the Sellers set forth in Article II ; (ii) any breach of any covenant or agreement of any of the Companies contained in this Agreement occurring prior to or at the Closing or of any covenant or agreement contained in this Agreement in which the Sellers agree to cause any of the Companies to take or not take some action prior to or at the Closing; (iii) any inaccuracy in the Seller Closing Certificate with respect to matters described in the foregoing clauses (i) and (ii) of this Section 7.2(a) ; (iv) any of the matters described on Section 7.2(a)(iv) of the Disclosure Schedule; (v) any of the matters described on Section 7.2(a)(v) of the Disclosure Schedule; or (vi) any actual or threatened Taxes described in Section 5.10(a) , except to the extent accrued as a Current Liability included in the calculation of the Final NWC.

(b)        Indemnification by each Seller Concerning such Seller .  Subject to the other provisions of this Article VII , each Seller shall, severally and not jointly, indemnify each of the Purchaser Indemnified Parties for any Losses of such Purchaser Indemnified Party resulting from, arising out of, or relating to: (i) any breach of, or inaccuracy in, any of any representations and warranties of such Seller set forth in Article III ; (ii) any breach of any covenant or agreement of such Seller contained in this Agreement; or (iii) any inaccuracy in the Seller Closing Certificate with respect to matters described in the foregoing clauses (i) and (ii) of this Section 7.2(b) ..

(c)        Indemnification by the Purchaser and Purchaser Europe .  Subject to the other provisions of this Article VII , the Purchaser and Purchaser Europe shall, jointly and severally, indemnify the Sellers and each of their respective Affiliates, directors, officers, employees, stockholders, partners, members, managers, agents and representatives (each, a “ Seller Indemnified Party ”) for any Losses of such Seller Indemnified Party resulting from, arising out of, or relating to: (i) any breach of, or inaccuracy in, any representation and warranty of the Purchaser and Purchaser Europe set forth in Article IV ; (ii) any covenant or agreement of the Purchaser or Purchaser Europe contained in this Agreement; or (iii) any inaccuracy in the Purchaser Closing Certificate.

7.3        Limitations on Indemnification Obligations .

(a)                             Notwithstanding anything to the contrary in Section 7.2(a) or (b) , in no event shall the Sellers be required to provide indemnification under this Article VII : (i) unless and until the Purchaser Indemnified Parties shall have incurred aggregate indemnifiable Losses under this Article VII of at least fifty thousand dollars ($50,000) (the “ Seller Indemnification Deductible ”), at which point the Sellers shall be required to provide indemnification only with respect to any such indemnifiable Losses in excess of such amount; or (ii) for aggregate indemnifiable Losses under this Article VII in excess of the Seller Indemnification Cap; provided, however , that neither the Seller Indemnification Deductible nor the Seller Indemnification Cap shall be applicable to any Losses resulting from: (A) any breach of any covenant or agreement of any of the Companies or any of the Sellers set forth in this Agreement or any inaccuracy in the Seller Closing Certificate relating to any of such covenants or agreements; (B) any willful or intentional breach of this Agreement by any of the Companies or any of the Sellers; (C) any fraud by any of the Companies or any of the Sellers related to the transactions contemplated hereby; (D) any breach of, or inaccuracy in, any of the Seller Fundamental Representations or any inaccuracy in the Seller Closing Certificate relating to any of the Seller Fundamental Representations; or (E) any of the matters described in Section 7.2(a)(iv) , (v) , or (vi) .

(b)                             Notwithstanding anything to the contrary in Section 7.2(c) , in no event shall the Purchaser or Purchaser Europe be required to provide indemnification under this Article VII : (i) unless and until the Seller Indemnified Parties shall have incurred aggregate indemnifiable Losses under this Article VII of at least fifty thousand dollars ($50,000) (the “ Purchaser Indemnification Deductible ”), at which point the Purchaser and Purchaser Europe shall be required to provide indemnification only with respect to any such indemnifiable Losses in excess of such amount; or (ii) for aggregate indemnifiable Losses under this Article VII in excess of the Purchaser Indemnification Cap; provided, however , that neither the Purchaser Indemnification Deductible nor the Purchaser Indemnification Cap shall be applicable to any Losses resulting from: (A) any breach of any covenant or agreement of the Purchaser or Purchaser Europe set forth in this Agreement; (B) any willful or intentional breach of this Agreement by the Purchaser or Purchaser Europe; (B) any fraud by the Purchaser or Purchaser Europe related to the transactions contemplated hereby; or (C) any breach of, or inaccuracy in, any of the Purchaser Fundamental Representations or any inaccuracy in the Purchaser Closing Certificate relating to any of the Purchaser Fundamental Representations.

7.4        Indemnification Claim Procedure . If any Purchaser Indemnified Party or Seller Indemnified Party, as applicable, in such capacity (the “ Indemnified Party ”), learns of any matter that it believes will entitle the Indemnified Party to indemnification from the Purchaser, Purchaser Europe or either or both of the Sellers, as applicable, in such capacity (the “ Indemnifying Party ”) under this Article VII , the Indemnified Party shall provide to Indemnifying Party notice describing the matter in reasonable detail, including the nature of the claim, the basis for the indemnification obligation and, to the extent reasonably estimable, the estimated Losses resulting therefrom (a “ Notice of Claim ”).  The Indemnifying Party shall have ten (10) Business Days after its receipt of the Notice of Claim to respond to the claim(s) described therein in a written notice to the Indemnified Party (a “ Dispute Notice ”) setting forth, in reasonable detail, the Indemnifying Party’s objection(s) to the claim(s) and its bases for such objection(s).  If the Indemnifying Party fails to provide a Dispute Notice with such time period, the Indemnifying Party will be deemed to have conceded the claim(s) set forth in the Notice of Claim.  If the Indemnifying Party does not dispute, in its Dispute Notice, all of he claims set forth in the corresponding Notice of Claim, the Indemnifying Party shall be deemed to have conceded any claims to which it has not disputed in such Dispute Notice.  If the Indemnifying Party provides a Dispute Notice within such time period, the Indemnified Party and the Indemnifying Party shall negotiate in good faith resolution of the disputed claim(s) for a period of not less than twenty (20) Business Days after the response is provided.  If the Indemnifying Party and the Indemnified Party are unable to resolve any such claim(s) within such time period, the Indemnified Party shall be entitled to pursue any legal remedies available to the Indemnified Party against the Indemnifying Party with respect to the unresolved claim(s), subject to Seller Indemnification Deductible, the Seller Indemnification Cap, the Purchaser Indemnification Deductible, the Purchaser Indemnification Cap and the other provisions of this Article VII , in each case to the extent applicable.

7.5        Third Party Claims .

(a)                           Notice ..  With respect to any matter for which an Indemnified Party is entitled to indemnification from an Indemnifying Party under this Article VII that relates to a Claim or Proceeding by a third party (a “ Third Party Claim ”), the Indemnified Party shall promptly provide to the Indemnifying Party a Notice of Claim relating to such Third Party Claim; provided, however , that no failure by the Indemnified Party to provide, or delay in providing, a Notice of Claim shall relieve the Indemnifying Party of any liability hereunder except and to the extent that such failure or delay materially prejudices the Indemnifying Party’s ability to contest or resolve the matters underlying such Third Party Claim.

(b)                           Assumption of the Defense .  The Indemnifying Party shall have thirty (30) days after receipt from the Indemnified Party of the Notice of Claim for a Third Party Claim to provide notice to the Indemnified Party of its election to assume, using legal counsel selected by it and reasonably acceptable to the Indemnified Party, the defense of the Third Party Claim at its own expense; provided, however , that if the Indemnifying Party’s assumption of the defense of any Third Party Claim would result in a conflict of interest arising out of the joint representation by legal counsel selected by the Indemnifying Party of the interests of both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be entitled to engage separate legal counsel to represent the Indemnified Party (at the Indemnifying Party’s sole cost and expense) and, if the Indemnifying Party fails to do so during the thirty (30) day period referred to above, the Indemnifying Party shall not be entitled to assume the Indemnified Party’s defense of such Third Party Claim.  An Indemnifying Party’s election to assume the defense of any Third Party Claim shall constitute an irrevocable admission that any Losses resulting therefrom are indemnifiable Losses for which the Indemnified Party is entitled to indemnification from the Indemnifying Party under this Article VII unless, within sixty (60) days after receipt of the related Notice of Claim, the Indemnifying Party notifies the Indemnified Party that the Third Party Claim is not an indemnifiable claim hereunder and tenders the defense of such Third Party Claim to the Indemnified Party (but such notice and tender shall not relieve the Indemnifying Party of its responsibility for indemnification under this Article VII if it is ultimately determined that such Third Party Claim is an indemnifiable claim under this Article VII ).  If the Indemnifying Party assumes the defense of a Third Party Claim, it shall thereafter promptly inform the Indemnified Party of all material developments related thereto and copy the Indemnified Party on all pleadings, filings and other correspondence relating thereto.  With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense in accordance with this Section 7.5(b) : (i) the Indemnified Party shall have the right, but not the obligation, to participate in the defense of such Third Party Claim through legal counsel selected by it, but the costs and expenses of such legal counsel shall be borne solely by the Indemnified Party; and (ii) the Indemnified Party shall, during normal business hours and upon reasonable advance notice, at the cost and expense of the Indemnifying Party, cooperate in all reasonable ways with, make its relevant files and records reasonably available for inspection and copying by, make its employees reasonably available to, and otherwise render reasonable assistance to, the Indemnifying Party in connection with the Third Party Claim.

(c)                           Defense of Third Party Claim by the Indemnified Party .  If: (i) the Indemnified Party does not receive notice from the Indemnifying Party in which it elects to assume the defense of a Third Party Claim within the thirty (30) day time period set forth in Section 7.5(b) ; (ii) if, at any time after the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnifying Party fails to perform or unreasonably delays in performing its obligations to assume or pursue the defense of any such Thirty Party Claim; or (iii) within sixty (60) days after receipt of the related Notice of Claim, the Indemnifying Party notifies the Indemnified Party that the Third Party Claim is not an indemnifiable claim hereunder and tenders the defense of such Third Party Claim to the Indemnified Party, the Indemnified Party shall be entitled (but not obligated) to fully assume, commence and pursue its defense of such Third Party Claim and the Indemnified Party may thereafter cease its defense of such Third Party Claim at any time in its sole discretion.  If the Indemnified Party assumes the defense of a Third Party Claim, it shall thereafter promptly inform the Indemnifying Party of all material developments related thereto and copy the Indemnifying Party on all pleadings, filings and other correspondence relating thereto but, if and for so long as the Indemnified Party pursues the defense of such Third Party Claim, the Indemnifying Party shall no longer be entitled to defend such Third Party Claim.

(d)                           Settlement ..  If the Indemnifying Party (having assumed the defense of a Third Party Claim in accordance with Section 7.5(b) ) or the Indemnified Party (having proceeded with its own defense of a Third Party Claim in accordance with Section 7.5(c )) proposes to settle or compromise such Third Party Claim, the Indemnifying Party or the Indemnified Party (as applicable) shall provide notice to that effect (together with a statement describing in reasonable detail the terms and conditions of such settlement or compromise and including a copy of the settlement agreement) to the Indemnified Party or the Indemnifying Party (as applicable), which shall be provided a reasonable time prior to the proposed time for effecting such settlement or compromise, and the Indemnifying Party or the Indemnified Party (as applicable) may not effect any such settlement or compromise without the prior written consent of the Indemnified Party or the Indemnifying Party, such consent to not be unreasonably withheld, delayed or conditioned.

7.6        Satisfaction of Purchaser Indemnification Claim Amounts .

(a)                             Any amount that is required to be paid to one or more Purchaser Indemnified Parties under this Article VII (a “ Seller Indemnification Payment Amount ”):

(i)                                    by the Sellers under Section 7.2(a) (Indemnification by the Sellers Concerning the Companies) shall be satisfied: (A) first , by cancellation of the Stock U.S. Transaction Consideration; (B) second , to the extent that the Stock U.S. Transaction Consideration is insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of the Notes U.S. Transaction Consideration; and (C) third , to the extent that the Stock U.S. Transaction Consideration and the Notes U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by wire transfer of immediately available funds of the unsatisfied part of the Seller Indemnification Payment Amount by the Sellers, jointly and severally, to the respective accounts of the Purchaser and Purchaser Europe (allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), in each case not later than five (5) Business Days after determination of the Seller Indemnification Payment Amount pursuant to this Article VII ; and

(ii)                                   by a Seller under Section 7.2(b) (Indemnification by each Seller Concerning Such Seller), shall be satisfied: (A) first , by cancellation of such Seller’s Stock U.S. Transaction Consideration; (B) second , to the extent that such Seller’s Stock U.S. Transaction Consideration is insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of such Seller’s Notes U.S. Transaction Consideration; and (C) third , to the extent that such Seller’s Stock U.S. Transaction Consideration and Notes U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by wire transfer of immediately available funds of the unsatisfied part of the Seller Indemnification Payment Amount by such Seller to the respective accounts of the Purchaser and Purchaser Europe (allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), in each case not later than five (5) Business Days after determination of the Seller Indemnification Payment Amount pursuant to this Article VII ..

(b)                             For purposes of cancellation of Stock U.S. Transaction Consideration pursuant to Section 7.6(a) , each share of Purchaser Parent Common Stock shall be valued at the greater of: (i) one dollar and fifteen cents ($1.15) (as adjusted in response to any stock split, reverse stock split, combination or similar transaction affecting Purchaser Parent Common Stock occurring after the date of this Agreement); or (ii) the Purchaser Parent Common Stock Price as of the date of cancellation.

(c)                             Each Seller shall, upon cancellation of any of his Notes U.S. Transaction Consideration or Stock U.S. Transaction Consideration pursuant to Section 1.6(c) or Section 7.6(a) , tender to the Purchaser any promissory note(s) or stock certificate(s) in his possession evidencing such Notes U.S. Transaction Consideration or Stock U.S. Transaction Consideration, as applicable, for cancellation and the Purchaser shall, promptly after its receipt of such promissory note(s) or stock certificate(s), as applicable, deliver to such Seller a promissory note or stock certificate, as applicable, evidencing the portion (if any) of such Seller’s Notes U.S. Transaction Consideration or Stock U.S. Transaction Consideration, as applicable, remaining after such cancellation; provided that, for the avoidance of doubt, the failure by a Seller to tender to the Purchaser any promissory note(s) evidencing his Notes U.S. Transaction Consideration or any stock certificate(s) evidencing his Stock U.S. Transaction Consideration, in each case in connection with any cancellation thereof as required by this Section 7.6(c) , shall not in any way affect the effectiveness of cancellation of such Notes U.S. Transaction Consideration or Stock U.S. Transaction Consideration.  If a Seller fails to tender to the Purchaser the stock certificate(s) evidencing his U.S. Purchaser Stock Consideration in connection with any cancellation thereof as required by this Section 7.6(c) and such cancellation is thereby rendered ineffective or invalid, such Seller shall be conclusively deemed to have granted to the President of the Purchaser or Purchaser Europe (as applicable) (or his or her designee): (i) a proxy coupled with an interest to vote the Seller’s shares of Purchaser Parent Common Stock that were to have been cancelled at any meeting of the stockholders of Purchaser Parent, which proxy shall be irrevocable until such time as such Seller tenders such stock certificate(s) to the Purchaser or Purchaser Europe (as applicable); and (ii) a binding power of attorney, with full power of substitution, solely for the purpose of executing, on behalf of such Seller, any written consent of stockholders of Purchaser Parent in lieu of meeting with respect to the Seller’s shares of Purchaser Parent Common Stock that were to have been cancelled, which shall be effective until such time as such Seller tenders such stock certificate(s) to the Purchaser or Purchaser Europe (as applicable).

(d)                             Any cash payment required under this Section 7.6 that is not made in full within five (5) Business Days after determination of such amount being due under this Article VII will thereafter bear interest, compounded annually, at a rate equal to the prime rate in effect from time to time (as published in The Wall Street Journal) plus two (2) percentage points, until paid in full.

7.7        Satisfaction of Seller Indemnification Claim Amounts .  Any amounts that are required to be paid by the Purchaser or Purchaser Europe to one or more Seller Indemnified Parties under this Article VII (each, a “ Purchaser Indemnification Payment Amount ”) shall be satisfied in cash, by wire transfer of immediately available funds to the Seller’s account, not later than five (5) Business Days after determination of the Purchaser Indemnification Payment Amount pursuant to this Article VII (allocated between the Purchaser and Purchaser Europe in proportion to the Purchase Price of the Purchased Equity Interests that each is purchasing hereunder). Any cash payment required under this Section 7.7 that is not made in full within five (5) Business Days after determination of such amount being due under this Article VII will thereafter bear interest, compounded annually, at a rate equal to the prime rate in effect from time to time (as published in the Wall Street Journal) plus two (2) percentage points, until paid in full.

7.8        Materiality and Material Adverse Effect Qualifiers .  All materiality qualifications contained in the representations and warranties of the parties set forth in this Agreement (however they may be phrased and including the term “Material Adverse Effect”) shall be taken into account for purposes of this Article VII solely for purposes of determining whether a breach of such representation and warranty has occurred and, if such breach has occurred, all such materiality qualifications shall be ignored and not given any effect for purposes of determining the amount of Losses arising out of or relating to such breach of such representation and warranty under this Article VII ..

7.9        Reliance ..  The respective representations and warranties made by the Sellers in Articles II and III and by the Purchaser and Purchaser Europe in Article IV are made by each such party with the knowledge and expectation that the other party is placing complete reliance thereon in entering into, and performing its obligations under, this Agreement.  No investigation made by or the benefit of any Indemnified Party or any of its representatives, nor any information or knowledge acquired or held by any Indemnified Party, whether the result of any such investigation or otherwise (including as a result of disclosure of any such information on the Disclosure Schedule), shall in any way limit, constitute a waiver of, or a defense to, any right of such Indemnified Party to receive indemnification pursuant to this Article VII from the applicable Indemnifying Party with respect to any of the representations and warranties of the Indemnifying Party set forth in this Agreement.

7.10       Tax Treatment Indemnification Payments .  Any indemnification payments made pursuant to this Article VII shall be treated for all Tax purposes as adjustments to the Transaction Consideration paid by the Purchaser and Purchaser Europe for the respective Purchased Equity Interests being purchased by them hereunder, unless otherwise required by applicable Law.

ARTICLE VIII
TERMINATION

8.1        Termination ..  This Agreement may only be terminated, at any time prior to the Closing Date, as follows:

(a)                          by the written agreement of the Purchaser and the Sellers;

(b)                          by either the Purchaser, on the one hand, or the Sellers, on the other hand, if the Closing shall not have occurred on or before February 28, 2010 (the “ End Date ”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of any provision of this Agreement shall have caused, or resulted in, the failure of the Closing Date to occur on or before the End Date;

(c)                          by the Purchaser, upon a breach of any representation and warranty, covenant or agreement of the Sellers or an individual Seller set forth in this Agreement, or if any representation and warranty of the Sellers or an individual Seller set forth in this Agreement shall become untrue, in either case such that the conditions to the obligations of the Purchaser and Purchaser Europe to consummate the Closing set forth in Section 6.1(a) or (b) (as applicable) would not be satisfied as of the time of such breach or as of the time such representation and warranty shall have become untrue; provided, however, that if such breach or untruth is curable by the Sellers or the applicable individual Seller prior to the End Date through the exercise of commercially reasonable efforts, then the Purchaser may not terminate this Agreement under this Section 8.1(c) prior to ten (10) Business Days following written notice having been provided by the Purchaser to the Sellers or the applicable individual Seller of such breach or untruth (and then only if such breach or untruth has not been cured);

(d)                          by the Sellers, upon a breach of any representation and warranty, covenant or agreement of the Purchaser or Purchaser Europe set forth in this Agreement or if any representation and warranty of the Purchaser or Purchaser Europe set forth in this Agreement shall become untrue, in either case such that the conditions to the Sellers’ obligation to consummate the Closing set forth in Section 6.2(a) or (b) (as applicable) would not be satisfied as of the time of such breach or as of the time such representation and warranty shall have become untrue; provided, however, that if such breach or untruth is curable by the Purchaser or Purchaser Europe prior to the End Date through the exercise of commercially reasonable efforts, then the Sellers may not terminate this Agreement under this Section 8.1(d) prior to ten (10) Business Days following written notice having been provided by the Sellers to the Purchaser of such breach or untruth (and then only if such breach or untruth has not been cured); or

(e)                          by either the Purchaser, on the one hand, or the Sellers, on the other hand, if any condition to such party’s obligation to consummate the Closing set forth in Article VI shall have become incapable of satisfaction (other than as provided in Sections 8.1(c) and (d) ); provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose breach of any provision of this Agreement shall have caused, or resulted in, such Closing condition to have become incapable of satisfaction.

Any termination made in accordance with Section 8.1(b) , (c) , (d) or (e) shall be effective upon delivery of a notice of termination by the terminating party to each other party, which notice shall refer to the subsection of this Section 8.1 pursuant to which such termination is being made.

8.2        Effect of Termination .  If this Agreement is terminated pursuant to Section 8.1 , it shall become void and have no effect, without any liability to any party or any of its directors, officers, representatives, stockholders or Affiliates in respect hereof; provided, however, that:

(a)                          any such termination shall not affect the parties’ respective rights and obligations under Section 5.7 (Publicity), Article X , the Confidentiality Agreement and this Section 8.2 , which shall each survive such termination;

(b)                          if such termination results from the: (i) willful failure of a party to perform a covenant or agreement set forth in this Agreement; or (ii) willful breach by a party of any of its representations and warranties set forth in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such willful failure or willful breach;

(c)                          the Purchaser and Purchaser Europe shall, at their election, either: (i) return to the Sellers all documents and other materials received from the Sellers, the Companies or any of their respective Affiliates, agents and representatives (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; or (ii) destroy the same and deliver to the Sellers a certificate signed by an officer of the Purchaser and Purchaser Europe confirming such destruction; and

(d)                          each of the Companies shall (and the Sellers shall cause each of the Companies to), at its election, either: (i) return to the Purchaser and Purchaser Europe all documents and other materials received from the Purchaser, Purchaser Europe or any of their respective Affiliates, agents and representatives (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; or (ii) destroy the same and deliver to the Purchaser and Purchaser Europe a certificate signed by an officer of WBS LLC confirming such destruction.

ARTICLE IX
DEFINITIONS

9.1        Definition of Certain Terms .  The terms defined in this Article IX , whenever used in this Agreement (including in the Disclosure Schedule), shall have the respective meanings indicated below for all purposes of this Agreement.

“ Accrued Seller Draw Obligations ” has the meaning set forth in Section 5.8(b) ..

“ Affiliate ” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, with “ control ” (including the terms “controlled by” and “under common control with”) meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“ Agreement ” means this Purchase Agreement, including the Exhibits and Schedules hereto, as amended, supplemented and modified from time to time in accordance with its provisions.

“ Alternative Transaction ” has the meaning set forth in Section 5.4 ..

“ Applicable Law ” has the meaning set forth in Section 2.15 ..

“ Audit Expenses ” has the meaning set forth in Section 5.12 ..

“ Base U.S. Cash Transaction Consideration ” has the meaning set forth in Section 1.1(b)(i) ..

“ Business ” has the meaning set forth in the recitals.

“ Business Day ” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“ Business Intellectual Property ” has the meaning set forth in Section 2.11 ..

“ Cash Europe Transaction Consideration ” has the meaning set forth in Section 1.1(a) ..

“ Cash U.S. Transaction Consideration ” has the meaning set forth in Section 1.1(b)(i) ..

“ Charter ” has the meaning set forth in the preamble.

“ Closing ” has the meaning set forth in Section 1.2 ..

“ Closing Date ” has the meaning set forth in Section 1.2 ..

“ Closing Memorandum ” means the memorandum delivered by the Sellers to the Purchaser pursuant to Section 1.3 , which shall set forth: (a) the name of each Person to receive a payment under Section 1.3 at the Closing; (b) the amount payable to each such Person; and (c) each such Person’s wire instructions.

“ Closing NWC Adjustment ” has the meaning set forth in Section 1.6(a) ..

“ Code ” means the Internal Revenue Code of 1986, as amended.

“ Companies ” has the meaning set forth in the preamble.

“ Companies Employees ” has the meaning set forth in Section 5.6(a) ..

“ Companies Employees Severance Obligation ” has the meaning set forth in Section 5.6(a) ..

“ Companies Governmental Authorizations ” means the Companies Permits and the Companies Telecommunications Licenses.

“ Companies Permits ” has the meaning set forth in Section 2.18 ..

“ Companies Telecommunications Licenses ” has the meaning set forth in Section 2.19(b) ..

“ Confidentiality Agreement ” has the meaning set forth in Section 5.3 ..

“ Consent of Spouse ” has the meaning set forth in Section 1.5(a)(iii) ..

“ Contract ” means any agreement, contract, commitment, instrument, undertaking or arrangement that is binding, in whole or in part, upon the parties thereto.

“ Contractual Consents ” has the meaning set forth in Section 2.2(b) ..

“ Disclosure Schedule ” means the disclosure schedules setting forth exceptions to the representations and warranties made by the Sellers in Articles II and III , which is incorporated by reference into this Agreement and thereby made a part hereof.

“ Dispute Notice ” has the meaning set forth in Section 7.4 ..

“ Downward Post-Closing NWC Adjustment Amount ” has the meaning set forth in Section 1.6(c) ..

“ Employee Options Release Agreements ” has the meaning set forth in Section 1.5(a)(viii) ..

“ Employee Plan ” has the meaning set forth in Section 2.14(a) ..

“ Employment Agreement ” has the meaning set forth in Section 1.7 ..

“ End Date ” has the meaning set forth in Section 8.1(b) ..

“ Environmental Law ” means any U.S. federal, state, county, regional, foreign or local law, statute, rule, regulation, code, ordinance, order, decree or judgment relating to: (a) the manufacture, transport, use, treatment, storage, disposal of Hazardous Substances, Release or threat of Release; (b) pollution or the protection of human health, safety or the environment as they relate to Hazardous Substances or the environment (including natural resources, air, and surface or subsurface land or waters); or (c) natural resources, including laws relating to Releases or threats of Releases or otherwise relating to the manufacture, processing, distribution, use, presence, production, treatment, storage, disposal, transport, or handling of Hazardous Substances, including the Federal Water Pollution Control Act, as amended (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901 et seq), the Safe Drinking Water Act, as amended (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §2601 et seq.), the Clean Air Act, as amended (42 U.S.C. §7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. §9601 et seq.), and other similar state and local statutes, and any regulations promulgated thereto.

“ Equitable Exceptions ” means any limitations on the enforceability of obligations resulting from: (a) bankruptcy, insolvency, reorganization, moratorium or other requirements of Laws, Orders or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors’ rights or debtors’ obligations generally; and (b) as to the remedy of specific performance and injunctive and other forms of equitable relief, the imposition of equitable defenses and the discretion of the Judicial Authority before which any Proceeding therefor may be brought.

“ Equity Interests ” means: (a) with respect to Person organized as a corporation, shares of the  stock of such Person (or any options, warrants, debt or other securities convertible into, exercisable for or exchangeable for, stock); (b) with respect to a Person organized as a limited liability company, LLC ownership interests, units or other equity interests of such Person (or any options, warrants, debt or other securities convertible into, exercisable for or exchangeable for, any such equity interests); and (c) with respect to a Person organized as any other type of entity, the interests representing ownership of such Person (or any options, warrants, debt or other securities convertible into, exercisable for or exchangeable for, any such interests).

“ ERISA ” means the Employee Retirement Income Security Act of 1974, as amended.

“ ERISA Affiliate ” means any trade or business (whether or not incorporated) which, together with the Companies (or its successors), is or would have been at any date of determination occurring since the formation of the Companies, treated as a single employer under Section 414 of the Code.

“ Estimated NWC ” has the meaning set forth in Section 1.6(a) ..

“ FCC ” means the United States Federal Communications Commission.

“ FCC Approval ” means the approval of the FCC under 47 C.F.R. §63.24 to assign or transfer control to the Purchaser of the Telecommunications Licenses issued by the FCC to any of the Companies pursuant to 47 U.S.C. §214.

“ Final Post-Closing NWC Statement ” has the meaning set forth in Section 1.6(b) ..

“ Final NWC ” has the meaning set forth in Section 1.6(b) ..

“ Financial Statements ” has the meaning set forth in Section 2.5(a) ..

“ GAAP ” means United States generally accepted accounting principles in effect as of the date of this Agreement.

“ Governmental Authority ” means any: (a) federal, state, regional, county, city, municipal or local government, whether foreign or domestic; (b) governmental or quasi-governmental authority of any nature, including any regulatory or administrative agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts, public utilities, sewer authorities and any supra-national organization, state, county, city or other political subdivision; or (c) other Person exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including the Telecommunications Operating Authorities.

“ Hazardous Substance ” means any hazardous substance as defined in 42 U.S.C. § 9601(14), any hazardous waste as defined by 42 U.S.C. §6903(5), any pollutant or contaminant as defined by 42 U.S.C. §9601(33), any toxic substance, oil or hazardous material or other chemical or substance (including any petroleum product or by-product, asbestos in any form, polychlorinated biphenyls, urea formaldehyde or perchlorate) regulated by or forming the basis of liability under any applicable Environmental Laws, or any other material or substance that is listed or classified as hazardous pursuant to any applicable Environmental Law.

“ Hollander ” has the meaning set forth in the preamble.

“ Income Tax ” means any federal, state, local or foreign Tax that, in whole or in part, is based on, measured by or calculated by reference to income, profits or gains, including any state or local franchise Tax, and including any interest, penalty or addition thereto, whether or not disputed.

“ Indebtedness ” means, as to any Person: (a) all indebtedness to any other Person for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other instruments; (c) all obligations upon which interest charges are customarily paid or owed (other than trade payables incurred in the ordinary course of business); (d) capitalized lease obligations, synthetic lease obligations, sale leaseback obligations and other similar indebtedness obligations, whether secured or unsecured; and (e) all such indebtedness of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured against loss, but not including, for the purposes of each of the foregoing clauses (a) through and including (e) , any inter-company payables or other obligations solely among such Person and any direct or indirect wholly-owned Subsidiaries of such Person.

“ Initial Installment Shares ” means an aggregate of one hundred sixty-six thousand nine hundred fifty-six (166,956) shares of the Stock U.S. Transaction Consideration, allocated between the Sellers as set forth on Schedule A ..

“ Indemnified Party ” has the meaning set forth in Section 7.4 ..

“ Indemnifying Party ” has the meaning set forth in Section 7.4 ..

“ Independent Accountants ” has the meaning set forth in Section 1.6(b) ..

“ Intellectual Property ”  means any patents, utility models, industrial designs, trademarks, service marks, trade names, domain names, copyrights, trade secrets, know how, technology and inventions and any registrations or applications for registration of any of the foregoing.

“ IRS ” means the United States Internal Revenue Service.

“ Judicial Authority ” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind, whether foreign or domestic (including any Governmental Authority exercising judicial powers or functions of any kind).

“ Knowledge of the Companies ” and correlative phrases such as “ the Companies’ Knowledge ” means the knowledge that Charter, Hollander, Greg Sadler, Chad Jensen, Nicole DeHerrera, Justin Marron or Erin Klietzke actually has or the knowledge that any such person would be reasonably expected to obtain after making the same reasonable inquiry that a reasonably prudent business person would have made in the management and conduct of a business in order to gain a reasonable understanding of the matter.

“ Law ” means any treaty, statute, law, ordinance, regulation, Order or rule issued, promulgated or entered by or with any Governmental Authority.

“ Leased Real Property ” has the meaning set forth in Section 2.12 ..

“ Lien ” means any mortgage, pledge, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, charge or other similar restriction, lease, sublease, claim, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

“ Loss ” means any claim, liability, shortage, damage, diminution in value, settlement, deficiency, expense (including reasonable attorneys’ and accountants’ fees), assessment, Tax, or loss of any kind.

“ Management Agreement ” has the meaning set forth in Section 1.8 ..

“ Material Adverse Effect ” means any material adverse effect on: (a) the business, operations, properties, Liabilities, prospects or results of operations of the Companies, taken as a whole; or (b) the ability of any of the Companies or the Seller(s) to perform any of their respective obligations under this Agreement or to consummate the transaction contemplated hereby.

“ Material Contracts ” has the meaning set forth in Section 2.10(a) ..

“ Non-Released Claims ” has the meaning set forth in Section 5.8(b) ..

“ Notes U.S. Transaction Consideration ” has the meaning set forth in Section 1.1(b)(iii) ..

“ Notice of Claim ” has the meaning set forth in Section 7.4 ..

“ NWC ” means Current Assets minus Current Liabilities, with: (a) the “ Current Assets ” consisting of cash and cash equivalents, short-term investments, accounts receivable, inventory, deposits (including lease deposits), retainers, work in process, prepaid expenses, and other current assets of the Companies, in each case as determined in accordance with GAAP (excluding: (i) any effects from purchase accounting; and (ii) any receivables from any of the Sellers or any other related parties); and (b) “ Current Liabilities ” consisting of accounts payable, accrued expenses, the current portion of long term indebtedness, and other current liabilities of the Companies, in each case as determined in accordance with GAAP (excluding: (i) any effects from purchase accounting; (ii) up to fifty-five thousand dollars ($55,000) of Audit Expenses; and (iii) the Companies Employees Severance Obligation); provided, however , that the Current Liabilities shall include all of the Accrued Seller Draw Obligations, regardless of whether or not they would otherwise constitute ‘current liabilities’ of the Companies under GAAP.

“ NWC Dispute Notice ” has the meaning set forth in Section 1.6(b) ..

“ Offer Letters ” has the meaning set forth in Section 5.6(a) ..

“ One Step ” means One Step Consulting, Inc.

“ One Step Debt ” means the Liabilities of the Companies under the Settlement Agreement, dated as of May 15, 2008, by and among WBS LLC, the Sellers, WBS Inc., TEK Channel, WBS Direct, L.L.C., One Step, Charles Gucker and Christopher Zydel.

“ One Step Release Agreement ” has the meaning set forth in Section 1.5(a)(v) ..

“ Order ” means any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“ Organizational Documents ” of a Person means: (a) its articles of incorporation, certificate of incorporation, certificate of formation or similar document(s) filed with a Governmental Authority, which filing forms or organizes the Person; and (b) its bylaws, limited liability company operating agreement, partnership agreement, trust agreement or similar document(s), whether or not filed with a Governmental Authority, which organize or govern the internal affairs of such Person, in the case of each of clause (a) and (b) above, as amended to date and in effect at the time in question.

“ PBGC ” has the meaning set forth in Section 2.14(b) ..

“ Permit ” means any permit, license, authorization, registration, franchise, approval, certificate, variance, waiver or other authorization, approval, consent, clearance or similar right issued, granted or obtained by or from any Governmental Authority.

“ Permitted Liens ” means: (a) Liens for Taxes that are being contested in good faith and for which appropriate reserves have been established on the Financial Statements or that are not yet due; (b) Liens arising under workers’ compensation, unemployment insurance, social security, retirement or similar legislation; (c) mechanic’s, materialmen’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or that are being contested in good faith; (d) easements, rights of way, encroachments and restrictions, zoning ordinances and other similar encumbrances affecting the Leased Real Property that would be shown on, or disclosed by, a current title report or survey, and which individually or in the aggregate, do not materially interfere with the use or possession by any of the Companies of the Leased Real Property; and (e) statutory Liens in favor of lessors arising in connection with any property leased to any of the Companies which, individually or in the aggregate, are not material and do not materially interfere with the use or possession by any of the Companies of any of the Leased Real Property.

“ Person ” means any natural person, firm, partnership, association, corporation, Companies, limited liability company, trust, business trust, Governmental Authority or other entity.

“ Post-Closing NWC Statement ” has the meaning set forth in Section 1.6(b) ..

“ Pre-Closing Period ” has the meaning set forth in Section 5.1 ..

“ Preliminary NWC Statement ” has the meaning set forth in Section 1.6(a) ..

“ Proceeding ” means any action, suit, arbitration, mediation, litigation or hearing involving any Governmental Authority or Judicial Authority.

“ Purchased Equity Interests ” has the meaning set forth in the recitals.

“ Purchaser ” has the meaning set forth in the preamble.

“ Purchaser Closing Certificate ” has the meaning set forth in Section 1.5(b)(v) ..

“ Purchaser Europe ” has the meaning set forth in the preamble.

“ Purchaser Fundamental Representations ” has the meaning set forth in Section 7.1 ..

“ Purchaser Indemnification Cap ” means the amount of money equal to the sum of: (a) the Base U.S. Cash Transaction Consideration; (b) the Cash Europe Transaction Consideration; (c) the U.S. Notes Transaction Consideration; and (d) the U.S. Stock Transaction Consideration.

“ Purchaser Indemnification Deductible ” has the meaning set forth in Section 7.3(b) ..

“ Purchaser Indemnification Payment Amount ” has the meaning set forth in Section 7.7 ..

“ Purchaser Indemnified Party ” has the meaning set forth in Section 7.2(a) ..

“ Purchaser Parent ” means Global Telecom & Technology, Inc., a Delaware corporation.

“ Purchaser Parent Common Stock ” means the Common Stock, par value $0.001 per share, of Purchaser Parent.

“ Purchaser Parent Common Stock Price ” as of a certain day, means the volume weighted average price, over the ten (10) trading days preceding such day, of Purchaser Parent Common Stock, as reported for consolidated transactions on the Nasdaq Stock Market or, if Purchaser Parent Common Stock is not then listed or admitted to trading on the Nasdaq Stock Market, on the principal national securities exchange on which Purchaser Parent Common Stock is listed or admitted to trading or, if Purchaser Parent Common Stock is not then listed or admitted to trading on any national securities exchange, in the over-the-counter market (as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use) or, if Purchaser Parent Common Stock is not then quoted on the over-the-counter market, as reasonably determined in good faith by Purchaser Parent’s Board of Directors.

“ Real Estate Leases ” has the meaning set forth in Section 2.12 ..

“ Release ” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migration, leaching, placing, discarding, dumping or disposing of any Hazardous Substances into the environment (including the abandonment of barrels, containers or other closed receptacles containing any Hazardous Substances).

“ Released Claims ” has the meaning set forth in Section 5.8(a) ..

“ Releasees ” has the meaning set forth in Section 5.8(a) ..

“ Releasor ” has the meaning set forth in Section 5.8(a) ..

“ Releasor Person ” has the meaning set forth in Section 5.8(a) ..

“ Representatives ” has the meaning set forth in Section 5.4 ..

“ Second Installment Shares ” means an aggregate of one hundred sixty-six thousand nine hundred fifty-six (166,956) shares of the Stock U.S. Transaction Consideration, allocated between the Sellers as set forth on Schedule A ..

“ Securities Act ” means the Securities Act of 1933, as amended.

“ Sellers ” has the meaning set forth in the preamble.

“ Seller Closing Certificate ” has the meaning set forth in Section 1.5(a)(xiii) ..

“ Seller Fundamental Representations ” has the meaning set forth in Section 7.1 ..

“ Seller Indemnification Cap ” means the amount of money equal to the sum of: (a) the Base U.S. Cash Transaction Consideration; (b) the Cash Europe Transaction Consideration; (c) the U.S. Notes Transaction Consideration; and (d) the U.S. Stock Transaction Consideration.

“ Seller Indemnification Deductible ” has the meaning set forth in Section 7.3(a) ..

“ Seller Indemnification Payment Amount ” has the meaning set forth in Section 7.6(a) ..

“ Seller Indemnified Party ” has the meaning set forth in Section 7.2(c) ..

“ Separation Agreement ” has the meaning set forth in Section 5.6(a) ..

“ Shares ” has the meaning set forth in Section 3.5 ..

“ State Telecommunications Operating Authority ” means any state public utilities commission, public service commission or other state Governmental Authority having authority over the provision of telecommunications services by any of the Companies in such state.

“ Stock U.S. Transaction Consideration ” has the meaning set forth in Section 1.1(b)(ii) ..

“ Straddle Period ” means any Tax period that begins before the Closing Date and ends after the Closing Date.

“ Subsidiary ” means, with respect to any Person, any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by the first Person or by one or more of its respective Subsidiaries.

“ SVB ” means Silicon Valley Bank.

“ SVB Debt ” means the Obligations (as defined therein) under the Loan and Security Agreement, dated as of April 11, 2008, among Silicon Valley Bank, WBS LLC, WBS Inc. and TEK Channel, as amended.

“ SVB Term Sheet ” has the meaning set forth in Section 1.9 ..

“ Target NWC ” has the meaning set forth in Section 1.6(a) ..

“ Tax ” or “ Taxes ” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, telecommunications, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, service, recording, import, export, estimated or other tax or assessment of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or any other basis, including any interest, penalty or addition thereto, whether disputed or not, and including any Liability in respect of any of the foregoing payable by reason of Contract, assumption, transferee liability or operation of law or as an indemnitor, guarantor, surety or in a similar capacity.

“ Tax Return ” means any return, declaration, report, claim for refund, information return or statement filed or required to be filed with respect to any Tax, including any schedule or attachment thereto and any amendment thereof.

“ TEK Channel ” has the meaning set forth in the preamble.

“ Telecommunications Laws ” means the Communications Act of 1934, as amended (including by the Telecommunications Act of 1996) and any rules, regulations or policies promulgated by the FCC or any other Telecommunications Operating Authority.

“ Telecommunications Operating Authority ” means the FCC and any State Telecommunications Operating Authority.

“ Third Installment Shares ” means an aggregate of one hundred sixty-six thousand nine hundred fifty-eight (166,958) shares of the Stock U.S. Transaction Consideration, allocated between the Sellers as set forth on Schedule A ..

“ Third Party Claim ” has the meaning set forth in Section 7.5(a) ..

“ Transaction Consideration ” has the meaning set forth in Section 1.1(b) ..

“ Transaction Documents ” has the meaning set forth in Section 2.1(b) ..

“ Transfer Taxes ” has the meaning set forth in Section 5.10(a)(ii) ..

“ Upward Post-Closing NWC Adjustment Amount ” has the meaning set forth in Section 1.6(c) ..

“ U.S. Transaction Consideration ” has the meaning set forth in Section 1.1(b) ..

“ Vencore ” means VenCore Solutions, LLC.

“ Vencore Debt ” means the Liabilities of the Companies under the Master Lease Agreement, dated on or about June 25, 2008, among WBS LLC, VenCore and TEK Channel, as amended.

“ Vencore Warrant ” means the Warrant, dated as of June 25, 2008, issued by WBS LLC to VenCore.

“ Vencore Consent and Warrant Termination Agreement ” has the meaning set forth in Section 6.1(e) ..

“ Virginia Courts ” has the meaning set forth in Section 10.9 ..

“ WARN Act ” means the United States Worker Adjustment and Retraining Act, 29 U.S.C. §2101, et seq ., and the rules and regulations promulgated thereunder from time to time.

“ WBS Europe ” has the meaning set forth in the preamble.

“ WBS Inc. ” means WBS Connect, Inc., a Colorado corporation.

“ WBS LLC ” has the meaning set forth in the preamble.

“ WBS LLC Stock Incentive Plan ” means the WBS Connect LLC 2008 Equity Option Plan.

“ Welfare Plan ” has the meaning set forth in Section 2.14(a) ..

“ 2008 Financial Statements ” has the meaning set forth in Section 2.5(a) ..

“ 2009 Financial Statements ” has the meaning set forth in Section 2.5(a) ..

Certain other terms used in this Agreement shall have the respective meanings or interpretations set forth in Section 10.13 ..

ARTICLE X
GENERAL PROVISIONS

10.1       Expenses ..  Except as otherwise specifically provided for in this Agreement: (i) the Purchaser and Purchaser Europe shall bear all of their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Closing is consummated; and (ii) the Companies shall bear up to twenty-five thousand dollars ($25,000) of the legal expenses incurred by any of the Companies and the Sellers with Burns Figa & Will, P.C., legal counsel to the Companies and the Sellers, in connection with the transactions contemplated hereby and the Sellers shall bear all other expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred by the Sellers or the Companies in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Closing is consummated.

10.2       Further Actions ..  Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, each of the parties, at its own cost and expense, in good faith and in a timely manner, shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate actions, do or cause to be done all things necessary, proper or advisable, and execute, deliver and acknowledge such documents and other papers as may be required to carry out the provisions of this Agreement and to give effect to the consummation of the transactions contemplated by this Agreement.

10.3       Notices ..  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if: (a) delivered personally; (b) mailed using certified or registered mail with postage prepaid; or (c) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to any of the Companies (prior to the Closing):

WBS Connect, L.L.C.
700 North Colorado Blvd., Suite 307
Denver, CO 80206
Attention: Greg Sadler

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

If to Charter:

Scott Charter
8655 West Wesley Place
Lakewood, CO 80227

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

If to Hollander:

Michael Hollander
10345 Weeden Place
Lone Tree, CO 80124

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

If to the Purchaser, Purchaser Europe or the Companies (after the Closing):

c/o Global Telecom & Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Christopher McKee, General Counsel

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
3050 K Street, N.W., Suite 400
Washington, D.C. 20007
Attention:  Brad E. Mutschelknaus, Esq.

A party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each communication transmitted in the manner described in this Section 10.3 shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other parties hereto.

10.4       Assignment; Successors .  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Except as provided in the next sentence of this Section 10.4 , neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of each of the parties and any purported assignment or delegation in violation of this Section 10.4 will be null and void.  The Purchaser and Purchaser Europe shall have the right, without the consent of any of the Companies or the Sellers but with prior notice to the Companies and the Sellers, to: (a) assign their respective rights and obligations hereunder to any Affiliate thereof or to any successor of all or substantially all of their respective businesses or assets, in each case that assumes this Agreement; and (b) collaterally assign its rights hereunder to any lender.

10.5       Amendment; Waiver .  No purported amendment or modification to any provision of this Agreement shall be binding upon the parties to this Agreement unless the Purchaser and the Sellers have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Agreement and specifies the provision(s) that are being amended or modified (as applicable).  No purported waiver of any provision of this Agreement shall be binding upon the Purchaser or Purchaser Europe, on the one hand, or the Sellers or the Companies, on the other hand, unless either: (a) the Purchaser (with respect to waivers by: (i) the Purchaser; (ii) Purchaser Europe; or (iii) the Companies after the Closing); or (b) the Sellers (with respect to waivers by: (i) the Sellers; or (ii) the Companies before the Closing) has duly executed and delivered to the Sellers or the Purchaser (as applicable) a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

10.6       Entire Agreement .  This Agreement (including the Exhibits and Schedules referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.

10.7       Severability ..  If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to such parties provided by, such provision; or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

10.8       Governing Law ..  THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

10.9       Consent to Jurisdiction . EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF VIRGINIA AND ANY APPELLATE COURTS THEREFROM (COLLECTIVELY, “ VIRGINIA COURTS ”) OR, IN THE CASE OF A PROCEEDING ARISING OUT OF OR RELATING TO A THIRD PARTY CLAIM WHICH IS OR MAY BE SUBJECT TO INDEMNIFICATION HEREUNDER, IN THE COURT WHERE SUCH THIRD PARTY CLAIM IS BROUGHT AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE.  EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE VIRGINIA COURTS IN RESPECT OF ANY SUCH PROCEEDING OR, WITH RESPECT TO A THIRD PARTY CLAIM, IN THE FORUM IN WHICH SUCH THIRD PARTY CLAIM WAS BROUGHT.  EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS.

10.10      Waiver of Punitive and Other Damages and Jury Trial .

(a)                          EXCEPT FOR INDEMNIFICATION FOR SUCH DAMAGES INCURRED BY A PARTY AND ACTUALLY PAID TO A THIRD PARTY, THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)                          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)                          EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: ( i ) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10 ..

10.11      Remedies ..  Except as otherwise expressly set forth in Article VII , each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement.  Without limiting the generality of the foregoing, each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced.  Therefore, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  A party’s right to specific performance or injunctive relief  shall be in addition to all other legal or equitable remedies available to such party.  In addition to any other remedies available to the Purchaser or Purchaser Europe at law or in equity, the Purchaser or Purchaser Europe shall have the right (but not the obligation) to satisfy all or any part of any amount due or owing to the Purchaser or Purchaser Europe by either or both of the Sellers in connection with the transactions contemplated by this Agreement by canceling one or more shares of Stock U.S. Transaction Consideration at a value per share equal to the then-current Purchaser Parent Common Stock Price, with any such cancellation to be effected in the manner provided in Section 7.6(c) ..

10.12      Third Party Beneficiaries .  No Person other than the Purchaser, Purchaser Europe, the Companies and the Sellers is, is intended to be, or shall be a beneficiary of this Agreement, other than the Purchaser Indemnified Parties, the Seller Indemnified Parties and any permitted successors and assigns of the parties under Section 10.4 ..

10.13      Interpretation ..  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Unless otherwise expressly specified in this Agreement: (a) the words “ hereof ”, “ hereby ” and “ hereunder ,” and correlative words, refer to this Agreement as a whole and not any particular provision; (b) the words “ include ”, “ includes ” and “ including ”, and correlative words, are deemed to be followed by the phrase “without limitation”; (c) the word “ or ” is not exclusive and is deemed to have the meaning “ and/or ”; (d) references in this Agreement to a “ party ” means the Purchaser, Purchaser Europe, any of the Companies or either of the Sellers and to the “ parties ” means the Purchaser, Purchaser Europe, all of the Companies and both of the Sellers; (e) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (f) references to a Person shall include the successors and assigns thereof; (g) references made in this Agreement to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement; (h) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof; and (i) any capitalized term used but not defined in a Schedule or Exhibit to this Agreement shall have the meaning set forth in this Agreement

10.14      Counterparts ..  This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  This Agreement shall become effective and be deemed to have been executed and delivered by each of the parties at such time as counterparts hereto shall have been executed and delivered by all of parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[ remainder of this page intentionally left blank; signature page(s) follow ]

IN WITNESS WHEREOF, the parties have entered into Agreement as of the date written above.

THE PURCHASER:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By: /s/ Richard D. Calder
Name: Richard D. Calder
Title: President and CEO

PURCHASER EUROPE:

GTT-EMEA, LIMITED

By: /s/ Richard D. Calder
Name: Richard D. Calder
Title: Director
THE SELLERS: /s/ Scott Charter Scott Charter /s/ Michael Hollander Michael Hollander

THE COMPANIES:

WBS CONNECT, L.L.C.

By: /s/ Scott Charter
Name: Scott Charter
Title: CEO

TEK CHANNEL CONSULTING, LLC

By: /s/ Scott Charter
Name: Scott Charter
Title: CEO

WBS CONNECT EUROPE, LTD.
By: /s/ Scott Charter
Name: Scott Charter
Title: CEO

SCHEDULE A :

Name of Seller	Equity Interests in WBS LLC	Equity Interests in TEK Channel
Scott Charter	1,000,000 Units	50% membership interest
Michael Hollander	1,000,000 Units	50% membership interest

Name of Seller	Equity Interests in WBS Europe	Cash Europe Transaction Consideration
WBS Connect, L.L.C.	100 ordinary shares	$146,000

U.S. Transaction Consideration
Name of Seller	Cash U.S. Transaction Consideration	Notes U.S. Transaction Consideration	Stock U.S. Transaction Consideration
			Initial Installment Shares	Second Installment Shares	Third Installment Shares
Scott Charter	$827,000 + 50% of the SVB Debt amount as of Closing	$375,000	83,478 shares	83,478 shares	83,479 shares
Michael Hollander	$827,000 + 50% of the SVB Debt amount as of Closing	$375,000	83,478 shares	83,478 shares	83,479 shares
Totals:	$1,654,000 + 50% of the SVB Debt amount as of Closing	$750,000	166,956 shares	166,956 shares	166,958 shares

-i-

Exhibit 99.1

Global Telecom & Technology to Acquire WBS Connect

Transaction Advances Global Telecom & Technology’s Strategy of Building Scale and Leveraging its Network Integration Platform

MCLEAN, Va.--(BUSINESS WIRE)--November 3, 2009--Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT) a leading global network integrator that provides its clients with a broad portfolio of wide-area network and mobility services, announced today that it has signed a definitive agreement to acquire privately-held WBS Connect, LLC. Based in Denver, Colorado, WBS Connect provides high bandwidth IP and wide area networking services to over 400 customers worldwide.

The acquisition of WBS Connect will expand the portfolio of IP transit and Ethernet services GTT offers. Additionally, GTT will add WBS Connect’s network infrastructure assets with over 60 points of presence in major North American, Asian and European metro centers. With these assets, GTT will have a deeper IP transit and Ethernet product suite to attract new customers and cross-sell into its existing customer base. On an annualized basis, WBS Connect has generated approximately $28 million in revenue and positive EBITDA.

Under the terms of the agreement, the total consideration consists of 500,870 shares of GTT common stock to be issued over 18 months beginning six months after the transaction closes, $1.8 million in cash and seller notes, plus the assumption of WBS liabilities and working capital. Subject to customary closing conditions and the approval of the Federal Communications Commission, the company expects the transaction to close by the end of 2009.

“Acquiring WBS Connect demonstrates GTT’s determination to rapidly scale its global telecom business. In this case, the transaction will combine the power of our customer and operations platform, proven management team and focus on business fundamentals with WBS Connect’s sizeable customer base and physical network,” said Rick Calder, President and Chief Executive Officer of Global Telecom & Technology. “The entire WBS Connect team has done an impressive job of growing revenue over the past three years and creating business value. We believe that the addition of WBS Connect’s product set, customer base and IP network will provide significant opportunities for long-term growth, further operational leverage and value creation for our global telecom business.”

“We are excited that the combination of WBS Connect’s business with GTT will allow us to take the WBS Connect suite of products and services to a whole new level in worldwide markets,” said Scott Charter and Mike Hollander, Co-Founders and Managing Partners of WBS Connect.

“GTT’s financial strength supports this transaction,” said Eric Swank, Chief Financial Officer of GTT. “We plan to finance the acquisition with existing cash, available debt capacity, and a very modest share issuance. By layering WBS Connect’s services onto our operational platform, we will be able to realize sizeable economies of scale. Over time, we will also seek ways to leverage the WBS Connect network to expand our overall gross margins. In short, the acquisition of WBS Connect is a financial and operational win-win as it expands our EBITDA and creates a business on a path to $100 million in revenue at an attractive price while enhancing GTT’s financial profile.”

Third Quarter Earnings Conference Call

Global Telecom & Technology will discuss the WBS Connect acquisition during its third quarter earnings conference call, scheduled on Thursday, November 12 th at 8:30 a.m. Eastern Time. The conference call is available via phone, or over the internet.

•	What: GTT’s Third Quarter 2009 Financial Results conference call, including discussion of the WBS Connect acquisition

•	When: Thursday, November 12, 2009 at 8:30 a.m. Eastern Time

•	Where: Via phone by dialing +1.888.359.3622 or +1.719.325.2427, entering passcode 9831049 and asking for the GTT call, or via internet webcast at www.gt-t.net .

About Global Telecom & Technology

GTT is a global network integrator that provides its clients with a broad portfolio of wide-area network and wireless mobility services. With over 800 worldwide supplier relationships, GTT combines multiple networks and technologies to deliver cost-effective solutions specifically designed for each client's unique requirements. GTT enhances client performance through our proprietary systems, comprehensive project management and 24x7 operations support. Headquartered just outside Washington, D.C. in McLean, Virginia with offices in London and Dusseldorf, GTT provides service to more than 300 enterprise, government, and carrier clients in over 80 countries, worldwide. For more information visit the GTT website at  www.gt-t.net ..

About WBS Connect, LLC.

#108 on the Inc. 500 Fastest Growing Private Companies list for 2009, WBS Connect is a provider of global IP transit and data transport services worldwide. WBS Connect offers IP transit, Ethernet, data center co-location, and managed network services products. WBS Connect has a presence in over 85 global data centers, access to more than 300,000 lit buildings, and over 240 Gigabits of network traffic currently in production. WBS Connect is headquartered in Denver, Colorado.

Forward-Looking Statements:

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we,” “us” or “our” and in some cases, “GTT” or the “Company,” also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

CONTACT:
GTT Media Contact:
JD Darby
+1.703.442.5530
jd.darby@gt-t.net
or
GTT Investor Contacts:
Eric Swank
+1.703.442.5529
eric.swank@gt-t.net
or
Adam J. Handelsman
Lippert/Heilshorn & Associates
+1.212.838.3777
ahandelsman@lhai.com

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148650

PROSPECTUS SUPPLEMENT

to

PROSPECTUS DATED February 8, 2008

The attached Current Report on Form 8-K dated January 12, 2010 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.

The date of this Prospectus Supplement is January 27, 2010.

Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. Investor Overview January 2010

2 Disclaimer This presentation may contain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts made in this presentation regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. These statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive risks, uncertainties, and contingencies, many of which are beyond our control. Undue reliance should not be placed on such statements. We caution you that forward-looking statements are not guarantees of future performance and that actual results of operations, financial condition and liquidity, and developments in the industry, may differ materially from those made in or suggested by any forward-looking statements contained in this presentation. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors and risks that could cause actual results to differ materially from our expectations are described in the most recent Global Telecom and Technology Forms 10-Q and 10-K, on file with the SEC. (www.sec.gov) The forward-looking statements in this presentation speak only as of the date of this presentation and might not occur in light of these risks, uncertainties, assumptions, and other factors. We undertake no obligation and disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

3 Investment Highlights Leading provider of global telecommunications network services Profitable, cashflow generating business model Established, proprietary operating platform creates economies of scale 9 consecutive quarters of positive and increasing EBITDA Deep communications sector experience and leadership 2010: Break-out year of driving scale and operating leverage Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

Increasing Demand for Telecommunications Services

Global Wire-line Data Market

($ Billion)
$280
$270
$260
$250
$240
$230
$220
$210
4.5% CAGR
2008
2009
2010
2011
2012

Source: IDC Worldwide Telecom Services Database, Q4 2008

4

4 Increasing Demand for Telecommunications Services • Tele-working • High-bandwidth applications • Voice-data-video IP networks • Globalization, global roaming • Cloud computing / Virtualization • WIMAX • Wireless Broadband • Outsourcing Global Wire-line Data Market Source: IDC Worldwide Telecom Services Database, Q4 2008 $210 $220 $230 $240 $250 $260 $270 $280 2008 2009 2010 2011 2012 ($ Billion) 4.5% CAGR Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

5 Broad Portfolio of Cost-Effective Services Active in 80 Countries Data Transport - Private line, Ethernet - IP services - VSAT services Managed Services - IP VPN - Remote access support - Network management Customized Support - WAN design - Network cost analysis - Co-location Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

6 Over 700 Blue-chip Clients in Three Core Segments Enterprise & Government System Integrators/VAR’s Carriers Tapping GTT network of global partners for off-net reach Outsourcing data connectivity, extending reach for core clients Outsourcing wire-line, wireless management and services for internal use Plus over 75 others including: • One of the largest US wireless providers • One of the largest US cable operators • Leading global IP network operator Plus some of the world’s largest: • Auto manufacturers • Global consulting firms • Global financial institutions • US Government agencies Plus: • Global financial information provider • Global trading solutions and platform providers • Government solutions providers Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

7 Advantages of Network Integrators Facilities-Based Carriers Global Network Integrators Have their own network Use the best parts of all carrier networks Major CapEx costs to build this network Very little CapEx costs or debt Push services from their network first and foremost Can find “best fit” solutions from the services of all suppliers Locked to technologies they’ve commercialized Open to use all WAN technologies to service enterprise needs Do some “off-net” business to win enterprise customers All business is “off net” Primarily compete on footprint and price Compete on service, full solution Focused on select geographies Can service the entire globe Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

Over 800 Telecom Partners

gtt

verizon
XO
FIBERNET
Qwest Spirit of Service
RCN
BELLSOUTH Listening. Answering.

TIME WARNER TELECOM
at&t
iPass
PACNET
kpn

Level(3) COMMUNICATIONS
BT
SingTel
T-Systems
france telecom
Global Crossing

ntl:Telewest business
بتلكو Batelco
orange Business Services
COLT
bharti
interoute
RELIANCE FLAG

PCCW
CABLE & WIRELESS
CMC NETWORKS
TeliaSonera
NTT
Vi@tel //simply different

and more.....

8

8 and more….. Over 800 Telecom Partners Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

9 Proprietary Operational Platform Driving Economies of Scale Multiple route choices Multiple access points Connectivity Management Database Network design choices, pricing Provisioning Integrated billing and cost management Global database of lit buildings, central offices, towers Central ‘engine’ for managing customer life-cycle and internal work-flow Unique Intellectual Capital Creates Competitive Advantage Network monitoring via 24/7 London NOC Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

10 Global Sales & Project Management One Master Service Agreement (MSA) – Access to over 800 networks, single agreement – End-to-end SLA covers all underlying carriers – Single bill No geographic constraints – Access to thousands of Points of Presence – Nothing is “off-net” Quick price quotes – GTT compares and combines multiple suppliers to design optimal network Streamlined implementation – GTT coordinates install across all carriers Global network operations – GTT’s NOC monitors all vendors Access to technology advances – Unconstrained by owned network, access to best of breed • Extensive CIO & carrier relationships • Deep telecom experience • International experience • Multi-vendor management and provisioning expertise Differentiated by Global Reach and Reliable Implementation Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

11 Growth Strategy • Expand existing customer relationships • Expand existing service categories • Enter new service categories • Acquire complementary business – Network integrators – IP transit/transport companies – Telecom service providers Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

12 Acquisition Strategy – Scaling the Business WBS Connect • 400 customers • Expanded product portfolio • Over 60 points of presence in 50 cities • Planned cost synergies ~$2 million • Positive EBITDA, accretive transaction Acquisition Criteria • Expand services portfolio • Additional operating leverage • Produce economies of scale • Immediately accretive w. full synergy realization in 1-2 quarters Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

Experienced Telecom Leadership

H. Brian Thompson Executive Chairman	Chairman, Comsat International; Chairman & CEO, Global Telesystems; Vice Chairman, Qwest; Chairman & CEO LCI International; EVP, MCI
Richard D. Calder, Jr. President & CEO, Director	President and COO of InPhonic; President of Business Enterprise and Carrier Markets at Broadwing Communications
Morgan O'Brien Director	Vice Chairman and Co-Founder, Nextel
Didier Delepine Director	Chairman, OneAccess Networks; President & CEO, Equant
Howard Janzen Director	CEO, One Communications; President, Sprint Business Solutions; President & CEO Williams Communications
Rhodric Hackman Director	Co-Head of Communications & Media Investment Banking, PWC
Joe (S. Joseph) Bruno Director	President, Building Hope/Sallie Mae; Director, Carey International; Senior Vice President, CFO & Corporate Secretary, United Payors & United Providers, Inc.
Theodore B. Smith, III Director	President & CEO, John Hassall, Inc.; Institutional Equities Sales group, Bear Stearns
Eric A. Swank Chief Financial Officer	SVP Finance, SkyTerra Communications; CFO Mobile Satellite Ventures; VP Corporate Planning & IR, American Mobile/Motient
John G. Hendler SVP Global Sales	Vice President Global Wholesale, MCI-Worldcom; Vice President, MFS International; Sprint, Metro-media
Chris McKee General Counsel, Secretary	Vice President General Counsel, Starvox; Vice President Assistant General Counsel, Covad; Executive Director, XO; Deputy General Counsel, Net2000

13

13 Experienced Telecom Leadership H. Brian Thompson Executive Chairman Chairman, Comsat International; Chairman & CEO, Global Telesystems; Vice Chairman, Qwest; Chairman & CEO LCI International; EVP, MCI President and COO of InPhonic; President of Business Enterprise and Carrier Markets at Broadwing Communications Vice Chairman and Co-Founder, Nextel Chairman, OneAccess Networks; President & CEO, Equant CEO, One Communications; President, Sprint Business Solutions; President & CEO Williams Communications; Co-Head of Communications & Media Investment Banking, PWC President, Building Hope/Sallie Mae; Director, Carey International; Senior Vice President, CFO & Corporate Secretary, United Payors & United Providers, Inc. Vice President Global Wholesale, MCI-Worldcom; Vice President, MFS International; Sprint, Metro-media Vice President General Counsel, Starvox; Vice President Assistant General Counsel, Covad; Executive Director, XO; Deputy General Counsel, Net2000 SVP Finance, SkyTerra Communications; CFO Mobile Satellite Ventures; VP Corporate Planning & IR, American Mobile/Motient President & CEO, John Hassall, Inc.; Institutional Equities Sales group, Bear Stearns Richard D. Calder, Jr. President & CEO, Director Morgan O’Brien Director Didier Delepine Director Howard Janzen Director Rhodric Hackman Director Joe (S. Joseph) Bruno Director Theodore B. Smith, III Director Eric A. Swank Chief Financial Officer John G. Hendler SVP Global Sales Chris McKee General Counsel, Secretary Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

14 Efficient, Profitable Business Model Target Business Model Recurring revenue • Contracts typically 1-3 yrs • Circuits contracted via individual orders, terms staggered Low capital intensity Low debt required to operate business Low cash volatility due to back-to-back customersupplier agreements High proportion of incremental gross margin flows to net income and free cash flow Revenue Range: $200-$500M Gross Margin Range: $50-$125M Adj. EBITDA Margin Range: 15-18% Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

Key Business Metrics

Metric	Detail	YTD 2009
Churn Rate	Historical	2.0-2.5%
Business Days to Install Orders	Average	~40
Top-5 Clients as % of Revenue	End 3Q '09	37%
Headcount	End 3Q '09	67
% Quota Bearing	End 3Q '09	31%
Revenue by Geography	US	57%
	UK	30%
	DE	13%

15

15 Key Business Metrics 37% End 3Q ’09 Top-5 Clients as % of Revenue 13% DE 57% US Revenue by Geography 30% UK 2.0-2.5% Historical Churn Rate 31% End 3Q ’09 % Quota Bearing 67 End 3Q ’09 Headcount ~40 Average Business Days to Install Orders YTD 2009 Detail Metric Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

Consistent and Improving Bottom-line Performance

Dollars in $000

Net Income [2]
$800
$300
$(200)
$(700)
$(1,200)
$(1,700)
$(2,200)
$(2,700)
$(3,200)
1Q'07
2Q'07
3Q'07
4Q'07
1Q'08
2Q'08
3Q'08
4Q'08
1Q'09
2Q'09
3Q'09

[2] *Excludes impaiment of goodwill and intangible assets in 3Q'08*

16

16 Consistent and Improving Bottom-line Performance Dollars in $000 $(3,200) $(2,700) $(2,200) $(1,700) $(1,200) $(700) $(200) $300 $800 1Q'07 2Q'07 3Q'07 4Q'07 1Q'08 2Q'08 3Q'08 4Q'08 1Q'09 2Q'09 3Q'09 $(700) $(500) $(300) $(100) $100 $300 $500 $700 $900 $1,100 1Q'07 2Q'07 3Q'07 4Q'07 1Q'08 2Q'08 3Q'08 4Q'08 1Q'09 2Q'09 3Q'09 Adjusted EBITDA 1 Net Income 2 1 Non GAAP measure. Equivalent to: Operating Income excluding Depreciation, Amortization and Non-Cash Compensation costs. 2 Excludes impairment of goodwill and intangible assets in 3Q’08 Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

17 Balance Sheet and Capitalization BALANCE SHEET Cash & Cash Equivalents $5,879 PP&E, net 1,048 Goodwill 22,000 Total Assets 40,439 Long Term Debt 8,796 Shareholders’ Equity 12,484 CAPITALIZATION 10% Convertible Notes $4,796 due 12/31/10 10% Seller Notes 4,000 due 12/31/10 Common shares o/s 15,366,685 Warrants 1 24,890,000 Options 766,938 Diluted shares o/s 15,653,177 September 30, 2009 ($000’s) 1 Strike between $5.00-$5.50 Copyright ® 2010 Global Telecom & Technology, Inc. All Rights Reserved. www.gt-t.net

18 Investment Highlights Leading provider of global telecommunications network services Profitable, cash-flow generating business model Established, proprietary operating platform creates economies of scale 9 consecutive quarters of positive EBITDA Deep communications sector experience and leadership 2010: Break-out year of driving scale and operating leverage

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148650

PROSPECTUS SUPPLEMENT

to

PROSPECTUS DATED February 8, 2008

The attached Current Report on Form 8-K dated January 6, 2010 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.

The date of this Prospectus Supplement is January 27, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 16, 2009

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2009, Capital Growth Systems, Inc. (“CGSI”), Global Capacity Group, Inc. (“GCG”) and Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) (“Vanco” and together with CGSI and GCG, the “Sellers”) entered into an asset purchase agreement (the “APA”) with Global Telecom & Technology Americas, Inc. (the “Buyer”).  Pursuant to the APA, the Sellers agreed to assign and otherwise transfer to the Buyer (the “Assignment”):  (a) certain service level agreements (the “Customer Contracts”) between GCG or Vanco and certain customers (the “Customers”) under which GCG or Vanco agreed to provide such Customers with point-to-point circuits for the transmission of data (the “Circuits”); (b) all rights under such Customer Contracts; (c) copies of all books and records in the Sellers’ possession relating the Customer Contracts; and (d) any deposits previously provided to the Sellers by any of the Customers with respect to the Customer Contracts ((a), (b), (c) and (d) together comprise the “Purchased Assets”).

In exchange for the Purchased Assets, the Buyer agreed to pay the Sellers an aggregate purchase price of $8,000,000 (the “Purchase Price”), provided that all of such Customer Contracts (and the corresponding underlying contracts for the supply of the circuits) are duly assigned.  To the extent any Customer Contract is not assigned to the Buyer, the purchase price shall be reduced on a ratable basis (based on the percentage of aggregate gross margin allocable to all the Customer Contract that is not assigned).  As of the date of the APA, using this ratable adjustment method, the Purchase Price payable with respect to the Customer Contracts would be approximately $7,841,000.  In the event any Customer Contract is not assignable to the Buyer, the APA provides that the Sellers may substitute other customer contracts that have equivalent monthly recurring margin and are reasonably acceptable to the Buyer.  The APA calls for an “Initial Closing” on such date as not less than 75% of the Customer Contracts are ready for assignment, subject to satisfaction of additional closing conditions set forth below.  The APA contemplates that, to the extent that not all of the Customer Contracts are assigned at the Initial Closing, additional closings can be held until March 31, 2010, as additional consents are provided and/or additional Customer Contracts are added (each such closing and the Initial Closing being a “Closing” and the date thereof being a “Closing Date”).  The Buyer is entitled to a credit against the purchase price payments for the amount of any payments applied to satisfy pre-closing liabilities of Sellers to the Suppliers of the circuits, and to the extent of any deposit or prepayment liabilities of Sellers assumed by the Buyer with respect to Customer Contracts.  The APA provides that, generally, all revenues and liabilities associated with each Customer Contract (and corresponding Supplier Contract (as defined below)) up to the Closing Date for the assignment of that Customer Contract shall inure to the Sellers and following the Closing, to the Buyer.

The Assignment of the Purchased Assets is conditioned upon the Buyer’s receipt of, among other customary items:

(a) with respect to each Customer Contract, written consent from the applicable Customer to the Assignment of the Customer Contract (or, if no consent is required for the Assignment of such Customer Contract under the terms and conditions thereof, then such Customer must have been provided with written notice prior to the Assignment);

(b) an agreement from each of the providers of telecommunications connectivity to the applicable Circuits (each such entity being a “Supplier” and each point of connection with a Circuit provided by the Supplier being a “Circuit Leg”) providing that:

(i) either:

(x) there are no outstanding costs, fees, taxes, or other obligations under the applicable master service agreement which one or more of the Sellers entered into with such Supplier with respect to a Circuit Leg (each, a “Supplier Contract” or “Circuit Supplier Obligations”), or

(y) in the event there are Circuit Supplier Obligations, a statement of the amount thereof (and as noted above, such amount shall be credited against the Purchase Price for the Assignment of the Customer Contract corresponding to such Circuit Supplier Obligation); and

(ii) such Supplier shall provide the Circuit Legs covered by the Supplier Contract to the Buyer under the Buyer’s existing contract with such Supplier (or, in the event no Supplier Contract presently exists with the Buyer, a new contract to be entered into between the Supplier and the Buyer or by acceptance by the Supplier of terms and conditions of the Buyer for the provision of the Circuit Legs) for at least the remaining term thereof on terms no more costly per month than prior to the Assignment (unless the Buyer, in its sole discretion, accepts other terms);

(c) receipt of the regulatory approval necessary from the Federal Communications Commission (“FCC”) for the assignment of each Circuit to the Buyer under the APA (the “FCC Approval”); and

(d) waiver of liens with respect to any secured creditors of Sellers holding liens against the Customer Contracts (one of the additional conditions in the APA is that there be at least $4,000,000 of net cash at the Initial Closing, which is the minimum amount expected as necessary to procure a release of lien from the Sellers’ current senior secured lender, and that aggregate transaction costs incurred by Sellers not exceed $500,000).

The APA contains several noncompetition covenants from the Sellers:  (a) for a period of one year following the closing of a Customer Contract assignment, the Sellers shall not, directly or indirectly, provide the underlying Customer or any of its affiliates any circuits of the transmission of telecommunications data in or relating to the United States or Canada; and (b) for a period of two years following the closing of a Customer Contract assignment, the Sellers shall not, directly or indirectly, provide substitute circuits to the underlying Customer or any of its affiliates which would replace any of the circuits that are subject to such Customer Contract (however, the covenant in this clause (b) is subject to certain exceptions).  The APA also contains an agreement whereby Sellers and the Buyer each agree not to solicit employees of the other party or the other party’s affiliates for a period of two years, subject to certain customary exceptions or as the Sellers and the Buyer may from time to time agree.

The APA contains customary representations and warranties for transactions of this nature, which survive the Closing, as well as customary pre-closing and post-closing covenants and indemnification.

The APA provides for customary termination provisions, and the APA provides that if the Sellers terminate the APA under certain circumstances they shall pay to the Buyer $500,000.  The APA also provides that the maximum liability of either the Sellers or the Buyer for failing to consummate the transactions contemplated by the APA for any reason shall be $500,000.

Item 8.01.              Other Events.

On January 4, 2008, the Buyer issued a press release announcing the transactions contemplated by the APA.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Asset Purchase Agreement, dated December 31, 2009,  by and among Capital Growth Systems, Inc., Global Capacity Group, Inc., Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) and Global Telecom & Technology Americas, Inc.

99.1	Press Release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2010	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Asset Purchase Agreement, dated December 31, 2009,  by and among Capital Growth Systems, Inc., Global Capacity Group, Inc., Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) and Global Telecom & Technology Americas, Inc.

99.1	Press Release dated January 4, 2010

EXHIBIT 10.1
ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into this 24th day of December, 2009 (the “Agreement”), by and among Capital Growth Systems, Inc., a Florida corporation (“CGSI”), Global Capacity Group, Inc. a Texas corporation (“GCG”) and Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) a Delaware limited liability company (“Vanco” and together with CGSI and GCG, each a “Seller” and collectively, the “Sellers”), and Global Telecom & Technology Americas, Inc., a Virginia corporation (“Buyer”).

R E C I T A L S:

A.           GCG or Vanco have entered into contracts with those customers set forth on Exhibit A to provide point to point circuits for the transmission of data (“Circuits”) pursuant to a service level agreement.  Each such service level agreement is hereinafter referred to as a “Customer Contract” with the customer of the Seller subject to the Customer Contract being a “Customer.”

B.           In order to provide the Circuit(s) for each Customer Contract, one or more of the Sellers has entered into a master service agreement with each of the providers of telecommunications connectivity with respect to such Circuit(s) (each such entity being a “Supplier” and each point of connection within a Circuit provided by the Supplier is hereinafter referred to as a “Circuit Leg”).  The contractual obligation of each of the Sellers with respect to each of the Circuit Legs is hereinafter referred to as a “Supplier Contract”, a list of which is set forth on Exhibit B.

C.           Both GCG and Vanco hold domestic and international Section 214 authorizations from the U.S. Federal Communications Commission (“FCC”) and certificates of public convenience and necessity or the equivalent from various state telecommunications regulatory commissions (the “State Commissions” and, collectively with the FCC, the “Telecom Regulatory Authorities”), as necessary for them to lawfully engage in the business of providing Circuits for their Customers.  The regulatory approval necessary from the FCC for the assignment of each Circuit to Buyer hereunder is hereinafter referred to as an “FCC Approval”.

D.           The Sellers desire to assign and otherwise transfer to Buyer, and Buyer desires to receive from the Sellers, each Customer Contract, subject to the corresponding Supplier Consent (as defined below), in each case on the terms and subject to the conditions set forth herein, with each such assignment being referred to hereafter as an “Assignment” and which Assignment will be conditioned upon: (a) receipt from the applicable Customer of its written consent to the Assignment of its Customer Contract from the applicable Seller to Buyer, in a form reasonably acceptable to Buyer (each, a “Customer Consent”), if required under the terms and conditions of such Customer Contract (if no consent is required for the Assignment of a Customer Contract under the terms and conditions thereof, then the applicable Customer shall be provided with prior notice of the Assignment in accordance with the terms and conditions of such Customer Contract and applicable law, in a written notice in a form reasonably satisfactory to Buyer, but Customer Consent shall not be required with respect to such Customer Contract); (b) receipt from the Supplier(s) of connectivity related to the applicable Customer Contract(s) of an agreement, to be effective as of the date of the Assignment of that Customer Contract and in a form reasonably satisfactory to Buyer, providing that: (i) there are no outstanding costs, fees, taxes or other obligations under the Supplier Contract covering the Circuits provided under such Customer Contract (“Circuit Supplier Obligations”) or if there are Circuit Supplier Obligations, a statement of the amount thereof (which shall be applied as a credit against the purchase price for the assignment of the Customer Contract corresponding to such Circuit Supplier Obligation pursuant to the terms of Section 2.1(a) below; provided, however, that in no event shall the aggregate amount of Circuit Supplier Obligations with respect to any Closing, together with the Customer Deposit(s) (as defined below) with respect to such Closing, be greater than the aggregate Purchase Price (as defined below) for the Circuits being purchased by Buyer at the applicable Closing); (ii) the applicable Seller shall not be liable for any costs, fees, taxes or other obligations under the Supplier Contract covering the Circuit Legs provided under such Customer Contract, solely to the extent arising out of provision of such Circuit Legs to Buyer after the Closing Date with respect to such Supplier Contract; and (iii) the applicable Supplier will provide the Circuit Leg(s) covered by such Supplier Contract to Buyer under Buyer’s existing contract with such Supplier (or a new contract to be entered into between the Supplier and Buyer if no Supplier Contract presently exists with Buyer) for at least the remaining term thereof on terms no more costly per month than prior to the Assignment, unless Buyer accepts other terms in its sole discretion (each, a “Supplier Consent”) (each Customer Consent and Supplier Consent with respect to a Customer Contract or Supplier Contract is referred to collectively as a “Contractual Consents” for such Customer Contract or Supplier Contract); and (c) receipt of the FCC Approval with respect to such Assignment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Buyer and each Seller hereby agree as follows:

ARTICLE I
ASSIGNMENT AND ASSUMPTION

1.1   Assignment of Purchased Assets.  Upon the terms and subject to the conditions set forth herein, at each Closing (as defined herein), the applicable Seller shall assign and deliver to Buyer, and Buyer shall assume, free and clear of all liens, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind (collectively, “Encumbrances”), only the following assets of the Sellers (collectively, the “Purchased Assets”):

(a) each of the Customer Contracts and all rights thereunder related to services rendered following the Closing at which such Customer Contract is assigned to Buyer hereunder, including all of the applicable Seller’s rights, claims or causes of action against third parties relating to each such Customer Contract;

(b) copies of all books and records in the Sellers’ possession relating to the Customer Contracts, including a tab-delimited Microsoft Excel spreadsheet, in form reasonably satisfactory to Buyer, with the billing and other information concerning the Customers (collectively, the “Books and Records”); and

(c) any deposit(s) previously provided by the applicable Customer(s) to any of the Sellers with respect to the Customer Contracts (the “Customer Deposits”).

1.2   Excluded Assets.  Buyer is purchasing only the Purchased Assets referred to in Section 1.1, and is not purchasing any other asset of any of the Sellers (all such assets not being purchased by Buyer pursuant to this Agreement are collectively referred to as the “Excluded Assets”).

1.3   Assumed Liabilities.  Buyer hereby agrees to assume only the Liabilities of the Sellers under each Customer Contract assigned to Buyer hereunder, in each case solely to the extent relating to circumstances or events first occurring or existing after the Closing at which such Customer Contract is assigned to Buyer hereunder (and specifically excluding: (a) any Liabilities for any breach of or default under any such Customer Contract by any of the Sellers that occurred prior to such Closing; or (b) any violation of law by any of the Sellers that occurred prior to the Closing) (collectively, the “Assumed Liabilities”).  For purposes of this Agreement, “Liability” or “Liabilities” means any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

1.4   Excluded Liabilities.  Except for the Assumed Liabilities, Buyer shall not assume or otherwise be obligated to pay, perform or otherwise discharge any Liability of any Seller (all such Liabilities being herein called the “Excluded Liabilities”).  Without limiting the generality of the foregoing, the Excluded Liabilities include: (a) any Liabilities of any of the Sellers under any Customer Contract relating to circumstances or events occurring or existing on or prior the Closing at which such Customer Contract is assigned to Buyer hereunder; (b) any outstanding costs, fees, taxes or other obligations under any Supplier Contract covering the Circuits provided under any Customer Contract assigned to Buyer hereunder as of the Closing at which such Customer Contract is assigned to Buyer hereunder; and (c) any Liability under any Bulk Sales Law (as defined below).  Notwithstanding anything to the contrary herein, to the extent that any Circuit Supplier Obligations are deducted from the Purchase Price at any Closing hereunder, then the amount of such Circuit Supplier Obligations shall be an Assumed Liability under this Agreement for which the Seller Indemnified Parties are entitled to indemnification from Buyer under Article IX in accordance with the terms and conditions thereof.

1.5   Non-Assigned Purchased Assets.  Notwithstanding anything to the contrary in this Agreement, if, despite the parties each having satisfied their respective obligations under Section 8.2 (Regulatory and Other Approvals):  (i) Closing does not occur with respect to any Customer Contract by March 31, 2010 (the “Outside Date”), or (ii) Seller is unable to obtain a release of lien from the holders of debt secured with a collateral pledge of any Customer Contract by the Outside Date, then: (a) this Agreement shall not constitute an assignment or transfer of such Customer Contract; and (b) the Supplier Consent under the Supplier Contract covering the Circuits provided under such Customer Contract will be deemed to have been rescinded solely with respect to such Customer Contract.

1.6   Revenue.  If any of the Sellers receives any revenue (other than any revenue for which Buyer has received a credit pursuant to Section 2.1(a)) that is attributable to any services provided by Buyer under any of the Customer Contracts on or after the Closing with respect to such Customer Contract  (“Buyer Revenue”), it shall hold such Buyer Revenue in trust for Buyer and, as soon as reasonably practicable after receipt thereof, pay all of such Buyer Revenue over to Buyer, by check or wire transfer of immediately available funds.  If Buyer receives any revenue that is attributable to any services provided by any of the Sellers under any of the Customer Contracts prior to the Closing with respect to such Customer Contract (“Seller Revenue”), it shall hold such Seller Revenue in trust for the Sellers and, as soon as reasonably practicable after receipt thereof, pay all of such Seller Revenue over to the Sellers, by check or wire transfer of immediately available funds.  If either the Sellers or Buyer receives any revenue that is not designated by the applicable Customer as either Buyer Revenue or Seller Revenue and is not otherwise reasonably identifiable as either Buyer Revenue or Seller Revenue, the receiving party shall provide written notice thereof to the other party, contact the applicable Customer and otherwise use commercially reasonable efforts to determine whether such payment is Buyer Revenue or Seller Revenue, provide written notice to the other party of the determination and, if applicable, make payment to the other party as described above.

1.7   Bulk Sales Laws.  Buyer and the Sellers each hereby waive, to the fullest extent allowable under applicable law, compliance with the requirements of the bulk sales or bulk transfer laws of any jurisdiction which may be applicable to the transactions contemplated by this Agreement (“Bulk Sales Law”).

ARTICLE II
PURCHASE AND SALE

2.1   Purchase Price.

(a)   The aggregate purchase price for all the Purchased Assets shall be eight million  dollars ($8,000,000) (the “Purchase Price”), consisting of payment by Buyer to the applicable Seller of the Purchase Price for each Circuit under each Customer Contract being assigned to Buyer hereunder, as set forth next to the name of such Customer Contract and such Circuit on Exhibit A hereto (the Purchase Price for each such Circuit being a “Circuit Purchase Price”), from which shall be deducted:

(i)   the amount of any prepayments received by any of the Sellers on or prior to the Closing with respect to the Customer Contract(s) being assigned to Buyer hereunder for services to be rendered under such Customer Contract(s) following the Closing with respect to such Customer Contract; and

(ii)   the amount of any outstanding Circuit Supplier Obligations under the Supplier Contract(s) covering the Circuits provided under the Customer Contract(s) being assigned to Buyer hereunder as of the Closing with respect to each such Customer Contract (which deducted amount shall be paid by Buyer to the applicable Supplier(s) at such Closing by wire transfer of funds as payment against the Supplier Contract(s) in question).

(b)   In the event that, despite the parties each having satisfied their respective obligations under Section 8.2 (Regulatory and Other Approvals), the Customer Consent is not obtained for one or more of the Customer Contracts and corresponding Circuits included on Exhibit A hereto (each, a “Non-Purchasable Circuit”), the Sellers shall have the right, after providing at least ten (10) Business Days prior written notice to Buyer, to replace such Non-Purchasable Circuit(s) and instead assign to Buyer a circuit(s) within Sellers’ inventory which has a Monthly Recurring Margin (defined as the gross monthly revenue derived from such circuit minus the gross monthly vendor cost incurred by such circuit) equal or greater to that of such Non-Purchasable Circuit(s), that is, in each case, reasonably acceptable to Buyer.

2.2   Closings.

(a)   Closings of the purchases and sales by Buyer and the Sellers of Customer Contracts under this Agreement (each, a “Closing” and collectively, the “Closings”) shall occur as set forth in this Section 2.1.  The date on which each Closing is actually held is sometimes referred to herein as its “Closing Date.”

(b)   Subject to the fulfillment or waiver of the conditions set forth in Articles V and VI, the initial Closing (the “Initial Closing”) shall be held at the offices of the Sellers at 10:00 am (central time) two (2) business days after the date on which: (i) the FCC Approval has been provided by the FCC; and (ii) both  Contractual Consents (i.e., the Customer Consent and the Supplier Consent) have been obtained with respect to Customer Contract(s) collectively covering Circuit(s) with an aggregate Circuit Purchase Price that both: (A) is at least seventy-five percent (75%) of the Purchase Price, and (B) results in Net Proceeds (as defined below) of at least four million dollars ($4,000,000) (collectively, the “Initial Closing Customer Contracts”); provided, however, that in no event will the Initial Closing occur after the Outside Date.  For purposes of this Agreement, “Net Proceeds” means, with respect to the applicable Circuits, the aggregate Purchase Price for such Circuits minus the aggregate Circuit Supplier Obligations amount (if any) with respect to such Circuits.  At the Initial Closing, the Sellers shall transfer to Buyer any Customer Deposit(s) with respect to the Initial Closing Customer Contract(s).

(c)   If less than all of the Customer Contracts are assigned by the Sellers to Buyer at the Initial Closing, then an additional Closing shall be held on the two (2) week anniversary of the Closing Date of the Initial Closing (the “First Subsequent Closing”), with respect to the Customer Contract(s), if any, for which both Contractual Consents were not obtained by the Closing Date of the Initial Closing but have been obtained by the Closing Date of the First Subsequent Closing  and the fulfillment or waiver of the conditions set forth in Articles V and VI has occurred (collectively, the “First Subsequent Closing Customer Contracts”).

(d)   If less than all of the Customer Contracts are assigned by the Sellers to Buyer at the Initial Closing and the First Subsequent Closing, then an additional Closing shall be held on the two (2) week anniversary of the Closing Date of the First Subsequent Closing (the “Second Subsequent Closing” and, together with the First Subsequent Closing, the “Subsequent Closings”), with respect to the Customer Contract(s), if any, for which both Contractual Consents were not obtained by the Closing Date of the First Subsequent Closing but have been obtained by the Closing Date of the Second Subsequent Closing and the

fulfillment or waiver of the conditions set forth in Articles V and VI has occurred (collectively, the “Second Subsequent Closing Customer Contracts”).

(e)   Notwithstanding anything to the contrary in this Agreement, in no event will any Customer Contract for which the applicable Customer has provided to any Seller a disconnect notice or other notice of termination be assigned to Buyer under this Agreement or otherwise be included in the Purchased Assets.

2.3   Seller Initial Closing Deliverables.  At the Initial Closing, the Sellers shall deliver to Buyer:

(a)   a certificate, dated as of the Closing Date for the Initial Closing, in form and substance reasonably satisfactory to Buyer, certifying that: (i) the conditions to Buyer’s obligation to consummate the Initial Closing set forth in Section 2.2(b) and Article V have been satisfied (a “Seller Initial Closing Certificate”); and (ii) attached thereto are correct and complete copies of the resolutions evidencing all approvals of the board of directors/board of managers and stockholders/equity holders required under applicable law and the organizational documents of each of the Sellers in connection with the execution and delivery of this Agreement and performance and consummation of the transactions contemplated hereby;

(b)   evidence reasonably satisfactory to Buyer that all of the conditions to Buyer’s obligation to consummate the Initial Closing set forth in Section 2.2(b) and Article V have been satisfied, including copies of: (i) the Customer Consent(s) relating to the Customer Contract(s) being assigned to Buyer at the Initial Closing, duly executed by the applicable Customer(s) (or proof of sending of notice of assignment if Customer Consent is not required under applicable law and the terms and conditions of the applicable Customer Contract); (ii) evidence reasonably satisfactory to Buyer of the Supplier with respect to each Supplier Contract covering the Circuits provided to the Customers under the applicable Customer Contracts(s) having either: (A) agreed to supply such Circuits to Buyer under an existing contract with Buyer, or (B) entered into a new contract with Buyer, on terms reasonably acceptable to Buyer, under which such Supplier will provide such Circuits to Buyer, in each case for a term no less than the remaining term of the corresponding Customer Contracts), duly executed by the applicable Seller and the applicable Supplier (each, an “Initial Closing Supplier Consent”); (iii) documents reasonably satisfactory to Buyer evidencing release by the Lenders of all of their respective security interest(s) in the Customer Contract(s) being assigned to Buyer at the Initial Closing; and (iv) the Lender Consent(s) with respect to assignment of the Customer Contract(s) being assigned to Buyer at the Initial Closing, duly executed by the applicable Lenders;

(c)   such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery to Buyer of the Customer Contract(s) being assigned to Buyer at the Initial Closing;

(d)   the Books and Records; and

(e)   any Customer Deposit(s) with respect to the Initial Closing Customer Contract(s); provided, however, that: (i) the Sellers shall be entitled, in lieu of delivering such Customer Deposits to Buyer, to instead provide a credit for such amount against the Purchase Price to be paid at such Closing, in which event Buyer shall assume the liability to the applicable Customers for such Customer Deposits; provided, however, that in no event shall the aggregate Customer Deposit(s) with respect to any Closing, together with the aggregate amount owed to Supplier(s) with respect to such Closing (as described in Recital D hereto), exceed the Purchase Price for such Closing.

2.4   Buyer Initial Closing Deliverables.  At the Initial Closing, Buyer shall deliver to the Sellers:

(a)   a certificate, dated as of the Closing Date for the Initial Closing, in form and substance reasonably satisfactory to the Sellers, certifying that the conditions to the Sellers’ obligation to consummate the Initial Closing set forth in Section 2.2(b) and Article VI have been satisfied (the “Buyer Initial Closing Certificate”);

(b)   the aggregate Purchase Price with respect to the Circuits under the Customer Contract(s) being assigned to Buyer at the Initial Closing, by wire transfer of immediately available funds to the account(s) of the applicable Seller(s);

(c)   the Assignment of each Customer Contract being assigned to Buyer at the Initial Closing, duly executed by Buyer;

(d)   the Initial Closing Supplier Consents relating to the Supplier Contract(s) covering the Circuits provided to Customers under the Customer Contracts(s) being assigned to Buyer at the Initial Closing, duly executed by Buyer; and

(e)   to the extent that the Sellers elect to have Buyer assume the liability for the Customer Deposit(s) with respect to the Customer Contract(s) being assigned to Buyer at such Closing as noted in Section 2.3(e) above, Buyer hereby covenants and agrees that such liability shall be borne solely by Buyer and not by any Seller.

2.5   Seller Subsequent Closing Deliverables.  At each Subsequent Closing, the Sellers shall deliver to Buyer:

(a)   a certificate, dated as of the Closing Date for such Subsequent Closing, in form and substance reasonably satisfactory to Buyer, certifying that the conditions to Buyer’s obligation to consummate such Subsequent Closing set forth in Section 2.2(c) or (d) (as applicable) and Article V have been satisfied (each, a “Seller Subsequent Closing Certificate” and, together with the Seller Initial Closing Certificate, the “Seller Closing Certificate”);

(b)   evidence reasonably satisfactory to Buyer that all of the conditions to Buyer’s obligation to consummate such Subsequent Closing set forth in Section 2.2(c) or (d) (as applicable) and Article V have been satisfied, including copies of: (i) the Customer Consent(s) relating to the Customer Contract(s) being assigned to Buyer at such Subsequent Closing, duly executed by the applicable Customer (or due evidence that Customer ; (ii) evidence reasonably satisfactory to Buyer of the Supplier with respect to each Supplier Contract covering the Circuits provided to the Customers under the applicable Customer Contracts(s) having either: (A) agreed to supply such Circuits to Buyer under an existing contract with Buyer, or (B) entered into a new contract with Buyer, on terms reasonably acceptable to Buyer, under which such Supplier will provide such Circuits to Buyer, in each case for a term no less than the remaining term of the corresponding Customer Contracts), duly executed by the applicable Seller and the applicable Supplier (each, a “Subsequent Closing Supplier Consent”); (iii) documents reasonably satisfactory to Buyer evidencing release by the Lenders of all of their respective security interest(s) in the Customer Contract(s) being assigned to Buyer at such Subsequent Closing; and (iv) the Lender Consent(s) (as defined below) with respect to Assignment of the Customer Contract(s) being assigned to Buyer at such Subsequent Closing, duly executed by the applicable Lender(s);

(c)   such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Customer Contracts being assigned to Buyer at such Subsequent Closing; and

(d)   any Customer Deposit(s) with respect to such Subsequent Closing Customer Contract(s); provided, however, that: (i) the Sellers shall be entitled, in lieu of delivering such Customer

Deposits to Buyer, to instead provide a credit for such amount against the Purchase Price to be paid at such Closing, in which event Buyer shall assume the liability to the applicable Customers for such Customer Deposits; provided, however, that in no event shall the aggregate Customer Deposit(s) with respect to any Closing, together with the aggregate amount owed to Supplier(s) with respect to such Closing (as described in Recital D hereto), exceed the Purchase Price for such Closing.

2.6   Buyer Subsequent Closing Deliverables.  At each Subsequent Closing, Buyer shall deliver to the Sellers:

(a)   a certificate, dated as of the Closing Date for such Subsequent Closing, in form and substance reasonably satisfactory to the Sellers, certifying that the conditions to the Sellers’ obligation to consummate such Subsequent Closing set forth in Section 2.2(c) and Article VI have been satisfied (the “Buyer Subsequent Closing Certificate” and, together with the Buyer Initial Closing Certificate, the “Buyer Closing Certificate”);

(b)   the aggregate Purchase Price with respect to the Circuits under the Customer Contract(s) being assigned to Buyer at such Subsequent Closing, by wire transfer of immediately available funds to the account(s) of the applicable Seller(s);

(c)   the Assignment of each Customer Contract being assigned to Buyer at such Subsequent Closing, duly executed by Buyer;

(d)   the Subsequent Closing Supplier Consent(s) relating to the Supplier Contract(s) covering the Circuits provided to Customers under the Customer Contracts(s) being assigned to Buyer at such Subsequent Closing, duly executed by Buyer; and

(e)   to the extent that the Sellers elect to have Buyer assume the liability for the Customer Deposit(s) with respect to the Customer Contract(s) being assigned to Buyer at such Closing as noted in Section 2.5(d) above, Buyer hereby covenants and agrees that such liability shall be borne solely by Buyer and not by any Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby jointly and severally represents and warrants to Buyer as follows:

3.1   Existence; Good Standing, Authority; Enforceability.

(a)   Each Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all required power and authority to own or lease its properties and assets and to conduct its business as presently conducted.  Each Seller is duly qualified to do business and in good standing as a foreign entity in all jurisdictions in which the failure to be so qualified would be reasonably likely to have a material adverse effect on such Seller.

(b)   Each Seller has full authority and capacity to execute, deliver and perform this Agreement and all of the other documents contemplated hereby to be executed by such Seller.  The execution, delivery and performance by each Seller of this Agreement and all of the other documents contemplated hereby to be executed by such Seller have been duly authorized by all required action on the part of such Seller (including approval by its board of directors, board of managers, stockholders or equity holders, as applicable).

(c)   This Agreement and all of the other documents contemplated hereby to be executed by each Seller have been duly executed and delivered by such Seller and this Agreement is, and each of such other documents upon execution and delivery will be, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms.

3.2   Non-Contravention; Third Party Notices, Consents and Approvals.

(a)   Neither the execution and delivery of this Agreement and the other documents contemplated hereby to be executed by each Seller, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, will: (i) violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under: (A) under the Organizational Documents of any Seller, (B) any agreement, instrument, right, restriction, license or obligation to which any Seller is a party or any of the Purchased Assets is subject or by which any Seller is bound, except for the required consents of the Agent and/or corresponding lenders under the existing loan agreements (and corresponding loan documents) to which the Sellers are subject with each of: (I) ACG CGS, L.L.C., as Agent for itself and any other named senior lenders (collectively, the “Senior Lenders”); and (II) the purchase agreements with the holders of each of the Amended and Restated March Debentures, July Debentures, November Debentures and VPP Debentures, as those terms are defined in the Purchase Agreement, dated as of July 31, 2009, pursuant to which CGSI issued secured debentures (collectively, the “Subordinated Lenders” and, together with the Senior Lenders, the “Lenders”) (collectively, the “Lender Consents”); (C) any judgment, order or decree of any state, federal or local court or tribunal to which any Seller is a party or any of the Purchased Assets is subject or by which any Seller is bound, or (D) any federal or state law affecting any Seller or the Purchased Assets (with the understanding by Buyer that no representation or warranty is being made as to  the compliance of the contemplated transactions with the applicable state telecommunications laws and is contingent upon obtaining the FCC Approval); or (ii) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets.  For purposes of this Agreement: (i) “Person” means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, governmental authority or other entity; and (ii) the “Organizational Documents” of a Person means: (A) its articles of incorporation, certificate of incorporation, certificate of formation or similar document(s) filed with a governmental authority, which filing forms or organizes the Person; and (B) its bylaws, limited liability company operating agreement, partnership agreement, trust agreement or similar document(s), whether or not filed with a governmental authority, which organize or govern the internal affairs of such Person, as amended to date and in effect at the time in question.

(b)   Except for: (i) the Regulatory Approvals; (ii) required Lender Consents; and (iii) the Contractual Consents, no notice to, or consent of or with, any governmental entity or, with respect to any of the Supplier Contracts or any of the Customer Contracts, any third Person, is required to be obtained by any Seller in connection with the execution and delivery by the Sellers of this Agreement and the other documents contemplated hereby to be executed by each Seller, or the consummation of the transactions contemplated hereby or thereby.

3.3   Customer Contracts and Supplier Contracts.  Each Customer Contract and each Supplier Contract is the legal, valid, binding obligation of the parties thereto, enforceable against each such party in accordance with its terms.  Except as set forth on Schedule 3.3(a)and except for instances in which the Sellers are past due on payment terms under Supplier Contracts and instances in which Customers are less than ninety (90) days past due on payment terms under Customer Contracts, no party to any Customer Contract or Supplier Contract is in material breach or default thereof, and no event has occurred that, with or without notice or lapse of time, would constitute a material breach or default thereunder, or permit termination, modification or acceleration thereunder.  Except as set forth on Schedule 3.3(b) and except for normal churn in the ordinary course of business, none of the Customers or the Suppliers has, within the one year period prior to the date of this Agreement, made any adverse change in its relationship with any of the Sellers as it relates to the Customer Contracts (for Customers) or Supplier Contracts (for Suppliers).  Except as set forth on Schedule 3.3(c), none of the Sellers has received any notice or other communication stating, and no Seller otherwise has any reason to believe that, any of the Customers or Suppliers will terminate its relationship with the Sellers or make any other adverse change in its relationship with any of the Sellers as it relates to any of the Customer Contracts or Supplier Contracts.

3.4   Litigation.  Except as set forth on Schedule 3.4, there are no lawsuits, claims, proceedings or investigations (collectively, “Proceedings”) pending or, to the Sellers’ knowledge, threatened against or affecting any Seller in respect of, or that would reasonably be expected to affect, any of the Customer Contracts or Supplier Contracts nor, to the best knowledge of each Seller, is there any basis for any of the same, and there is no lawsuit, claim or proceeding pending in which any Seller is the plaintiff or claimant which relates to any of the Customer Contracts or Supplier Contracts.  For purposes of this Agreement, the Sellers’ “knowledge” (including similar phrases) means the knowledge that any employee, officer or director of any Seller actually has or the knowledge that any such person would be reasonably expected to obtain after making the same reasonable inquiry that a reasonably prudent business person would have made in the management and conduct of a business in order to gain a reasonable understanding of the matter.

3.5   Accounts Receivable and Payable.  Schedule 3.5(a) sets forth a complete and correct accounts receivable aging schedule for each of the accounts receivable of the Sellers relating to any of the Customer Contracts.  Except as set forth on Schedule 3.5(b), all of the accounts receivable of the Sellers relating to any of the Customer Contracts: (a) represent valid obligations of Customers arising from bona fide transactions entered into in the ordinary course of business; and (b) except for disputes in the ordinary course of business between the Sellers and Customers that could not reasonably be expected to adversely affect Buyer’s ability to collect on its accounts receivable from the applicable Customer after the applicable Closing, are current and collectible in full, without any counterclaim or set off, when due (and in no event later than ninety (90) days after the date hereof).  No Seller has modified, discounted, set off or accelerated the collection of any of its accounts receivable relating to any of the Customer Contracts.  Except as set forth on Schedule 3.5(c), no accounts payable of any Seller related to any of the Supplier Contracts has been outstanding for more than ninety (90) days.  No Seller has delayed any of the payment terms or otherwise paid any of the accounts payable of such Seller outside the ordinary course of its business consistent with past practice.

3.6   Title.  Except as set forth on Schedule 3.6, the Sellers are the sole beneficial and lawful owner of all of the Purchased Assets, no Seller has transferred to any other Person any ownership rights or ownership interest in any of the Purchased Assets, and the Sellers have good, valid and marketable title to all of the Purchased Assets, free and clear of any and all Encumbrances except for the encumbrances of the Senior Lenders and Subordinated Lenders.  The sale by the Sellers to Buyer of the Purchased Assets pursuant to this Agreement will convey to Buyer good, valid and marketable title to the Purchased Assets, free and clear of any and all Encumbrances, subject to waiver of liens in favor of the Senior Lenders and Subordinated Lenders, copies of which shall be delivered by the Sellers to Buyer at the Closings in accordance with Sections 2.3(b)(iii) and 2.5(b)(iii).

3.7   Telecom Law.

(a)   Except to the extent that would not reasonably be expected to prevent, delay or otherwise impede the ability of the parties to obtain the FCC Approval: (i) the Sellers are each in compliance, in all material respects, with applicable Telecom Law and each Seller has, in the past, conducted its business in compliance, in all material respects, with applicable Telecom Law; and (ii) no investigation, review or proceeding by any Telecom Regulatory Authority with respect to any Seller in relation to any actual or alleged violation of Telecom Law is pending or, to the Sellers’ knowledge, threatened, nor has any Seller received any notice from any Telecom Regulatory Authority indicating an intention to conduct the same.

(b)   For purposes of this Agreement, “Telecom Law” means: (i) the Communications Act of 1934, as amended (including by the Telecommunications Act of 1996); and (ii) any rules, regulations or policies promulgated by the FCC or any State Commission.

3.8   Sufficient Capital.  The Sellers reasonably believe that they have, and as of each Closing hereunder reasonably believe that they will continue to have, sufficient capital to fund operations of their business in the ordinary course of business consistent with past practice.

3.9   Brokers.  No Seller is obligated to pay any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement for which Buyer is or could become liable.

3.10   No Other Representations.  NONE OF THE SELLERS HAS MADE OR IS MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows:

4.1   Existence; Good Standing; Authority; Enforceability.  Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.  Buyer has full corporate power and authority to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by Buyer has been duly authorized and approved by Buyer and does not require any further authorization or consent of Buyer.  This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

4.2   Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, or result in the creation or imposition of any Encumbrance upon any of its assets under: (a) the Organizational Documents of Buyer, (b) any agreement, instrument, right, restriction, license or obligation to which Buyer is a party or to which any of its assets is subject, (c) any judgment, order or decree of any state, federal or local court or tribunal to which Buyer is a party or to which any of its assets is subject, or (d) any federal or state law applicable to Buyer or its assets.

4.3   Brokers.  Buyer is not obligated to pay any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement for which any Seller is or could become liable

4.4   No Other Representations.  BUYER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV.

ARTICLE V
CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE

The obligation of Buyer to consummate each of the Closings under this Agreement is subject to the satisfaction, at or before such Closing, of all the conditions set out below in this Article V, unless waived by Buyer in writing on or prior to the Closing Date for such Closing.

5.1   Representations and Warranties; Covenants.  The representations and warranties of the Sellers contained in Article III shall have been true and correct when made and be true and correct in all respects (if qualified by materiality) or true and correct in all material respects (if not qualified by materiality), as of the

Closing Date for such Closing (except with respect to those representations and warranties that are made as of a specific date, only as of such date) and the Sellers shall have each duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by them at or before such Closing.

5.2   No Changes or Destruction of Property.  Between the date hereof and the Closing Date for such Closing, there shall have been no material adverse change in the Purchased Assets that have not yet, as of the time of such Closing, been purchased by Buyer hereunder.

5.3   No Restraint or Litigation.  No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

5.4   FCC Approval; Contractual Consents.  The FCC Approval shall have been obtained and each of the Contractual Consents applicable to such Closing shall have been obtained.

5.5   Closing Deliverables.  Buyer shall have received each of the items relating to such Closing described in Section 2.3 or 2.5, as applicable.

ARTICLE VI
CONDITIONS PRECEDENT TO SELLERS’ PERFORMANCE

The obligations of the Sellers to consummate each of the Closings under this Agreement are subject to the satisfaction, at or before such Closing, of all the conditions set out below in this Article VI, unless waived by the Sellers in writing on or prior to the Closing Date for such Closing.

6.1   Representations and Warranties; Covenants.  The representations and warranties of Buyer contained in Article IV shall have been true and correct when made and be true and correct in all respects (if qualified by materiality) or true and correct in all material respects (if not qualified by materiality), as of the Closing Date for such Closing (except with respect to those representations and warranties that are made as of a specific date, only as of such date) and Buyer shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it at or before such Closing.

6.2    No Restraint or Litigation.  No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

6.3   Closing Deliverables.  The Sellers shall have received each of the items relating to such Closing described in Section 2.4 or 2.6, as applicable.

ARTICLE VII
TERMINATION

7.1   Methods of Termination.  This Agreement may be terminated as follows:

(a)   by mutual consent of Buyer and the Sellers;

(b)   by any party at any time following the Outside Date if all of the Closings have not occurred by the Outside Date; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose breach of any provision of this Agreement shall have caused, or resulted in, the failure of the Closings to have occurred by the Outside Date (for the avoidance of doubt, provided that the Seller have not breached their respective obligations under Section 8.2 (Regulatory and Other

Approvals), the failure of the Sellers to obtain any necessary Lender Consents, Contractual Consents or the FCC Approval shall not constitute a breach of this Agreement);

(c)   by Buyer, upon a breach of any representation and warranty, covenant or agreement of the Sellers set forth in this Agreement, or if any representation and warranty of the Sellers set forth in this Agreement shall become untrue, in either case such that the conditions to the obligations of Buyer to consummate each of the Closings set forth in Section 5.1 would not be satisfied as of the time of such breach or as of the time such representation and warranty shall have become untrue; provided, however, that if such breach or untruth is curable by the Sellers prior to the Outside Date through the exercise of commercially reasonable efforts, then Buyer may not terminate this Agreement under this Section 7.1(c) prior to ten (10) Business Days following written notice having been provided by Buyer to the Sellers of such breach or untruth (and then only if such breach or untruth has not been cured);

(d)   by the Sellers, upon a breach of any representation and warranty, covenant or agreement of Buyer set forth in this Agreement or if any representation and warranty of Buyer set forth in this Agreement shall become untrue, in either case such that the conditions to the Sellers’ obligation to consummate each of the Closings set forth in Section 6.1 would not be satisfied as of the time of such breach or as of the time such representation and warranty shall have become untrue; provided, however, that if such breach or untruth is curable by Buyer prior to the Outside Date through the exercise of commercially reasonable efforts, then the Sellers may not terminate this Agreement under this Section 7.1(c) prior to ten (10) Business Days following written notice having been provided by the Sellers to Buyer of such breach or untruth (and then only if such breach or untruth has not been cured);

(e)   by either Buyer, on the one hand, or the Sellers, on the other hand, if any condition to such party’s obligation to consummate a Closing set forth in Article V or Article VI (as applicable) shall have become incapable of satisfaction (other than as provided in Sections 7.1(c) and (d)); provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose breach of any provision of this Agreement shall have caused, or resulted in, such Closing condition to have become incapable of satisfaction; or

(f)   by the Sellers pursuant to Section 8.5(a).

For purposes of this Agreement, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.  Any termination made in accordance with Section 7.1(b), (c), (d), (e) or (f) shall be effective upon delivery of a notice of termination by the terminating party to each other party, which notice shall refer to the subsection of this Section 7.1 pursuant to which such termination is being made.

7.2   Procedure Upon Termination.  In the event of termination pursuant to Section 7.1 hereof, this Agreement shall terminate without further action by either of Buyer and the Sellers hereto.  If this Agreement is terminated as provided herein:

(a)   each party will, at its election, either destroy (and certify such destruction in a certificate executed by an officer of such party) or return all documents and other material relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

(b)   neither Buyer nor the Sellers shall be under any liability to the other Party hereto by reason of this Agreement, its negotiation or its said termination, whether for costs, expenses, damages or otherwise, except that: (i) any termination of this Agreement after the Initial Closing or any Subsequent Closing shall not affect the respective rights and obligations of the parties as they relate to the Closings that have occurred prior to the termination of this Agreement; and (ii) if such termination results from the willful breach by a party of any of its representations and warranties or covenants and agreements set forth in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such willful breach, provided however, that notwithstanding anything to the contrary contained in this Agreement, the maximum liability of the Sellers on the one hand or the Buyer on the other hand for failure to close the transactions contemplated in this Agreement for any reason shall be $500,000 in the aggregate.

ARTICLE VIII
ADDITIONAL AGREEMENTS

8.1   Conduct Prior to Closing.  Except as directed by Buyer pursuant to this Agreement, from the date of this Agreement until the earlier to occur of: (x) the Closing; or (y) the termination of this Agreement pursuant to and in accordance with Section 7.1 (the “Pre-Closing Period”), each of the Sellers shall, solely to the extent that it would reasonably be expected to affect any of the Customer Contracts or the Supplier Contracts, conduct its business only in the ordinary course of business consistent with past practice, preserve intact its business organization and relationships with customers, suppliers and others having business dealings with it and keep available the services of each of its present officers and employees.  Without limiting the generality of the foregoing, except as directed by Buyer pursuant to this Agreement, during the Pre-Closing Period, the Sellers shall each:

(a)   not amend, waive, terminate, or take any action that would constitute a breach under, any Customer Contract or Supplier Contract, or enter into any new Customer Contract or Supplier Contract without the prior written consent of Buyer, which consent shall not be unreasonably withheld (provided that an appropriate adjustment shall be made to the Purchase Price for any new Customer Contract that is substituted for an existing Customer Contract in accordance with Section 2.1(b) to the extent that the gross margin is reduced or increased, consistent with the pricing methodology for such existing Customer Contract implied by Exhibit A hereto);

(b)   not permit any Encumbrance to encumber any of the Purchased Assets, or otherwise subject any of the Purchased Assets to any Encumbrance, except for Encumbrances incurred in connection with the refinancing of existing debt or an additional financing, in each case where a condition to such refinancing or additional financing is the waiver, in form and substance reasonably acceptable to Buyer, of all Encumbrances thereunder with respect to the sale of the Purchased Assets to Buyer;

(c)   solely to the extent relating to or affecting the Customer Contracts or the Supplier Contracts: (i) pay accounts payable and other obligations and liabilities only in the ordinary course of business consistent with past practices; and (ii) not modify the terms of, discount, setoff or accelerate the collection of any accounts receivable or any other debts owed to or claims held by such Seller, subject to: (A) the terms of Section 8.1(a) above, and (B) the Sellers’ right, with Buyer’s consent (not to be unreasonably withheld), to make modifications in the ordinary course of business intended to improve the Sellers’ position with respect to Customer Contracts; and

(d)   not take any action or fail to take any action that would result in any of the representations and warranties of the Sellers set forth in Article III to not continue to be true and correct as of each Closing;

Nothing contained in this Section 8.1 shall give Buyer, directly or indirectly, the right to control or direct the operations of any of the Sellers and the Sellers shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

8.2   Regulatory and Other Approvals.

(a)   During the Pre-Closing Period, Buyer and the Sellers shall, in good faith and in a timely manner, use their respective commercially reasonable efforts to take or cause to be taken all actions, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents, as may be required to cause the Closing conditions contained in Articles V and VI applicable to such party to be satisfied, and refrain from taking any actions that would have the effect of delaying, impeding or preventing satisfaction of any of the Closing conditions contained in Articles V and VI applicable to such party; provided that Buyer shall not be required to incur any out-of-pocket expenses in connection with any such matters.

(b)   Without limiting the generality of Section 8.2(a), during the Pre-Closing Period, Buyer and the Sellers shall use their respective commercially reasonable efforts to make all reasonably necessary or advisable filings with, obtain all reasonably necessary or advisable waivers, consents and approvals from the FCC and any other third parties (including the Contractual Consents).

(c)   During the Pre-Closing Period, Buyer, on the one hand, and the Sellers, on the other hand, shall: (i) provide regular written notices to the other party concerning, and otherwise keep the other party reasonably apprised of, the status of their process of obtaining the FCC Approval, the Contractual Consents and any other waivers, consents or approvals to be obtained in connection with the consummation of the transactions contemplated hereby (which shall include correct and complete copies of any correspondence or other communications received from the FCC or any other third party in connection therewith, to the extent not prohibited by currently existing confidentiality agreements); and (ii) each provide the other party with the right to review in advance, and consult with the other party on, any filing, consent or approval request, or other communication with or to the FCC or any other third party in connection with their process of obtaining any such waiver, consent or approval.

8.3   Non-Solicitation of Employees.  Except as otherwise agreed by the parties, during the Pre-Closing Period and for a period of two (2) years thereafter, the Sellers on the one hand (on behalf of themselves and their respective Affiliates), and Buyer on the other hand (on behalf of Buyer and its Affiliates), each agree not to directly or indirectly solicit for employment or performance of services or hire for employment or performance of services any of the persons employed by Sellers or their Affiliates (in the case of solicitation or hiring by Buyer or its Affiliates) or any of the persons employed by Buyer or its Affiliates (in the case of solicitation or hiring by any of Sellers or their Affiliates); provided, however, that: (i) no general advertisement or general solicitation (whether directly or through a recruiter), in each case which is not targeted to the persons referenced above, shall be deemed to be a solicitation thereof in violation of this Section 8.3; and (ii) either party shall be entitled to hire any person whose employment has been terminated by the other party (a resignation by the terminated person shall not be deemed a termination of employment by the other party for purposes hereof).  The terms of this Section 8.3 shall survive any termination of this Agreement.  For purposes of this Agreement, the term “Affiliate” shall have the same meaning as construed under Rule 405 promulgated under the Securities Act of 1933, as amended.  Notwithstanding anything to the contrary in this Section 8.3, the parties agree that Buyer shall have the right to solicit and employ each of the persons agreed upon by the parties..

8.4    Access to Information.  During the Pre-Closing Period, each of the Sellers shall permit Buyer and its representatives to have full access, during normal business hours and after reasonable prior notice to the Sellers, to the properties, books and records of the Sellers, solely to the extent relating to the Purchased Assets; provided, however, that the parties agree to cooperate so that any such access does not unreasonably interfere with the conduct of the business of the Sellers and further agree to comply, with respect to any information obtained pursuant to this Section 8.4, with the obligations set forth in the Confidentiality Agreement, dated October 12, 2009, between Buyer and Capital Growth Systems, Inc. d/b/a Global Capacity.

8.5   Termination for Convenience; Termination Fee.

(a)           The Sellers shall be entitled to terminate this Agreement for any reason prior to the occurrence of the Initial Closing by providing at least three (3) days prior written notice thereof to Buyer pursuant to the last paragraph of Section 7.1 and, in such event shall be obligated to pay to Buyer a five hundred thousand dollar ($500,000) cash termination fee to Buyer (the “Termination Fee”) promptly following the termination of this Agreement.

(b)           For the avoidance of doubt: (i) termination pursuant to Section 8.5(a) shall not be effective unless and until the Termination Fee has been received by Buyer; and (ii) Sellers shall not be obligated to pay the Termination Fee to Buyer if this Agreement is terminated pursuant to Sections 7.1(a), (b), (c), (d) or (e)..

8.6   Notification During the Pre-Closing Period of Breaches.  During the Pre-Closing Period, Buyer, on the one hand, and the Sellers, on the other hand, will each notify the other as soon as reasonably practicable (and in any event within three (3) Business Days) after it becomes aware of: (a) any material breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement; or (b) any fact or condition that would cause a condition to the other party’s obligation to consummate the Closing set forth in Article V or VI to not be satisfied.  No such notice provided shall be deemed to supplement or amend any of the representations and warranties of the party providing such notice for purposes of determining whether any of the conditions set forth in Section 5.1 or Section 6.1, as applicable, have been satisfied or in any way affect, limit or constitute a waiver of the liability of such party under this Agreement with respect to the matters set forth in such notice.

              8.7           Non-Competition.  In consideration of the Purchase Price to be paid by Buyer to the Sellers (which each Seller agrees and acknowledges constitutes adequate and sufficient consideration), each of the Sellers covenants and agrees that such Seller will not:

(a)   at any time during the two (2) year period after the Closing at which any Customer Contract is assigned to Buyer hereunder, directly or indirectly provide to underlying Customer(s) (or any of their affiliates Seller shall not provide any of the Circuit Legs that are the subject of the Customer Contracts to such Customers or their affiliates (for the avoidance of doubt, the restrictions in this Section 8.7 do not prohibit the sale of circuits by Sellers which do not include the Circuit Legs subject to the Customer Contracts being assigned to Buyer); or

(b)   at any time during the one (1) year period after the Closing at which any Customer Contract is assigned by Buyer hereunder, directly or indirectly provide to underlying Customer(s) (or any of their affiliates) any circuits for the transmission of telecommunications data in or relating to the United States of America or Canada.

Each Seller agrees and acknowledges that its covenants set forth above in this Section 8.7: (i) are reasonable in geographic and temporal scope and in all other respects; (ii) are fair to such Seller; and (iii) have been made in order to induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby and Buyer would not have entered into this Agreement or consummated the transactions contemplated hereby, but for the covenants of the Sellers contained in this Section 8.7.  If, at any time of enforcement of any of the provisions of this Section 8.7, a court determines that the duration, scope or area restrictions stated herein are not enforceable under applicable law, the parties agree that the maximum duration, scope or area (as applicable) permitted by applicable law shall be substituted for the duration, area or scope (as applicable) stated herein and the court shall be authorized by the parties to revise the restrictions contained herein to cover such maximum duration, area or scope (as applicable).

               8.8    Sales Tax.  Any sales, use, or transfer tax directly attributable to the sale or transfer of the Purchased Assets shall be paid by the party statutorily required to pay the same.

ARTICLE IX
INDEMNIFICATION

9.1   Survival of Representations.  Each of the respective representations and warranties of the Sellers and Buyer contained in this Agreement shall survive for a period of eighteen (18) months following the termination of this Agreement or the applicable Closing, whichever is first, except that: (a) the representations and warranties of the Sellers set forth in Section 3.1 (Existence; Good Standing; Authority; Enforceability), Section 3.6 (Title to Assets) and Section 3.9 (Brokers) shall survive indefinitely; and (b) the representations and warranties of Buyer set forth in Section 4.1 (Existence; Good Standing; Authority; Enforceability) and Section 4.3 (Brokers) shall survive indefinitely.  Notwithstanding anything to the contrary in this Section 9.1, if a Notice of Claim has been provided by an Indemnified Party to an Indemnifying Party concerning the breach of a representation and warranty set forth in this Agreement prior to the end of the survival period that would otherwise apply to such representation and warranty, the end of the survival period of such representation and warranty shall be extended, solely with respect to such claim and any other claim reasonably related thereto or concerning the same facts, until such later date as such claim(s) have been fully and finally resolved in accordance with this Article IX.

9.2   Indemnification.

(a)   Indemnification by the Sellers.  Subject to the other provisions of this Article IX, the Sellers shall jointly and severally indemnify Buyer, each of its Affiliates, and its and their respective directors, officers, employees, stockholders, partners, members, managers, agents and representatives (each, a “Buyer Indemnified Party”) for any Losses of such Buyer Indemnified Party resulting from, arising out of, or relating to: (i) any breach of, or inaccuracy in, any representation and warranty of any of the Sellers set forth in Article III; (ii) any breach of any covenant or agreement of any of the Sellers contained in this Agreement; (iii) any inaccuracy in the Seller Closing Certificate; or (iv) any of the Excluded Liabilities, provided however that the maximum liability that Sellers shall have for failure to consummate the Initial Closing due to any breach of this Agreement  by any of  Sellers causing such failure to close shall be $500,000 in the aggregate.

(b)   Indemnification by Buyer.  Subject to the other provisions of this Article IX, Buyer shall indemnify the Sellers and each of their respective Affiliates, directors, officers, employees, stockholders, partners, members, managers, agents and representatives (each, a “Seller Indemnified Party”) for any Losses of such Seller Indemnified Party resulting from, arising out of, or relating to: (i) any breach of, or inaccuracy in, any representation and warranty of Buyer set forth in Article IV; (ii) any covenant or agreement of Buyer contained in this Agreement; (iii) any inaccuracy in the Buyer Closing Certificate; or (iv) any of the Assumed Liabilities, provided however that the maximum liability that Buyer shall have for failure to consummate the Initial Closing due to any breach of this Agreement by Buyer causing such failure to close shall be $500,000 in the aggregate.

9.3   Indemnification Claim Procedure.  If any Buyer Indemnified Party or Seller Indemnified Party, as applicable, in such capacity (the “Indemnified Party”), learns of any matter that it believes will entitle the Indemnified Party to indemnification from any of the Sellers or Buyer, as applicable, in such capacity (the “Indemnifying Party”) under this Article IX, the Indemnified Party shall provide to Indemnifying Party notice describing the matter in reasonable detail, including the nature of the claim, the basis for the indemnification obligation and, to the extent reasonably estimable, the estimated Losses resulting therefrom (a “Notice of Claim”).  The Indemnifying Party shall have ten (10) days after its receipt of the Notice of Claim to respond to the claim(s) described therein in a written notice to the Indemnified Party (a “Dispute Notice”) setting forth, in reasonable detail, the Indemnifying Party’s objection(s) to the claim(s) and its bases for such objection(s).  If the Indemnifying Party fails to provide a Dispute Notice with such time period, the Indemnifying Party will be deemed to have conceded the claim(s) set forth in the Notice of Claim.  If the Indemnifying Party does not dispute, in its Dispute Notice, all of the claims set forth in the corresponding Notice of Claim, the Indemnifying Party shall be deemed to have conceded any claims to which it has not disputed in such Dispute Notice.  If the Indemnifying Party provides a Dispute Notice within such time period, the Indemnified Party and the Indemnifying Party shall negotiate in good faith resolution of the disputed claim(s) for a period of not less than twenty (20) days after the response is provided.  If the Indemnifying Party and the Indemnified Party are unable to resolve any such claim(s) within such time period, the Indemnified Party shall be entitled to pursue any legal remedies available to the Indemnified Party against the Indemnifying Party with respect to the unresolved claim(s).

9.4   Satisfaction of Indemnification Obligations.  Any amount that any Indemnifying Party is required to pay to any Indemnified Party under this Article IX shall be paid promptly (and in any event within five (5) days) after such amount has been determined to be due under this Article IX and any such payment that is not made in full within such five (5) days period will thereafter bear interest, compounded annually, at a rate equal to the prime rate in effect from time to time (as published in The Wall Street Journal) plus two (2) percentage points, until paid in full.

9.5   Materiality and Material Adverse Effect Qualifiers.  All materiality qualifications contained in the representations and warranties of the parties set forth in this Agreement (however they may be phrased) shall be taken into account for purposes of this Article IX solely for purposes of determining whether a breach of, or in accuracy in, such representation and warranty has occurred and, if such breach or inaccuracy has occurred, all such materiality qualifications shall be ignored and not given any effect for purposes of determining the amount of Losses arising out of or relating to such breach of, or inaccuracy in, such representation and warranty under this Article IX.

9.6   Reliance.  The respective representations and warranties made by the Sellers in Article III and by Buyer in Article IV are made by each such party with the knowledge and expectation that the other party is placing complete reliance thereon in entering into, and performing its obligations under, this Agreement.  No investigation made by or the benefit of any Indemnified Party or any of its representatives, nor any information or knowledge acquired or held by any Indemnified Party, whether the result of any such investigation or otherwise (including as a result of disclosure of any such information on any disclosure schedule hereto), shall in any way limit, constitute a waiver of, or a defense to, any right of such Indemnified Party to receive indemnification pursuant to this Article IX from the applicable Indemnifying Party with respect to any of the representations and warranties of the Indemnifying Party set forth in this Agreement.

9.7   Definitions.  For purposes of this Agreement: (a) “Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, Expenses, deficiencies or other charges; and (b) “Expenses” includes all expenses incurred by a party for court costs, legal fees, filing fees and other professional fees.

ARTICLE X
MISCELLANEOUS

10.1   Expenses.  Except as otherwise expressly set forth herein, each of the parties shall pay all of their respective costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and related documents and in Closing and carrying out the transactions contemplated by this Agreement.

10.2   Headings.  The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

10.3   Entire Agreement; Amendment; Waiver.  This Agreement, and the Exhibits attached hereto, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties (whether oral or written) with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties which states that it constitutes a supplement, modification or amendment to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver and delivered to the other parties which states that it constitutes a waiver under this Agreement and specifies the provision hereof being waived.

10.4   Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts to this Agreement may be exchanged by facsimile or other electronic transmission method.

10.5   No Third Party Beneficiaries.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

10.6   Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received: (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, or (c) one (1) Business Day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, in each case addressed as follows:

To any Seller at:	Capital Growth Systems, Inc. c/o Patrick C. Shutt 200 South Wacker Drive, Suite 1650 Chicago, Illinois 60606
with a copy (which shall not constitute notice) to:	Mitchell D. Goldsmith Shefsky & Froelich Ltd. 111 E. Wacker Dr., Suite 2800 Chicago, Illinois 60601

To Buyer at:	Global Telecom & Technology Americas, Inc. 8484 Westpark Dr., Suite 720 McLean, Virginia 22102 Attention: Christopher McKee, General Counsel
with a copy (which shall not constitute notice) to:	Brad E. Mutschelknaus, Esq. Kelley Drye & Warren LLP 3050 K Street, N.W., Suite 400 Washington, D.C. 20007

Any party may change its address for purposes of this Section 10.6 by giving the other parties written notice of the new address in the manner set forth above. Each communication transmitted in the manner described in this Section 10.6 shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other parties hereto.

10.7   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS.  ANY ACTION TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE LITIGATED IN THE STATE OR FEDERAL COURTS SITUATED IN COOK COUNTY, ILLINOIS, TO WHICH JURISDICTION AND VENUE EACH OF THE PARTIES CONSENTS.

10.8   WAIVER OF PUNITIVE AND OTHER DAMAGES AND JURY TRIAL.

(a)   EXCEPT FOR INDEMNIFICATION FOR SUCH DAMAGES INCURRED BY A PARTY AND ACTUALLY PAID TO A THIRD PARTY, THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)   EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9   Successors and Assigns.  The rights and obligations of the Sellers and Buyer under this Agreement shall not be assignable or delegable, without the written consent of the other parties; provided, however, that Buyer shall have the right, without the consent of the Sellers but with prior notice to the Sellers, to: (a) assign its rights and obligations hereunder to any Affiliate thereof or to any successor of all or substantially all of its businesses or assets, in each case that assumes this Agreement provided that Buyer agrees to remain liable to Sellers for any obligations of any assignee of Buyer (or its assigns) pursuant to this Agreement; or (b) collaterally assign its rights hereunder to any lender.  Any purported assignment or delegation in violation of this Section 10.9 will be void.  Subject to the preceding sentences of this Section 10.9, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

10.10   Remedies.  Except as noted in the last sentence of this Section 10.10, each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement.  Without limiting the generality of the foregoing, subject to the last sentence of this Section 10.10, each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced.  Therefore, subject to the last sentence of this Section 10.10, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  Subject to the last sentence of this Section 10.10, a party’s right to specific performance or injunctive relief shall be in addition to all other legal or equitable remedies available to such party.  Notwithstanding anything to the contrary in this Section 10.10, Buyer shall not be entitled to the remedy of specific performance to compel the Sellers to consummate the transactions contemplated by this Agreement in the event that the Initial Closing does not occur for any reason.

10.11   Further Actions.  Subject to the terms and conditions of this Agreement, each of the parties, at its own cost and expense, in good faith and in a timely manner, shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate actions, do or cause to be done all things necessary, proper or advisable, and execute, deliver and acknowledge such documents and other papers as may be required to carry out the provisions of this Agreement and to give effect to the consummation of the transactions contemplated by this Agreement.

10.12   Construction.  This Agreement shall be construed without regard to the identity of the persons who drafted its various provisions; each and every provision of this Agreement shall be construed as though all of the parties participated equally in the drafting of the same, and any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.  Unless otherwise expressly specified in this Agreement: (a) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision; (b) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (c) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (d) references in this Agreement to a “party” means Buyer or any of the Sellers and to the “parties” means Buyer and all of the Sellers; (e) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (f) references to a Person shall include the successors and assigns thereof; (g) references made in this Agreement to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement; (h) and (i) any capitalized term used but not defined in a Schedule or Exhibit to this Agreement shall have the meaning set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

SELLERS: CAPITAL GROWTH SYSTEMS, INC. By: /s/ George A. King Name: George A. King Title: President
GLOBAL CAPACITY GROUP, INC. By: /s/ George A. King Name: George A. King Title: President
GLOBAL CAPACITY DIRECT, LLC F/K/A VANCO DIRECT USA, LLC By: /s/ George A. King Name: George A. King Title: President
BUYER: GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC. By: /s/ Chris McKee Name: Chris McKee Title: General Counsel and Secretary

Exhibit A:

Customer Contracts and Circuits

[attached]

Exhibit B:

Supplier Contracts

[attached]

GLOBAL TELECOM & TECHNOLOGY TO ACQUIRE ASSETS
FROM GLOBAL CAPACITY, INC.

Company Further Advances Strategy to Scale Business

McLean, VA, January 4, 2010 — Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network, IP transit and mobility services, today announces it has signed an agreement to acquire certain customers and assets from Chicago-based Global Capacity, Inc.

Under the terms of the agreement, GTT will pay up to $8 million in cash for contracts with over 100 data transport customers generating up to $25 million in annualized revenue.  GTT expects the transaction to close in the first quarter of 2010, subject to customer and other supplier consents and approval by the Federal Communications Commission.

Structured as a simple transfer of customer contract agreements, this asset acquisition complements GTT’s existing business as many of the affected customers are also existing customers of GTT.  GTT expects to rapidly integrate these customers into its proprietary operational platform through its Circuit Management Database (CMD), resulting in virtually no service interruptions, minimal incremental support costs, and high quality service assurance for customers.

"Following on the heels of the acquisition of WBS Connect, the addition of Global Capacity’s customer base advances GTT’s strategy to rapidly scale our global telecom business.  With this transaction, we will further leverage our unique intellectual capital and enhance our established reputation for providing reliable telecom services to our global customer base," said Rick Calder, President and Chief Executive Officer of Global Telecom & Technology.

“This is another significant step forward in building cash flow through prudent M&A activity,” said Eric Swank, Chief Financial Officer of GTT.  “This acquisition provides a great opportunity to leverage our CMD platform, by essentially porting the new circuits into our business, expanding our adjusted EBITDA in the process by layering on contract revenue from a very similar customer base.  Due to these synergies, we expect the transaction to be immediately accretive.”

This is the second acquisition in less than 60 days for GTT.  The company closed its acquisition of WBS Connect on December 16, 2009.  The WBS Connect acquisition provides GTT the opportunity to expand its portfolio of IP transit and Ethernet services, and adds over 60 points of presence in major metro markets throughout North America, Asia and Europe.

About Global Telecom & Technology
GTT is a global network integrator providing a broad portfolio of Wide-Area Network (WAN), IP transit and  mobility services. With over 800 supplier relationships worldwide, GTT combines multiple networks and technologies such as traditional OC-x, MPLS and Ethernet, to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances its client performance through its proprietary Content Management Database (CMD), providing customers with an integrated support system for all of its services.  GTT is committed to providing comprehensive solutions, project management and 24x7 global operations support. Headquartered in McLean, Virginia, GTT now has offices in Denver, London and Dusseldorf, and provides services to more than 700 enterprise, government, and carrier clients in over 80 countries worldwide. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements:
This release may contain “forward-looking statements” or other information related to the company’s future growth, expenditures, personnel, product and service enhancements and deployments, strategy or other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”). You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual reports on Form 10-K and quarterly reports on Form 10-K filed with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

#         #        #

For GTT Media Inquiries, please contact:
Ilissa Miller
Jaymie Scotto & Associates
1.866.695.3629
pr@jaymiescotto.com

For GTT Investor Relations Inquiries, please contact:
Eric Swank
Chief Financial Officer
1.703.442.5529
Eric.Swank@gt-t.net

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148650

PROSPECTUS SUPPLEMENT

to

PROSPECTUS DATED February 8, 2008

The attached Current Report on Form 8-K dated December 22, 2009 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.

The date of this Prospectus Supplement is January 27, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 16, 2009

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

We previously reported that on November 3, 2009 Global Telecom & Technology Americas, Inc., a Virginia corporation (the “Purchaser”), which is a wholly-owned subsidiary of Global Telecom & Technology, Inc. (the “Registrant”) , and GTT EMEA Limited, a company organized under the laws of the United Kingdom and wholly-owned subsidiary of the Registrant (“Purchaser Europe”) entered into a  Purchase Agreement, dated November 2, 2009 (the “Purchase Agreement”), by and among the Purchaser; Purchaser Europe; WBS Connect, L.L.C., a Colorado limited liability company (“WBS”); TEK Channel Consulting, LLC, a Colorado limited liability company (“TEK Channel”); WBS Connect Europe Ltd., a company formed under the laws of Ireland; Scott Charter and Michael Hollander (collectively, the “Sellers”),as more particularly set forth in a Current Report on Form 8-K which we filed on November 9, 2009.

On December 16, 2009, the Purchaser, Purchaser Europe and the other parties to the Purchase Agreement entered into an Amendment (the “Amendment”) to the Purchase Agreement.  The Amendment: (i) reduces the aggregate initial principal amount of the promissory notes issued by the Purchaser to the Sellers (the “Seller Notes”) from $750,000 to $250,000; (ii) adds an earn-out provision under which the Sellers could receive additional transaction consideration of up to $500,000 based upon collection of certain WBS accounts receivable; and (iii) deletes the post-closing net working capital adjustment provision, in each case as more fully described in the Amendment filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

On December 16, 2009, the Purchaser executed a Waiver under the Purchase to the Purchase Agreement, pursuant to which it waived delivery by the Sellers at the Closing under the Purchase Agreement of new employment agreements between the Purchaser and each of Chad Jensen and Jake Cummins, as more fully described in the Waiver filed as Exhibit 10.2 to this Form 8-K, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 16, 2009, the transactions contemplated by the Purchase Agreement (the “Acquisition”) were consummated.  As a result of the Acquisition, WBS and TEK Channel each became wholly-owned subsidiary of the Purchaser and WBS Europe become a wholly-owned subsidiary of Purchaser Europe.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Seller Notes.  At the closing of the Acquisition, the Seller Notes were issued under the Purchase Agreement.  The Seller Notes consist of a promissory note in initial principal amount of $125,000 issued by the Purchaser to Scott Charter and a promissory note in initial principal amount of $125,000 issued by the Purchaser to Michael Hollander.  The Seller Notes each: (1) require  repayment of the principal amount in ten equal monthly installments of $12,500 each, starting in January 2010, without interest; (2) the Purchaser’s obligations under the Seller Notes are subordinated to the Purchaser’s obligations to Silicon Valley Bank under the SVB Loan Agreement (as defined below), to certain capital lease obligations of WBS and to the Registrant’s outstanding indebtedness as of closing of the Acquisition; and (iii) all obligations of the Purchaser under the Seller Notes are guaranteed by the Registrant pursuant to a Guaranty between the Registrant and each of Messrs. Charter and Hollander, in each case as more fully described in the Seller Notes and Guarantys filed as Exhibits 10.3 through 10.6 to this Form 8-K, which are incorporated herein by reference.

Amended Loan and Security Agreement.  On December 16, 2009, the Registrant, the Purchaser, WBS and Purchaser Europe (collectively, the “Borrowers”) entered into the Second Amended and Restated Loan and Security Agreement (the “SVB Amended Loan Agreement”) with Silicon Valley Bank (“SVB”) and certain related documents.  The SVB Amended Loan Agreement and such related documents amend and restate the existing Amended and Restated Loan and Security Agreement between the Registrant, the Purchaser and SVB (which was filed as Exhibit 10.1 to the Registrant’s Report on Form 8-K filed on June 22, 2009 with the Securities and Exchange Commission) and certain related documents, to provide for:

•
increase of the aggregate facility amount from $2,500,000 to $6,250,000, consisting of up to $4,250,000 based upon the Borrowers’ U.S. accounts receivable and up to $2,000,000 based upon the accounts receivable of Purchaser Europe, with provision for further increase to an aggregate facility amount of $10,000,000 if the Purchaser acquires certain customer accounts from a third party and obtains at least $4,500,000 in additional equity or subordinated debt investment, in each case by February 28, 2010;

2

•	addition of WBS and Purchaser Europe as Borrowers, with pledge of WBS’s assets to SVB to secure the loan obligations;

•	delivery by Purchaser Europe of a Debenture in favor of SVB (discussed in more detail below);

•	addition of TEK Channel as a guarantor under the Subsidiary Guaranty (as defined below);

•
addition of a new provision under which the Registrant must maintain, on a consolidated basis with its subsidiaries, specified amounts of net operating cash flow over certain specified periods of time;

•	reaffirmation of the existing subordination agreements in place with respect to certain subordinated debt of the borrowers; and

•	delivery of subordination agreements between the Purchaser and Messrs, Charter and Hollander concerning the Purchaser’s obligations under the Seller Notes, as described above.

In addition, the SVB Amended Loan Agreement and such related documents provide for the guaranty of the obligations of the Borrowers under the Loan Agreement by TEK Channel and GTT Global Telecom Government Services, LLC, a wholly-owned subsidiary of the Purchaser (“GTGS”), pursuant to the Amended and Restated Unconditional Guaranty, dated December 16, 2009, executed by TEK Channel and GTGS in favor of SVB (the “Subsidiary Guaranty”).

The Debenture executed by Purchaser Europe in favor of SVB provides certain additional terms and conditions for the part of the facility that is based upon the accounts receivable of Purchaser Europe described above and pledge of Purchaser Europe’s assets to SVB to secure such obligation.

The SVB Amended Loan Agreement, the Subsidiary Guaranty and the Debenture are filed as Exhibits 10.7, 10.8 and 10.9, respectively, to this Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On December 16, 2009, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)      Financial Statements

The financial statements required by this Item 9.01(a) with respect to the Registrant’s acquisition described in this Current Report on Form 8-K will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)      Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) with respect to the Registrant’s acquisition described in this Current Report on Form 8-K will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(d)      Exhibits

10.1
Amendment, dated December 16, 2009, to the Purchase Agreement, dated as of November 2, 2009, by and among Global Telecom & Technology Americas, Inc., GTT-EMEA, Limited, WBS Connect, L.L.C., TEK Channel Consulting, LLC, WBS Connect Europe Ltd., Scott Charter and Michael Hollander.

10.2	Waiver, dated December 16, 2009, executed by Global Telecom & Technology Americas, Inc.

10.3	Promissory Note, dated December 16, 2009, executed by Global Telecom & Technology Americas, Inc. in favor of Scott Charter

3

10.4	Promissory Note, dated December 16, 2009, executed by Global Telecom & Technology Americas, Inc. in favor Michael Hollander

10.5	Guaranty, dated December 16, 2009, between Global Telecom & Technology, Inc. and Scott Charter

10.6	Guaranty, dated December 16, 2009, between Global Telecom & Technology, Inc. and Michael Hollander

10.7
Second Amended and Restated Loan and Security Agreement, dated December 16, 2009, between Silicon Valley Bank, Global Telecom & Technology, Inc., Global Telecom & Technology Americas, Inc., WBS Connect, L.L.C. and GTT-EMEA, Ltd.

10.8	Amended and Restated Unconditional Guaranty, dated December 16, 2009, executed by TEK Channel Consulting, LLC and GTT Global Telecom Government Services, LLC in favor of Silicon Valley Bank

10.9	GTT-EMEA, Ltd. Debenture in favor of Silicon Valley Bank

99.1	Press Release dated December 16, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2009	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

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EXHIBIT 10.1
AMENDMENT

This Amendment, dated as of December 16, 2009 (this “Amendment”), is to the Purchase Agreement, dated as of November 2, 2009 (the “Purchase Agreement”), by and between GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia corporation (the “Purchaser”); GTT-EMEA, LIMITED, a company organized under the laws of the United Kingdom (“Purchaser Europe”); WBS CONNECT, L.L.C., a Colorado limited liability company (“WBS LLC”); TEK CHANNEL CONSULTING, LLC, a Colorado limited liability company (“TEK Channel”); WBS CONNECT EUROPE LTD., a company formed under the laws of Ireland (“WBS Europe” and, together with WBS LLC and TEK Channel, the “Companies”); Scott Charter, an individual (“Charter”); and Michael Hollander, an individual (“Hollander” and, together with Charter, the “Sellers”).  Any capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Purchase Agreement.

Recitals:

A.           Under Section 10.5 of the Purchase Agreement, the Purchase Agreement may be amended upon the execution by the Purchaser and the Sellers of a written instrument.

B.           The parties would like to amend the Purchase Agreement as provided in this Amendment.

Agreement:

In consideration of the foregoing and the mutual promises contained herein and in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Amendments.

(a)   Section 1.1(b)(iii) of the Purchase Agreement is hereby amended to change the reference therein to “seven hundred fifty thousand dollars ($750,000)” to instead refer to “two hundred fifty thousand dollars ($250,000)”.

(b)   Section 1.1(b) of the Purchase Agreement is hereby amended to add a new subsection (iv) thereof, providing in its entirety as follows:

“the Earnout U.S. Transaction Consideration, if any, under Section 1.11 (Earnout);”.

(c)   Section 1.1(c) of the Purchase Agreement is hereby amended to provide in its entirety as follows:

“(b)           The Stock U.S. Transaction Consideration, Notes U.S. Transaction Consideration and Earnout U.S. Transaction Consideration will each be subject to cancellation in connection with satisfaction of any indemnification claims as provided in Section 7.6(a).”

(d)   Section 1.4 of the Purchase Agreement is hereby amended to delete subsection (x) thereof.

(e)   Section 1.6 of the Purchase Agreement is hereby amended to provide in its entirety as follows: “[reserved]” and all of the defined terms that are defined therein are hereby deleted from the Purchase Agreement.

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(f)   Section 1.10(b) of the Purchase Agreement is hereby amended to change the reference therein to “Notes U.S. Transaction Consideration” to instead refer to “Notes U.S. Transaction Consideration or Earnout U.S. Transaction Consideration”.

(g)   Article I of the Purchase Agreement is hereby amended to add a new Section 1.11 thereof providing in its entirety as follows:

“1.11           Earnout.

(a)           During the time period starting on the Closing Date and ending on thirty-six (36) month anniversary thereof, the Sellers, in their capacities as employees of the Purchaser and WBS LLC, shall use commercially reasonable efforts to cause the Purchaser and WBS LLC to collect in full each of the accounts receivables of WBS LLC set forth on Schedule B hereto (each, a “Relevant Account Receivable”).  As part of the U.S. Transaction Consideration, the Sellers shall be entitled to receive cash payments from the Purchaser (the “Earnout U.S. Transaction Consideration”) equal to the amount, if any, by which: (i) the amount of cash recovered by the Purchaser and WBS LLC with respect to each Relevant Account Receivable during such time period (each, a “Recovered Amount”); exceeds (ii) the  GTTA Estimated Collectible Amount for such Relevant Account Receivable set forth set forth next to its name on Schedule B; provided, however, that in no event shall the aggregate Earnout U.S. Transaction Consideration amount exceed five hundred thousand dollars ($500,000).  The Purchaser and WBS LLC shall be entitled to retain, without compensation to the Sellers, any Recovered Amount with respect to any Relevant Account Receivable that is less than the GTTA Estimated Collectible Amount for such Relevant Account Receivable.

(b)           The Purchaser and WBS LLC shall fund their reasonable outside counsel fees associated with collection of Relevant Accounts Receivable pursuant to Section 1.11(a), which shall, except with respect to the WV Fiber matter (as described on Schedule B), be solely at the expense of the Purchaser and WBS LLC and shall not reduce the Earnout U.S. Transaction Consideration.

(c)           The Earnout U.S. Transaction Consideration, if any, with respect to each Relevant Account Receivable shall be allocated fifty percent (50%) to Charter and fifty percent (50%) to Hollander and shall be paid by the Purchaser to the Sellers, by check or wire transfer of immediately available funds, promptly after such receipt by the Purchaser or WBS LLC of the applicable Recovered Amount.

(d)           In taking actions in connection with collection of Relevant Accounts Receivable: (i) the Sellers shall act in a commercially reasonably manner in accordance with the direction and oversight of their superiors within the Purchaser and WBS LLC; (ii) without limiting the generality of the foregoing, in no event will any Seller take any action that is reasonably likely to harm to the relationship of the Purchaser and WBS LLC with the applicable account debtor; and (iii) the Purchaser and WBS LLC shall act in a commercially reasonable manner.”

(h)   The last sentence of Section 5.6(a) of the Purchase Agreement is hereby amended to delete therefrom the following phrase: “but, as provided in the definition of NWC in Article IX, the Companies Employees Severance Obligations shall not be included in the NWC”.

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(i)   Section 5.12 of the Purchase Agreement is hereby amended to delete therefrom the following phrase: “but, as provided in the definition of NWC in Article IX, up to fifty-five thousand dollars ($55,000) of the Audit Expenses shall not be included in the NWC”.

(j)   Section 7.2(a) of the Purchase Agreement is hereby amended to delete therefrom the following phrase: “except to the extent accrued as a Current Liability included in the calculation of the Final NWC”

(k)   Section 7.6(a)(i) and (ii) of the Purchase Agreement are hereby amended to provide in their entirety as follows:

“(i)           by the Sellers under Section 7.2(a) (Indemnification by the Sellers Concerning the Companies) shall be satisfied: (A) first, by cancellation of the Stock U.S. Transaction Consideration; (B) second, to the extent that the Stock U.S. Transaction Consideration is insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of the Notes U.S. Transaction Consideration; (C) third, to the extent that the Stock U.S. Transaction Consideration and the Notes U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of the Earnout U.S. Transaction Consideration; and (D) fourth, to the extent that the Stock U.S. Transaction Consideration, the Notes U.S. Transaction Consideration and the Earnout U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by wire transfer of immediately available funds of the unsatisfied part of the Seller Indemnification Payment Amount by the Sellers, jointly and severally, to the respective accounts of the Purchaser and Purchaser Europe (allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), in each case not later than five (5) Business Days after determination of the Seller Indemnification Payment Amount pursuant to this Article VII; and

(ii)           by a Seller under Section 7.2(b) (Indemnification by each Seller Concerning Such Seller), shall be satisfied: (A) first, by cancellation of such Seller’s Stock U.S. Transaction Consideration; (B) second, to the extent that such Seller’s Stock U.S. Transaction Consideration is insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of such Seller’s Notes U.S. Transaction Consideration; (C) third, to the extent that such Seller’s Stock U.S. Transaction Consideration and Notes U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of such Seller’s Earnout U.S. Transaction Consideration; and (D) fourth, to the extent that such Seller’s Stock U.S. Transaction Consideration, Notes U.S. Transaction Consideration and Earnout U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by wire transfer of immediately available funds of the unsatisfied part of the Seller Indemnification Payment Amount by such Seller to the respective accounts of the Purchaser and Purchaser Europe (allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), in each case not later than five (5) Business Days after determination of the Seller Indemnification Payment Amount pursuant to this Article VII.”

(l)   The first sentence of Section 7.6(c) of the Purchase Agreement is hereby amended to delete the phrase “to Section 1.6(c) or” therefrom.

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(m)   Sections 1.3(b)(iii) and Section 10.1(ii) of the Purchase Agreement are each hereby amended to change the reference therein to “twenty-five thousand dollars ($25,000)” to instead refer to “thirty-one thousand five hundred dollars ($31,500)”.

(n)   The table entitled “U.S.  Transaction Consideration” in Schedule A to the Purchase Agreement is hereby amended to change the column therein entitled “Notes U.S. Transaction Consideration” to provide in its entirety as follows:

Notes U.S. Transaction Consideration
$125,000
$125,000
$250,000

(o)   The Purchase Agreement is hereby revised to add thereto a new Schedule B consisting of Schedule B to this Amendment.

(p)   Exhibits A-1 and A-2 to the Purchase Agreement are hereby amended to consist of Exhibit A-1 and A-2, respectively, to this Amendment.

2.   Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

3.   Counterparts.  This Amendment may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have entered into Amendment as of the date written above.

THE PURCHASER:		THE SELLERS:
GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
/s/ Scott Charter
By:	/s/ Chris Mckee	Scott Charter
Name:	Chris McKee
Title:	Secretary and General Counsel
/s/ Michael Hollander
Michael Hollander

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Exhibit A-1:

Charter Seller Note

[attached]

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Exhibit A-2:

Hollander Seller Note

[attached]

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EXHIBIT 10.2

WAIVER

This WAIVER, dated as of December 16, 2009 (this “Waiver”), is made with respect to the Purchase Agreement, dated as of November 2, 2009 (the “Agreement”), by and among Global Telecom & Technology Americas, Inc., GTT-EMEA, Limited, WBS Connect, L.L.C., TEK Channel Consulting, LLC, WBS Connect Europe Ltd., Scott Charter and Michael Hollander.  Any capitalized terms used but not defined in this Waiver have the respective meanings set forth in the Agreement.

RECITALS

A.           Under Section 1.5(a)(x) of the Agreement, the Sellers are required to deliver to the Purchaser and Purchaser Europe at the Closing employment agreements between the Purchaser and each of Greg Sadler, Chad Jensen and Jake Cummins, duly executed by such individuals, on the terms and conditions set forth therein.

B.           Under Section 10.5 of the Agreement, the Purchaser may waive any provision of the Agreement on behalf of itself and Purchaser Europe.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Agreement, it is agreed as follows:

1.           Waiver.  The Purchaser hereby waives Section 1.5(a)(x) of the Agreement solely with respect to Chad Jensen and Jake Cummins.

2.           Scope of Waiver.  This Waiver relates solely to Section 1.5(a)(x) of the Agreement with respect to Chad Jensen and Jake Cummins as described in Section 1 hereof and does not constitute a waiver of any other provision of the Agreement or of Section 1.5(a)(x) of the Agreement with respect to Greg Sadler.

3.           GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

4.           Counterparts; Facsimile Transmission.  This Waiver may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Copies of executed signature pages to this Waiver delivered by facsimile transmission shall be considered duly delivered and valid and effective for all purposes.

*     *     *     *     *

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Waiver has been executed as of the date written above.

THE PURCHASER:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:	/s/ Chris McKee
Name: Chris McKee
Title: Secretary and General Counsel

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EXHIBIT 10.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED.

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

PROMISSORY NOTE

$125,000                                                December 16, 2009

FOR VALUE RECEIVED, by this Promissory Note (this “Note”), Global Telecom & Technology Americas, Inc., a Virginia corporation (the “Purchaser”), hereby promises to pay to the order of Scott Charter or his permitted assigns (the “Seller”), the principal amount of one hundred twenty-five thousand dollars ($125,000), without interest, on the following terms and conditions:

1.           Background.  This Note is one of the promissory notes constituting the “Notes U.S. Transaction Consideration” under the Purchase Agreement, dated as of November 2, 2009, by and among the Purchaser; GTT-EMEA, Limited, a company organized under the laws of the United Kingdom; WBS Connect, L.L.C., a Colorado limited liability company; TEK Channel Consulting, LLC, a Colorado limited liability company; WBS Connect Europe Ltd., a company formed under the laws of Ireland; the Seller and Michael Hollander (the “Purchase Agreement”).  This Note is guaranteed by Global Telecom & Technology, Inc., a Delaware corporation, as provided in that certain Guarantee made in favor of the Seller dated as of the date hereof.  Any capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement.  In the event of any inconsistency between this Note and the Purchase Agreement, the Purchase Agreement shall control and govern.

2.           Payments.  The outstanding principal on this Note shall be repaid in ten (10) equal monthly installment payments of twelve thousand five hundred dollars ($12,500) each, starting on the first calendar month after the date of this Note, each of which shall be paid by the Purchaser to the Seller by the fifteenth (15th) day of the applicable calendar month.  All payments of principal on this Note shall be in lawful money of the United States of America.  This Note may be prepaid by the Purchaser at any time, without premium or penalty.

3.           Unsecured Obligation; Subordination.  The Purchaser’s obligations to the Seller under this Note are unsecured and are subordinated to all existing and hereafter incurred debt obligations of the Purchaser.  The Seller agrees to promptly execute and deliver to the Purchaser such subordination agreements, intercreditor agreements and other documents as are requested from time to time by the Purchaser’s lenders in order to provide for or fully implement such subordination.

4.           Cancellation.  The Purchaser’s obligations to the Seller under this Note are subject to cancellation as provided in the Purchase Agreement.

5.           Event of Default.  There shall be deemed to have occurred an “Event of Default” under this Note in the event of: (a) the Purchaser’s failure to pay any portion of the outstanding principal under this Note when the same becomes due and payable in accordance with the terms hereof; (b) the Purchaser’s breach or violation of any other provision of this Note that has not, to the extent curable, been cured within thirty (30) days after the Seller has provided written notice thereof to the Purchaser; or (c) any custodian, trustee, receiver, agent or similar official being appointed for the Purchaser, the Purchaser commencing a voluntary case or proceeding under the U.S. Bankruptcy Code or an assignment for the benefit of creditors proceeding, a proceeding under any other state or federal insolvency law (collectively, “Insolvency Laws”)

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or an involuntary case or proceeding being commenced against the Purchaser under any Insolvency Law that is not dismissed within sixty (60) days after being commenced.  Upon the occurrence and during the continuation of any Event of Default, the Seller shall have the option (but not be required) to declare the entire outstanding principal and accrued and unpaid interest on this Note immediately due and payable and to exercise any and all rights and remedies available to it under applicable law with respect to such obligation.

6.           Collection Matters.  The Purchaser will pay all reasonable costs of collection on this Note, including reasonable attorneys’ fees, incurred by the Seller upon and during the continuance of any Event of Default under this Note.  The Purchaser irrevocably waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other legal formalities in connection with collection of this Note (but not any notice expressly provided for under this Note or the Purchase Agreement).

7.           Lost or Destroyed Note.  If this Note is mutilated, lost, stolen or destroyed, the Purchaser shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note, but only upon receipt by the Purchaser from the Seller of: (a) if this Note has been mutilated, the mutilated Note; or (b) if this Note has been lost, stolen or destroyed, reasonable evidence of loss, theft or destruction and an agreement reasonably satisfactory to the Purchaser in which the Seller agrees to indemnify the Purchaser for any losses relating to such Note, duly executed by the Seller.

8.           Savings Clause.  The Purchaser and the Seller intend to comply at all times with applicable usury and other laws limiting the amount of interest that may be charged or collected upon borrowed money.  If, at any time, any such laws would be violated by any amounts called for under this Note, it is the Purchaser’s and the Seller’s express intention that the Purchaser not be required to pay any interest on this Note at a rate in excess of the maximum lawful rate then allowed and the amount of interest payable hereunder shall be reduced to the greatest amount that may be charged in compliance with applicable law.  The provisions of this Section 8 shall supersede and control over all other provisions of this Note which may be in apparent conflict hereunder.

9.           Miscellaneous Provisions.

(a)           Expenses.  Except as otherwise specifically provided for in this Note, the parties shall each bear all of their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby.

(b)           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered personally; (ii) mailed using certified or registered mail with postage prepaid; or (iii) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to the Purchaser:              Global Telecom & Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Christopher McKee, General Counsel

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
3050 K Street, N.W., Suite 400
Washington, D.C. 20007
Attention:  Brad E. Mutschelknaus, Esq.

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If to the Seller:                      Scott Charter
8655 West Wesley Place
Lakewood, CO 80227

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

A party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each communication transmitted in the manner described in this Section 9(b) shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other party hereto.

(c)           Assignment; Successors.  This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  The Seller may not sell, assign or otherwise transfer this Note or any right or interest herein without the prior written consent of the Purchaser, except that, subject to compliance with applicable federal and state securities laws, this Note may be transferred by the Seller to any Affiliate of the Seller, provided that the Seller delivers to the Purchaser an instrument reasonably satisfactory to the Purchaser in which the transferee agrees to be subject to all of the terms and conditions hereof.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Purchaser without the prior written consent of the Seller, except that the Purchaser shall have the right, without the consent of the Seller but with prior notice to the Seller, to: (i) assign its rights and obligations hereunder to any successor of all or substantially all of its business or assets that assumes this Note; and (ii) collaterally assign its rights hereunder to any lender.  Any purported sale, assignment, transfer or delegation in violation of this Section 9(c) will be null and void.  For purposes of this Note, the term “Affiliate” means a person’s ancestors, descendants or spouse or trusts, family limited partnerships or family limited liability companies established and maintained for the benefit of the first person or any of such other persons.

(d)           Amendment; Waiver.  No purported amendment or modification to any provision of this Note shall be binding upon the parties to this Note unless the Purchaser and the Seller have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Note and specifies the provision(s) that are being amended or modified (as applicable).  No purported waiver of any provision of this Note shall be binding upon any party to this Note unless the party providing the waiver has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Note and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

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(e)           Entire Agreement.  This Note and the Purchase Agreement constitute the entire agreement and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.

(f)           Severability.  If any provision of this Note shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to such parties provided by, such provision; or (ii) if such provision cannot be so reformed, such provision shall be severed from this Note and an equitable adjustment shall be made to this Note (including addition of necessary further provisions to this Note) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Note.

(g)           Governing Law.  THIS NOTE SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h)           Consent to Jurisdiction.  EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF VIRGINIA AND ANY APPELLATE COURTS THEREFROM (COLLECTIVELY, “VIRGINIA COURTS”) AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE.  EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE VIRGINIA COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS.

(i)           Waiver of Punitive and Other Damages and Jury Trial.

(i)           THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(ii)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(iii)           EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

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EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS NOTE, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(i).

(j)           Remedies.  Each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Note.  Without limiting the generality of the foregoing, each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Note and that irreparable harm would result if this Note were not specifically enforced.  Therefore, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  A party’s right to specific performance or injunctive relief shall be in addition to all other legal or equitable remedies available to such party.

(k)           Third Party Beneficiaries.  No Person other than the Purchaser and the Seller is, is intended to be, or shall be a beneficiary of this Note, other than any permitted successors and assigns of the parties under Section 9(c).

(l)           Interpretation.  The headings contained in this Note are for purposes of convenience only and shall not affect the meaning or interpretation of this Note.  The language used in this Note shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Unless otherwise expressly specified in this Note: (i) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Note as a whole and not any particular provision; (ii) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (iii) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (iv) references in this Note to a “party” means the Purchaser or the Seller and to the “parties” means the Purchaser and the Seller; (v) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (vi) references to a Person shall include the successors and assigns thereof; (vii) references made in this Note to a Section mean a Section of this Note; and (viii) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

(m)           Counterparts.  This Note may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  This Note shall become effective and be deemed to have been executed and delivered by each of the parties at such time as counterparts hereto shall have been executed and delivered by all of parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

THE PURCHASER:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:	/s/ Chris McKee
Name: Chris McKee
Title: Secretary and General Counsel

AGREED AND ACCEPTED:

THE SELLER:

/s/ Scott Charter
Scott Charter

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EXHIBIT 10.4

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED.

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

PROMISSORY NOTE

$125,000                                                                                                                                        December 16, 2009

FOR VALUE RECEIVED, by this Promissory Note (this “Note”), Global Telecom & Technology Americas, Inc., a Virginia corporation (the “Purchaser”), hereby promises to pay to the order of Michael Hollander or his permitted assigns (the “Seller”), the principal amount of one hundred twenty-five thousand dollars ($125,000), without interest, on the following terms and conditions:

1.           Background.  This Note is one of the promissory notes constituting the “Notes U.S. Transaction Consideration” under the Purchase Agreement, dated as of November 2, 2009, by and among the Purchaser; GTT-EMEA, Limited, a company organized under the laws of the United Kingdom; WBS Connect, L.L.C., a Colorado limited liability company; TEK Channel Consulting, LLC, a Colorado limited liability company; WBS Connect Europe Ltd., a company formed under the laws of Ireland; the Seller and Scott Charter (the “Purchase Agreement”).  This Note is guaranteed by Global Telecom & Technology, Inc., a Delaware corporation, as provided in that certain Guarantee made in favor of the Seller dated as of the date hereof.  Any capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement.  In the event of any inconsistency between this Note and the Purchase Agreement, the Purchase Agreement shall control and govern.

2.           Payments.  The outstanding principal on this Note shall be repaid in ten (10) equal monthly installment payments of twelve thousand five hundred dollars ($12,500) each, starting on the first calendar month after the date of this Note, each of which shall be paid by the Purchaser to the Seller by the fifteenth (15th) day of the applicable calendar month.  All payments of principal on this Note shall be in lawful money of the United States of America.  This Note may be prepaid by the Purchaser at any time, without premium or penalty.

3.           Unsecured Obligation; Subordination.  The Purchaser’s obligations to the Seller under this Note are unsecured and are subordinated to all existing and hereafter incurred debt obligations of the Purchaser.  The Seller agrees to promptly execute and deliver to the Purchaser such subordination agreements, intercreditor agreements and other documents as are requested from time to time by the Purchaser’s lenders in order to provide for or fully implement such subordination.

4.           Cancellation.  The Purchaser’s obligations to the Seller under this Note are subject to cancellation as provided in the Purchase Agreement.

5.           Event of Default.  There shall be deemed to have occurred an “Event of Default” under this Note in the event of: (a) the Purchaser’s failure to pay any portion of the outstanding principal under this Note when the same becomes due and payable in accordance with the terms hereof; (b) the Purchaser’s breach or violation of any other provision of this Note that has not, to the extent curable, been cured within thirty (30) days after the Seller has provided written notice thereof to the Purchaser; or (c) any custodian, trustee, receiver, agent or similar official being appointed for the Purchaser, the Purchaser commencing a voluntary case or proceeding under the U.S. Bankruptcy Code or an assignment for the benefit of creditors proceeding, a proceeding under any other state or federal insolvency law (collectively, “Insolvency Laws”)

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or an involuntary case or proceeding being commenced against the Purchaser under any Insolvency Law that is not dismissed within sixty (60) days after being commenced.  Upon the occurrence and during the continuation of any Event of Default, the Seller shall have the option (but not be required) to declare the entire outstanding principal and accrued and unpaid interest on this Note immediately due and payable and to exercise any and all rights and remedies available to it under applicable law with respect to such obligation.

6.           Collection Matters.  The Purchaser will pay all reasonable costs of collection on this Note, including reasonable attorneys’ fees, incurred by the Seller upon and during the continuance of any Event of Default under this Note.  The Purchaser irrevocably waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other legal formalities in connection with collection of this Note (but not any notice expressly provided for under this Note or the Purchase Agreement).

7.           Lost or Destroyed Note.  If this Note is mutilated, lost, stolen or destroyed, the Purchaser shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note, but only upon receipt by the Purchaser from the Seller of: (a) if this Note has been mutilated, the mutilated Note; or (b) if this Note has been lost, stolen or destroyed, reasonable evidence of loss, theft or destruction and an agreement reasonably satisfactory to the Purchaser in which the Seller agrees to indemnify the Purchaser for any losses relating to such Note, duly executed by the Seller.

8.           Savings Clause.  The Purchaser and the Seller intend to comply at all times with applicable usury and other laws limiting the amount of interest that may be charged or collected upon borrowed money.  If, at any time, any such laws would be violated by any amounts called for under this Note, it is the Purchaser’s and the Seller’s express intention that the Purchaser not be required to pay any interest on this Note at a rate in excess of the maximum lawful rate then allowed and the amount of interest payable hereunder shall be reduced to the greatest amount that may be charged in compliance with applicable law.  The provisions of this Section 8 shall supersede and control over all other provisions of this Note which may be in apparent conflict hereunder.

9.           Miscellaneous Provisions.

(a)           Expenses.  Except as otherwise specifically provided for in this Note, the parties shall each bear all of their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby.

(b)           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered personally; (ii) mailed using certified or registered mail with postage prepaid; or (iii) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to the Purchaser:              Global Telecom & Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Christopher McKee, General Counsel

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
3050 K Street, N.W., Suite 400
Washington, D.C. 20007
Attention:  Brad E. Mutschelknaus, Esq.

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If to the Seller:	Michael Hollander
10345 Weeden Place
Lone Tree, CO 80124

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

A party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each communication transmitted in the manner described in this Section 9(b) shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other party hereto.

(c)           Assignment; Successors.  This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  The Seller may not sell, assign or otherwise transfer this Note or any right or interest herein without the prior written consent of the Purchaser, except that, subject to compliance with applicable federal and state securities laws, this Note may be transferred by the Seller to any Affiliate of the Seller, provided that the Seller delivers to the Purchaser an instrument reasonably satisfactory to the Purchaser in which the transferee agrees to be subject to all of the terms and conditions hereof.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Purchaser without the prior written consent of the Seller, except that the Purchaser shall have the right, without the consent of the Seller but with prior notice to the Seller, to: (i) assign its rights and obligations hereunder to any successor of all or substantially all of its business or assets that assumes this Note; and (ii) collaterally assign its rights hereunder to any lender.  Any purported sale, assignment, transfer or delegation in violation of this Section 9(c) will be null and void.  For purposes of this Note, the term “Affiliate” means a person’s ancestors, descendants or spouse or trusts, family limited partnerships or family limited liability companies established and maintained for the benefit of the first person or any of such other persons.

(d)           Amendment; Waiver.  No purported amendment or modification to any provision of this Note shall be binding upon the parties to this Note unless the Purchaser and the Seller have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Note and specifies the provision(s) that are being amended or modified (as applicable).  No purported waiver of any provision of this Note shall be binding upon any party to this Note unless the party providing the waiver has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Note and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

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(e)           Entire Agreement.  This Note and the Purchase Agreement constitute the entire agreement and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.

(f)           Severability.  If any provision of this Note shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to such parties provided by, such provision; or (ii) if such provision cannot be so reformed, such provision shall be severed from this Note and an equitable adjustment shall be made to this Note (including addition of necessary further provisions to this Note) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Note.

(g)           Governing Law.  THIS NOTE SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h)           Consent to Jurisdiction.  EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF VIRGINIA AND ANY APPELLATE COURTS THEREFROM (COLLECTIVELY, “VIRGINIA COURTS”) AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE.  EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE VIRGINIA COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS.

(i)           Waiver of Punitive and Other Damages and Jury Trial.

(i)           THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(ii)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(iii)           EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

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EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS NOTE, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(i).

(j)           Remedies.  Each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Note.  Without limiting the generality of the foregoing, each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Note and that irreparable harm would result if this Note were not specifically enforced.  Therefore, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  A party’s right to specific performance or injunctive relief shall be in addition to all other legal or equitable remedies available to such party.

(k)           Third Party Beneficiaries.  No Person other than the Purchaser and the Seller is, is intended to be, or shall be a beneficiary of this Note, other than any permitted successors and assigns of the parties under Section 9(c).

(l)           Interpretation.  The headings contained in this Note are for purposes of convenience only and shall not affect the meaning or interpretation of this Note.  The language used in this Note shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Unless otherwise expressly specified in this Note: (i) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Note as a whole and not any particular provision; (ii) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (iii) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (iv) references in this Note to a “party” means the Purchaser or the Seller and to the “parties” means the Purchaser and the Seller; (v) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (vi) references to a Person shall include the successors and assigns thereof; (vii) references made in this Note to a Section mean a Section of this Note; and (viii) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

(m)           Counterparts.  This Note may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  This Note shall become effective and be deemed to have been executed and delivered by each of the parties at such time as counterparts hereto shall have been executed and delivered by all of parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

THE PURCHASER:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
By:	/s/ Chris McKee
Name:	Chris McKee
Title:	Secretary and General Counsel

AGREED AND ACCEPTED:

THE SELLER:

/s/ Michael Hollander
Michael Hollander

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EXHIBIT 10.5

GUARANTEE

This Guarantee, dated as of December 16, 2009 (this “Guarantee”), is by and between Global Telecom & Technology, Inc., a Delaware corporation (“Purchaser Parent”); and Scott Charter (the “Seller”).

R E C I T A L S:

A.           Global Telecom & Technology Americas, Inc., a Virginia corporation and wholly-owned subsidiary of Purchaser Parent (the “Purchaser”), is a party to the Purchase Agreement, dated as of November 2, 2009, by and among the Purchaser; GTT-EMEA, Limited, a company organized under the laws of the United Kingdom; WBS Connect, L.L.C., a Colorado limited liability company; TEK Channel Consulting, LLC, a Colorado limited liability company; WBS Connect Europe Ltd., a company organized under the laws of Ireland; the Seller and Michael Hollander (the “Purchase Agreement”).  Any capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement.

B.           The Purchase Agreement provides for the issuance, on the terms and conditions set forth therein, by the Purchaser to the Seller of a Promissory Note, dated as of December 16, 2009, as part of the Notes U.S. Transaction Consideration (the “Promissory Note”).

C.            In consideration of the Seller entering into the Purchase Agreement and consummating the transactions contemplated thereby, Purchaser Parent is willing to provide a guarantee of the Purchaser’s obligations under the Promissory Note, on the terms and conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Guarantee.  Purchaser Parent hereby irrevocably guarantees the performance in full by the Purchaser of the Purchaser’s obligations under the Promissory Note (subject to the terms, conditions and limitations set forth therein) as fully as if made by Purchaser Parent.  The Seller may enforce Purchaser Parent’s obligations hereunder without first pursuing or asserting any claims or rights against the Purchaser or any of its property or assets; provided, however, that the Seller shall, with respect to any obligation of Purchaser Parent subject to this Guarantee: (a) provide prompt written notice thereof to Purchaser Parent; and (b) use commercially reasonable efforts for a period of at least forty-five (45) days to obtain satisfaction of such obligation from the Purchaser before pursuing or asserting any claims or rights against Purchaser Parent relating to such obligation.  Purchaser Parent’s obligations hereunder shall not be affected by the bankruptcy, insolvency or inability to pay of the Purchaser.  Purchaser Parent, in its capacity as guarantor hereunder, hereby expressly waives diligence, presentment, demand of payment, protest and other legal formalities (but not notice in accordance with the terms and conditions of the Purchase Agreement, the Promissory Note or this Guarantee).

2.           Representations and Warranties.  Purchaser Parent represents and warrants to the Seller that: (a) it has all required corporate power and authority to execute, deliver and perform its obligations hereunder and perform its obligations hereunder; (b) this Guarantee has been duly and validly executed by Purchaser Parent and constitutes the valid and binding obligation of Purchaser Parent enforceable against it in accordance with its terms, subject to the Equitable Exceptions; and (c) the performance by Purchaser Parent of its obligations hereunder does not conflict with any Law, Order or Contract to which Purchaser Parent is a party or by which any of its assets or properties are subject.

3.           Rights and Obligations under Other Documents.  Notwithstanding anything to contrary in this Guarantee or otherwise, nothing in this Guarantee will amend, modify, change, waive, discharge, limit or otherwise affect any of the respective rights or obligations of the parties to the Purchase Agreement, the Promissory Note or any other Transaction Document.

4.           Miscellaneous Provisions.

(a)           Expenses.  Except as otherwise specifically provided for in this Guarantee, the parties shall each bear all of their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby.

(b)           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Guarantee shall be in writing and shall be deemed to have been duly given if: (i) delivered personally; (ii) mailed using certified or registered mail with postage prepaid; or (iii) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to Purchaser Parent:

Global Telecom & Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Christopher McKee, General Counsel

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
3050 K Street, N.W., Suite 400
Washington, D.C. 20007
Attention:  Brad E. Mutschelknaus, Esq.

If to the Seller:

Scott Charter
8655 West Wesley Place
Lakewood, CO 80227

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

A party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each communication transmitted in the manner described in this Section 4(b) shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other party hereto.

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(c)            Assignment; Successors.  This Guarantee and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  The Seller may not sell, assign or otherwise transfer this Guarantee or any right or interest herein without the prior written consent of Purchaser Parent, except that, subject to compliance with applicable federal and state securities laws, this Guarantee may be transferred by the Seller to any Affiliate of the Seller in connection with assignment by the Seller to such Affiliate of the Promissory Note in accordance with its terms, provided that the Seller delivers to Purchaser Parent an instrument reasonably satisfactory to Purchaser Parent in which the transferee agrees to be subject to all of the terms and conditions hereof.  Neither this Guarantee nor any of the rights, interests or obligations hereunder may be assigned or delegated by Purchaser Parent without the prior written consent of the Seller, except that Purchaser Parent shall have the right, without the consent of the Seller but with prior notice to the Seller, to: (i) assign its rights and obligations hereunder to any successor of all or substantially all of its business or assets that assumes this Guarantee; and (ii) collaterally assign its rights hereunder to any lender.  Any purported sale, assignment, transfer or delegation in violation of this Section 4(c) will be null and void.  For purposes of this Guarantee, the term “Affiliate” means a person’s ancestors, descendants or spouse or trusts, family limited partnerships or family limited liability companies established and maintained for the benefit of the first person or any of such other persons.

(d)           Amendment; Waiver.  No purported amendment or modification to any provision of this Guarantee shall be binding upon the parties to this Guarantee unless Purchaser Parent and the Seller have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Guarantee and specifies the provision(s) that are being amended or modified (as applicable).  No purported waiver of any provision of this Guarantee shall be binding upon any party to this Guarantee unless the party providing the waiver has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Guarantee and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(e)           Entire Agreement.  This Guarantee, the Purchase Agreement and the Promissory Note constitute the entire agreement, and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties, with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.

(f)           Severability.  If any provision of this Guarantee shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to such parties provided by, such provision; or (ii) if such provision cannot be so reformed, such provision shall be severed from this Guarantee and an equitable adjustment shall be made to this Guarantee (including addition of necessary further provisions to this Guarantee) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Guarantee.

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(g)           Governing Law.  THIS GUARANTEE SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h)           Consent to Jurisdiction.  EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF VIRGINIA AND ANY APPELLATE COURTS THEREFROM (COLLECTIVELY, “VIRGINIA COURTS”) AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE.  EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE VIRGINIA COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS.

(i)           Waiver of Punitive and Other Damages and Jury Trial.

(i)           THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(ii)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS GUARANTEE AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(iii)           EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS GUARANTEE, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(i).

(j)           Remedies.  Each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Guarantee.  Without limiting the generality of the foregoing, each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Guarantee and that irreparable harm would result if this Guarantee were not specifically enforced.  Therefore, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  A party’s right

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to specific performance or injunctive relief shall be in addition to all other legal or equitable remedies available to such party.

(k)           Third Party Beneficiaries.  No Person other than Purchaser Parent and the Seller is, is intended to be, or shall be a beneficiary of this Guarantee, other than any permitted successors and assigns of the parties under Section 4(c).

(l)           Interpretation.  The headings contained in this Guarantee are for purposes of convenience only and shall not affect the meaning or interpretation of this Guarantee.  The language used in this Guarantee shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Unless otherwise expressly specified in this Guarantee: (i) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Guarantee as a whole and not any particular provision; (ii) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (iii) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (iv) references in this Guarantee to a “party” means Purchaser Parent or the Seller and to the “parties” means Purchaser Parent and the Seller; (v) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (vi) references to a Person shall include the successors and assigns thereof; (vii) references made in this Guarantee to a Section mean a Section of this Guarantee; and (viii) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

(m)           Counterparts.  This Guarantee may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  This Guarantee shall become effective and be deemed to have been executed and delivered by each of the parties at such time as counterparts hereto shall have been executed and delivered by all of parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Guarantee as of the date first written above.

PURCHASER PARENT:

GLOBAL TELECOM & TECHNOLOGY, INC.

By:	/s/ Chris McKee
Name: Chris McKee
Title: Secretary and General Counsel

AGREED AND ACCEPTED:

THE SELLER:

/s/ Scott Charter
Scott Charter

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EXHIBIT 10.6
GUARANTEE

This Guarantee, dated as of December 16, 2009 (this “Guarantee”), is by and between Global Telecom & Technology, Inc., a Delaware corporation (“Purchaser Parent”); and Michael Hollander (the “Seller”).

R E C I T A L S:

A.           Global Telecom & Technology Americas, Inc., a Virginia corporation and wholly-owned subsidiary of Purchaser Parent (the “Purchaser”), is a party to the Purchase Agreement, dated as of November 2, 2009, by and among the Purchaser; GTT-EMEA, Limited, a company organized under the laws of the United Kingdom; WBS Connect, L.L.C., a Colorado limited liability company; TEK Channel Consulting, LLC, a Colorado limited liability company; WBS Connect Europe Ltd., a company organized under the laws of Ireland; the Seller and Scott Charter (the “Purchase Agreement”).  Any capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement.

B.           The Purchase Agreement provides for the issuance, on the terms and conditions set forth therein, by the Purchaser to the Seller of a Promissory Note, dated as of December 16, 2009, as part of the Notes U.S. Transaction Consideration (the “Promissory Note”).

C.            In consideration of the Seller entering into the Purchase Agreement and consummating the transactions contemplated thereby, Purchaser Parent is willing to provide a guarantee of the Purchaser’s obligations under the Promissory Note, on the terms and conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Guarantee.  Purchaser Parent hereby irrevocably guarantees the performance in full by the Purchaser of the Purchaser’s obligations under the Promissory Note (subject to the terms, conditions and limitations set forth therein) as fully as if made by Purchaser Parent.  The Seller may enforce Purchaser Parent’s obligations hereunder without first pursuing or asserting any claims or rights against the Purchaser or any of its property or assets; provided, however, that the Seller shall, with respect to any obligation of Purchaser Parent subject to this Guarantee: (a) provide prompt written notice thereof to Purchaser Parent; and (b) use commercially reasonable efforts for a period of at least forty-five (45) days to obtain satisfaction of such obligation from the Purchaser before pursuing or asserting any claims or rights against Purchaser Parent relating to such obligation.  Purchaser Parent’s obligations hereunder shall not be affected by the bankruptcy, insolvency or inability to pay of the Purchaser.  Purchaser Parent, in its capacity as guarantor hereunder, hereby expressly waives diligence, presentment, demand of payment, protest and other legal formalities (but not notice in accordance with the terms and conditions of the Purchase Agreement, the Promissory Note or this Guarantee).

2.   Representations and Warranties.  Purchaser Parent represents and warrants to the Seller that: (a) it has all required corporate power and authority to execute, deliver and perform its obligations hereunder and perform its obligations hereunder; (b) this Guarantee has been duly and validly executed by Purchaser Parent and constitutes the valid and binding obligation of Purchaser Parent enforceable against it in accordance with its terms, subject to the Equitable Exceptions; and (c) the performance by Purchaser Parent of its obligations hereunder does not conflict with any Law, Order or Contract to which Purchaser Parent is a party or by which any of its assets or properties are subject.

3.   Rights and Obligations under Other Documents.  Notwithstanding anything to contrary in this Guarantee or otherwise, nothing in this Guarantee will amend, modify, change, waive, discharge, limit or otherwise affect any of the respective rights or obligations of the parties to the Purchase Agreement, the Promissory Note or any other Transaction Document.

4.   Miscellaneous Provisions.

(a)   Expenses.  Except as otherwise specifically provided for in this Guarantee, the parties shall each bear all of their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby.

(b)   Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Guarantee shall be in writing and shall be deemed to have been duly given if: (i) delivered personally; (ii) mailed using certified or registered mail with postage prepaid; or (iii) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to Purchaser Parent:

Global Telecom & Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Christopher McKee, General Counsel

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
3050 K Street, N.W., Suite 400
Washington, D.C. 20007
Attention:  Brad E. Mutschelknaus, Esq.

If to the Seller:

Michael Hollander
10345 Weeden Place
Lone Tree, CO 80124

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

A party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each communication transmitted in the manner described in this Section 4(b) shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other party hereto.

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(c)   Assignment; Successors.  This Guarantee and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  The Seller may not sell, assign or otherwise transfer this Guarantee or any right or interest herein without the prior written consent of Purchaser Parent, except that, subject to compliance with applicable federal and state securities laws, this Guarantee may be transferred by the Seller to any Affiliate of the Seller in connection with assignment by the Seller to such Affiliate of the Promissory Note in accordance with its terms, provided that the Seller delivers to Purchaser Parent an instrument reasonably satisfactory to Purchaser Parent in which the transferee agrees to be subject to all of the terms and conditions hereof.  Neither this Guarantee nor any of the rights, interests or obligations hereunder may be assigned or delegated by Purchaser Parent without the prior written consent of the Seller, except that Purchaser Parent shall have the right, without the consent of the Seller but with prior notice to the Seller, to: (i) assign its rights and obligations hereunder to any successor of all or substantially all of its business or assets that assumes this Guarantee; and (ii) collaterally assign its rights hereunder to any lender.  Any purported sale, assignment, transfer or delegation in violation of this Section 4(c) will be null and void.  For purposes of this Guarantee, the term “Affiliate” means a person’s ancestors, descendants or spouse or trusts, family limited partnerships or family limited liability companies established and maintained for the benefit of the first person or any of such other persons.

(d)   Amendment; Waiver.  No purported amendment or modification to any provision of this Guarantee shall be binding upon the parties to this Guarantee unless Purchaser Parent and the Seller have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Guarantee and specifies the provision(s) that are being amended or modified (as applicable).  No purported waiver of any provision of this Guarantee shall be binding upon any party to this Guarantee unless the party providing the waiver has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Guarantee and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(e)   Entire Agreement.  This Guarantee, the Purchase Agreement and the Promissory Note constitute the entire agreement, and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties, with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.

(f)   Severability.  If any provision of this Guarantee shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to such parties provided by, such provision; or (ii) if such provision cannot be so reformed, such provision shall be severed from this Guarantee and an equitable adjustment shall be made to this Guarantee (including addition of necessary further provisions to this Guarantee) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Guarantee.

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(g)   Governing Law.  THIS GUARANTEE SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h)   Consent to Jurisdiction.  EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF VIRGINIA AND ANY APPELLATE COURTS THEREFROM (COLLECTIVELY, “VIRGINIA COURTS”) AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE.  EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE VIRGINIA COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS.

(i)   Waiver of Punitive and Other Damages and Jury Trial.

(i)   THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(ii)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS GUARANTEE AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(iii)   EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS GUARANTEE, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(i).

(j)   Remedies.  Each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Guarantee.  Without limiting the generality of the foregoing, each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Guarantee and that irreparable harm would result if this Guarantee were not specifically enforced.  Therefore, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  A party’s right

4

to specific performance or injunctive relief shall be in addition to all other legal or equitable remedies available to such party.

(k)   Third Party Beneficiaries.  No Person other than Purchaser Parent and the Seller is, is intended to be, or shall be a beneficiary of this Guarantee, other than any permitted successors and assigns of the parties under Section 4(c).

(l)   Interpretation.  The headings contained in this Guarantee are for purposes of convenience only and shall not affect the meaning or interpretation of this Guarantee.  The language used in this Guarantee shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Unless otherwise expressly specified in this Guarantee: (i) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Guarantee as a whole and not any particular provision; (ii) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (iii) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (iv) references in this Guarantee to a “party” means Purchaser Parent or the Seller and to the “parties” means Purchaser Parent and the Seller; (v) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (vi) references to a Person shall include the successors and assigns thereof; (vii) references made in this Guarantee to a Section mean a Section of this Guarantee; and (viii) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

(m)   Counterparts.  This Guarantee may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  This Guarantee shall become effective and be deemed to have been executed and delivered by each of the parties at such time as counterparts hereto shall have been executed and delivered by all of parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Guarantee as of the date first written above.

PURCHASER PARENT:

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Chris McKee
Name:	Chris McKee
Title:	Secretary and General Counsel

AGREED AND ACCEPTED:

THE SELLER:

/s/ Michael Hollander
Michael Hollander

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EXHIBIT 10.7

SILICON VALLEY BANK SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 16, 2009, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (FAX (408) 980-6410) (“Bank”) and GLOBAL TELECOM & TECHNOLOGY, INC., a Delaware corporation (“GTTI”) GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia corporation (“GTTA”), WBS CONNECT, LLC, a Colorado limited liability company (“WBS”) and GTT-EMEA, LTD., a private limited company incorporated and registered in England and Wales (“EMEA” and together with GTTI, GTTA and WBS, each a “Borrower” and collectively, the “Borrowers”) each with offices at 8484 Westpark Drive, Suite 720, McLean, VA  22102 (Fax (703) 442-5501), provides the terms on which Bank shall lend to Borrowers and Borrowers shall repay Bank. This Agreement amends and restates that certain Amended and Restated Loan and Security Agreement among Bank, GTTI and GTTA, dated June 16, 2009, in its entirety.  The parties agree as follows:

ARTICLE 1
ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP, to the extent applicable.  The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.  Capitalized terms in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

ARTICLE 2
LOAN AND TERMS OF PAYMENT

Section 2.1                      Promise to Pay.  Borrowers hereby unconditionally promise to pay Bank the unpaid principal amount of all Advances hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.

2.1.1           Financing of Accounts or Cash Collections.

(a)           Advance Rate Applicability.  During the term of this Agreement, for any Subject Month so long as Borrower’s aggregate cash plus Excess Availability was at least $1,500,000 during any Testing Month, the Streamline Advance Rate will apply and Bank will finance Borrowers’ Streamline Eligible Accounts, as set forth herein. At all other times, the Non-Streamline Advance Rate will apply and Bank will finance Borrowers’ Non-Streamline Eligible Accounts as set forth herein.

(b)           Availability.

(i)           Subject to the terms of this Agreement, during any Subject Month in which the Non-Streamline Advance Rate applies, Borrowers may request that Bank finance specific Non-Streamline Eligible Accounts.  Bank may, in its good faith business discretion, finance such Non-Streamline Eligible Accounts by extending credit to Borrowers in an amount equal to the result of the Non-Streamline Advance Rate multiplied by the face amount of the Non-Streamline Eligible Account (a “Non-Streamline Advance”). Subject to the terms of this Agreement, during any Subject Month in which the Streamline Advance Rate applies, Borrowers may request that Bank finance Streamline

Eligible Accounts.  Bank may, in its good faith business discretion, finance such Streamline Eligible Accounts by extending credit to Borrowers in an amount not to exceed the Streamline Advance Rate multiplied by the aggregate face amount of the Streamline Eligible Accounts, as determined by Bank from Borrower’s most recent Streamline Accounts Listing (a “Streamline Advance”).  Bank may, in its sole discretion, (a) change the percentage of the Non-Streamline Advance Rate for a particular Non-Streamline Eligible Account on a case by case basis, (b) change the percentage of the Streamline Advance Rate for a particular Streamline Eligible Account on a case by case basis.  When Bank makes an Advance the Eligible Account becomes a “Financed Receivable.” All Advances hereunder shall be made in Dollars.

(ii)           Subject to the terms of this Agreement, EMEA may request that Bank finance EMEA Eligible Accounts. Bank may, in its good faith business discretion, finance such EMEA Eligible Accounts by extending credit to Borrowers in an amount equal to the result of the EMEA Advance Rate multiplied by the face amount of the EMEA Eligible Account (an “EMEA Advance”). Bank may, in its sole discretion, (a) change the percentage of the EMEA Advance Rate for a particular EMEA Eligible Account on a case by case basis or (b) change the percentage of the EMEA Advance Rate for a particular EMEA Eligible Account on a case by case basis.  When Bank makes an EMEA Advance the EMEA Eligible Account becomes a “Financed Receivable.”  Notwithstanding anything to the contrary herein, at no time may Financed Receivables on EMEA Eligible Accounts exceed the Dollar Equivalent of $2,500,000.

(iii)           Subject to the terms of this Agreement, following an Increase Event and for a period of 45 days thereafter, but no later than April 14, 2010, the U.S. Borrowers may request advances of up to $1,000,000 on a non-formula basis (the “Non-Formula Advances”).

(c)           Maximum Advances.   The aggregate face amount of all Financed Receivables plus Non-Formula Advances, outstanding at any time may not exceed the Facility Amount. In addition, the outstanding principal balances of all Streamline Advances may not at any time exceed the product of multiplying the Streamline Advance Rate by the aggregate amount of Streamline Eligible Accounts. In addition, the outstanding principal balances of all EMEA Advances may not at any time exceed the product of multiplying the EMEA Advance Rate by the aggregate amount of EMEA Eligible Accounts.

(d)           Borrowing Procedure.

(i)           Non-Streamline Advances. Borrowers will deliver an Advance Request/Invoice Transmittal Form for each Non-Streamline Eligible Account it offers.  Bank may rely on information set forth in or provided with the Advance Request/Invoice Transmittal Form.

(ii)           Streamline/EMEA/Non-Formula Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of a Streamline Advance, EMEA Advance or Non-Formula Advance set forth in this Agreement, to obtain a Streamline Advance, EMEA Advance or Non-Formula Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 p.m. Eastern time on the Funding Date of the Streamline Advance, EMEA Advance or Non-Formula Advance, as the case may be.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Advance Request/Invoice Transmittal Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.

(e)           Credit Quality; Confirmations.  Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrowers for financing as an Advance (other than a Non-

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Formula Advance) hereunder, in order to approve any such Account Debtor’s credit before agreeing to finance such Account.  Bank may also verify directly with Account Debtors, from time to time and not necessarily all at one time, the validity, amount and other matters relating to such Accounts (including confirmations of Borrowers’ representations in Section 5.3) by means of mail, telephone or otherwise, either in the name of Borrowers or Bank from time to time in its sole discretion.

(f)           Accounts Notification/Collection.  Bank may notify any Person owing Borrowers money of Bank’s security interest in the funds and verify and/or, if an Event of Default has occurred and is continuing, collect the amount of the Account.

(g)           Early Termination.  This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrowers, effective three Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately.  If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrowers for any reason, Borrowers shall pay to Bank a termination fee in an amount equal to one percent (1.0%) of the Non-Streamline Advance Rate multiplied by the then-applicable Facility Amount (the “Early Termination Fee”).  The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.  Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if the loan facility provided hereunder is refinanced and redocumented under another division of Bank prior to the Maturity Date.  In addition, (a) if a court of competent jurisdiction finds that Bank has breached this Agreement, and Borrower has terminated this Agreement due to such breach, Borrower shall not have to pay the Early Termination Fee or (b) if Bank decreases the Advance Rate, and Borrower terminates this Agreement solely due to such change in Advance Rate, Borrower shall not have to pay the Early Termination Fee as a result of such termination.

(h)           Maturity.  This Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Maturity Date.

(i)           Suspension of Advances.  Borrowers’ ability to request that Bank finance Eligible Accounts or make Non-Formula Advances hereunder will terminate if, in Bank’s sole discretion, there has been a Material Adverse Change.

(j)           Borrower Liability. Any Borrower may, acting singly, request Advances hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by  Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Article shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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Section 2.2                      Collections, Finance Charges, Remittances and Fees.   The Obligations shall be subject to the following fees and Finance Charges.  Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest and fees as described in Section 9.2 hereof.

2.2.1           Collections. Collections for (a) Non-Streamline Advances will be credited to the Financed Receivable Balance for such Financed Receivable and (b) for Streamline Advances, EMEA Advances and Non-Formula Advances will be remitted to the applicable Borrower, subject to Section 2.2.7, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses.   If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable for Non-Streamline Advances and, if there is no Event of Default then existing, the excess (or if such payments are received during any period when Streamline Advances are outstanding, the entire amount) will be remitted to the applicable Borrower, subject to Section 2.2.7.

2.2.2           Facility Fee. A fully earned, non-refundable facility fee of Sixty Thousand Dollars ($60,000.00).

2.2.3           Finance Charges. In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations (a) three (3) Business Days after receipt of the Collections for all Non-Streamline Advances and (b) one and one-half (1.5) Business Days after receipt of the Collections for all Streamline Advances and EMEA Advances.  Borrowers will pay a finance charge (the “Finance Charge”) on each Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by (w) for Non-Streamline Advances, the outstanding Financed Receivable Balance for such Financed Receivable, (x) for Streamline Advances, the Streamline Advance Rate multiplied by the outstanding Financed Receivable Balance for such Financed Receivable, (y) for EMEA Advances, the EMEA Advance Rate multiplied by the outstanding Financed Receivable Balance for such Financed Receivable and (z) for Non-Formula Advances, the outstanding amount of such Non-Formula Advances.  The Finance Charge is payable in accordance with Section 2.3 hereof. In the event that the aggregate amount of Finance Charges and Collateral Handling Fees earned by Bank in any quarter is less than the Minimum Finance Charge, Borrowers shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges and Collateral Handling Fees earned by Bank in such quarter.   Such additional Finance Charge shall be payable on the first day of next quarter

                         2.2.4           Collateral Handling Fee. Borrower will pay to Bank a collateral handling fee (the “Collateral Handling Fee”) equal to (a) for any Subject Month (as of the first calendar day of such month), to the extent that Borrower qualifies for the Streamline Advance Rate, the sum of (i) 0.15% per month of (A) the Streamline Advance Rate multiplied by (B) the applicable Financed Receivable Balance for each Financed Receivable outstanding, plus (ii) 0.15% per month of (A) the EMEA Advance Rate multiplied by (B) the applicable Financed Receivable Balance for each Financed Receivable outstanding, plus (iii) 0.15% per month on the outstanding Non-Formula Advances, in each case, based upon a 360 day year or (b) for any Subject Month (as of the first calendar day of such month), to the extent that Borrower qualifies for the Non-Streamline Advance, (i) 0.35% per month of the applicable Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year, plus (ii) 0.15% per month of (A) the EMEA Advance Rate multiplied by (B) the applicable Financed Receivable Balance for each Financed Receivable outstanding, plus (iii) 0.15% per month on the outstanding Non-Formula Advances, in each case, based upon a 360 day year. This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable or Non-Formula Advance is outstanding, multiplied by the outstanding Financed Receivable Balance or outstanding Non-Formula Advance,  as applicable.  The Collateral Handling Fee is payable in accordance with Section 2.3 hereof.  In computing Collateral Handling Fees under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations (x) three (3) Business Days after receipt of Collections for all Non-Streamline Advances and (y) one and one-half (1.5)

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Business Days after receipt of Collections for all Streamline Advances and EMEA Advances. If an Event of Default has occurred and is continuing, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

2.2.5           Accounting.  After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fees and the Facility Fee.  If Borrowers do not object to the accounting in writing within thirty (30) days it shall be considered accurate.  All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

2.2.6           Deductions.  Bank may deduct fees, Finance Charges, Advances which become due pursuant to Section 2.3, and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

2.2.7           Lockbox; Account Collection Services.   Borrowers shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) (a) to remit Dollar payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments in Dollars to a cash collateral account that Bank controls (collectively, the “Lockbox”); and (b) to remit any other payments with respect to the Accounts to a blocked account established with RBS or to wire any other transfer payments to a cash collateral account that Bank controls (collectively, the “Blocked Account”).  Upon receipt by Borrowers of Dollar proceeds, Borrowers shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal.  Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within three (3) Business Days of receipt of such amounts by Bank, (a) when GTTA  and WBS have Non-Streamline Advances outstanding, Bank will turn over to the applicable Borrower the proceeds of the GTTA and WBS Accounts, other than Collections with respect to Financed Receivables and the amount of Collections in excess of the amounts for which Bank has made a Non-Streamline Advance to GTTA or WBS, less any amounts due to Bank, such as the Finance Charge, the Facility Fee, payments due to Bank, other fees and expenses, or otherwise or (b) when GTTA and WBS have Streamline Advances outstanding, Bank will first apply Collections on GTTA and WBS Accounts to the outstanding Streamline Advances, then to any amounts due to Bank, such as the Finance Charge, the Facility Fee, payments due to Bank, other fees and expenses, or otherwise and then will turn over to the applicable Borrower the remaining proceeds of such Collections; provided, however, when Non-Streamline Advances are outstanding, Bank may hold any excess amount with respect to Financed Receivables as a reserve until the end of the applicable Reconciliation Period if Bank, in its discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Account at any time prior to the end of the subject Reconciliation Period. This Section 2.2.7 does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein.  All Accounts and the proceeds thereof are Collateral and if an Event of Default occurs and is continuing, Bank may apply the proceeds of such Accounts to the Obligations. It will be considered an immediate Event of Default if each of the Lockbox is not set-up and operational on the Effective Date and if the Blocked Account is not set-up and operational prior to an EMEA Advance.

2.2.8           Good Faith Deposit.  Borrower has paid to Bank a Good Faith Deposit of Five Thousand Dollars ($5,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process.  Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be applied to the initial Facility Fee.

Section 2.3                      Repayment of Obligations; Adjustments.

(a)           Repayment.

(i)           Borrowers will repay each Non-Streamline Advance, as well as all Finance Charges and Collateral Handling Fees thereon, on the earliest of: (a) the date on which payment is

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received on the Financed Receivable with respect to which the Non-Streamline Advance was made, (b) the date on which the Financed Receivable is no longer an Non-Streamline Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of any warranty or representation set forth in Section 5.3 or a breach of any covenant in this Agreement, or (e) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Non-Streamline Advance and all other amounts then due and payable hereunder.

(ii)           Borrowers will repay the principal amount of each Streamline Advance on the Maturity Date (including any early termination).  Notwithstanding anything to the contrary in the foregoing, all Collections will be applied to the outstanding principal amount of Streamline Advances in accordance with Section 2.2.7.

(iii)           Borrower will pay Finance Charges and Collateral Handling Fees on Streamline Advances, EMEA Advances and Non-Formula Advances monthly, on the first day of the month.  Payments of Finance Charges and/or Collateral Handling Fees received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue. In addition, all payments of Finance Charges and/or Collateral Handling Fees for Streamline Advances, EMEA Advances and Non-Formula Advances shall be deemed applied by Bank on account of Obligations one and one-half (1.5) Business Days following receipt of such payment. The principal amount of all outstanding Streamline Advances and EMEA Advances plus all accrued but unpaid Finance Charges and Collateral Handling Fees thereon, and all other amounts due and payable hereunder are due on the Maturity Date. In addition, notwithstanding anything to the contrary herein, all outstanding Non-Formula Advances are due and payable 45 days following an Increase Event; provided, however, that Borrower may refinance such Advances with Streamline Advances or Non-Streamline Advances hereunder, as then applicable.

(iv)           Notwithstanding anything to the contrary in the forgoing, during any Subject Month in which the Non-Streamline Advance Rate applies, any outstanding Streamline Advances will be immediately converted to Non-Streamline Advances and repaid in accordance with subsection (i) above.  If Borrower does not have enough Non-Streamline Eligible Accounts to finance the total Streamline Advances then-outstanding, Borrower must immediately repay Bank the excess.  Conversely, during any Subject Month in which the Streamline Advance Rate applies, any outstanding Non-Streamline Advances will be immediately converted to Streamline Advances and repaid in accordance with subsection (ii) above.  If Borrower does not have enough Streamline Eligible Accounts to finance the total Non-Streamline Advances then-outstanding, Borrower must immediately repay Bank the excess.

(b)           Repayment on Event of Default.  If an Event of Default has occurred and is continuing, Borrowers will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.5, immediately without notice or demand from Bank) repay all of the Advances.  The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding, and all accrued Finance Charges, the Early Termination Fee, Collateral Handling Fees, attorneys and professional fees, court costs and expenses, and any other Obligations.

(c)           Debit of Accounts.   Bank may debit any of Borrowers’ deposit accounts for payments or any amounts Borrowers owe Bank hereunder, as and when due.  Bank shall promptly notify Borrowers when it debits Borrowers’ accounts.  These debits shall not constitute a set-off.

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(d)           Adjustments.  If at any time during the term of this Agreement any Account Debtor asserts an Adjustment with respect to a Financed Receivable or if a Borrower issues a credit memorandum with respect to a Financed Receivable, or if any of the representations, warranties or covenants set forth in Section 5.3 are no longer true in all material respects, such Borrower will promptly advise Bank.

Section 2.4                      Power of Attorney.  Each Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank, to: (i) following the occurrence and during the continuance of an Event of Default,  sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) following the occurrence and during the continuance of an Event of Default, demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; (iii) following the occurrence and during the continuance of an Event of Default, prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iv) regardless of whether there has been an Event of Default, notify all Account Debtors to pay Bank directly; (v) regardless of whether there has been an Event of Default, receive, open, and dispose of mail addressed to Borrower; (vi) regardless of whether there has been an Event of Default,  endorse Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and (vii) regardless of whether there has been an Event of Default, execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by Bank, to protect or preserve, Bank’s rights and remedies under this Agreement, as directed by Bank.

ARTICLE 3
CONDITIONS OF LOANS

Section 3.1                      Conditions Precedent to Initial Advance.  Bank’s agreement to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such  documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           duly executed original signatures to the Loan Documents to which each Borrower is a party;

(b)           duly executed original signatures to the Guaranty;

(c)           duly executed original signatures to the completed Borrowing Certificates for Borrowers, plus, if applicable, all exhibits thereto;

(d)           duly executed original signatures to the Guarantor Certificates for Guarantors, plus, if applicable, all exhibits thereto;

(e)           good standing certificate/certificates of foreign qualification from Borrowers, other than EMEA and Guarantors as set forth more specifically on the closing checklist delivered to Borrowers in connection with this Agreement, dated no later than 30 days prior to the Effective Date.

(f)           the Perfection Certificates executed by Borrowers;

(g)           a legal opinion from counsel to the US Borrowers and Guarantors, in a form satisfactory to Bank in all respects;

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(h)           Reaffirmations of existing subordination agreements with holders of Subordinated Debt in form and substance satisfactory to Bank in all respects;

(i)           A Subordination Agreement, duly executed by Scott Charter and Mike Hollander, in form and substance acceptable to Bank in all respects;

(j)           evidence satisfactory to Bank that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(k)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

Section 3.2                      Conditions Precedent to Initial EMEA Advance.  In addition to the items set forth in Section 3.1, Bank’s agreement to make the initial EMEA Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such  documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           an original Debenture, duly executed by EMEA and copy of the minutes of a meeting of the board of directors of EMEA approving the terms of, and entry into, the Debenture, certified as a true copy of the same by the company secretary of EMEA;

(b)           a legal opinion from UK counsel to EMEA, in a form satisfactory to Bank in all respects; and

(c)           Release of the Deed of Charge in favor of Bank of Scotland;

(d)           evidence of the establishment of the Blocked Account at RBS; and

(e)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

Section 3.3                      Conditions Precedent to all Advances.  Bank’s agreement to make each Advance, including the initial Advance, is subject to the following:

(a)           receipt of the Advance Request/Invoice Transmittal Form, as the case may be;

(b)           Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(e); and

(c)           the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Advance Request/Invoice Transmittal Form and on the Funding Date of each Advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Advance.  Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that

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those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

ARTICLE 4
CREATION OF SECURITY INTEREST

Section 4.1                      Grant of Security Interest.  Each Borrower, other than EMEA, hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of such Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges and assigns to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, in each case subject only to the Permitted Liens.  Each Borrower, other than EMEA, warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral, subject only to the Permitted Liens.  Each Borrower, other than EMEA, warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. The payment and performance in full of all the Obligations and the performance of EMEA’s duties under the Loan Documents is also secured under the Debenture and any and all other security agreements, mortgages or other collateral granted to Bank by EMEA as security for the Obligations, now or in the future.

Except as noted on the Perfection Certificate with respect to such Borrower, no Borrower is a party to, nor is bound by, any material license or other agreement with respect to which such Borrower is the licensee that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower’s interest in such license or agreement or any other property.  Without prior consent from Bank, no Borrower shall enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on such Borrower’s business or financial condition.  Borrowers shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

If the Agreement is terminated, Bank’s lien and security interest in the Collateral shall continue until Borrowers fully satisfy their Obligations.  If any U.S. Borrower shall at any time, acquire a commercial tort claim, such Borrower shall promptly notify Bank in a writing signed by such Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

Upon the termination of this Agreement and the payment in full of all monetary Obligations, Bank shall, promptly send the Borrowers, (i) for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to Bank hereunder, a termination statement to the effect that Bank no longer claims a security interest in such financing statement, and (ii) such other documents necessary or appropriate to terminate the security interests granted to Bank hereunder as may be reasonably requested by the Borrowers, all at Borrower’s sole cost and expense.

Section 4.2                      Authorization to File Financing Statements.   Each Borrower hereby authorizes Bank to file financing statements and the Debenture, without notice to such Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants, jointly and severally, as follows:

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Section 5.1                      Due Organization and Authorization.  Borrower and each of its Subsidiaries is duly existing and in good standing in its jurisdiction of formation and qualified and licensed to do business in, and in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.   Borrower represents and warrants to Bank that: (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; and (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to Borrower is accurate and complete.  If Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify Bank of such organizational identification number.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Section 5.2                      Collateral.  Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.  Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to Bank in connection herewith.  The Collateral is not in the possession of any third party bailee (such as a warehouse).  Except as hereafter disclosed to Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate.  In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. EMEA currently has no outstanding overdrafts on its bank accounts with the Bank of Scotland or otherwise.

Section 5.3                      Financed Receivables.  Borrower represents and warrants for each Financed Receivable:

(a)           Such Financed Receivable is an Eligible Account;

(b)           Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Receivable;

(c)           The correct amount is on the Advance Request/Invoice Transmittal Form and is not disputed;

(d)           Other than for Deferred Revenue financed with a Streamline Advance or EMEA Advance, payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request/Invoice Transmittal Form date;

(e)           Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

(f)           There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

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(g)           Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(h)           Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

(i)           Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

(j)           No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Section 5.4                      Litigation.  There are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any its Subsidiaries in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

Section 5.5                      No Material Deviation  in Financial Statements.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

Section 5.6                      Solvency.  Borrower is able to pay its debts (including trade debts) as they mature.

Section 5.7                      Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the U.S. Federal Fair Labor Standards Act, or, in relation to EMEA, all employment legislation in force in England or Wales (including, without limitation the UK 1996 Employment Rights Act).  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would  not reasonably be expected to cause a Material Adverse Change.

Section 5.8                      Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

Section 5.9                      Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

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ARTICLE 6
AFFIRMATIVE COVENANTS

Until all monetary Obligations are paid in full and this Agreement has terminated, Borrowers shall do all of the following:

Section 6.1                      Government Compliance.  Each Borrower shall maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Change.  Each Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on such Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

Section 6.2                      Financial Statements, Reports, Certificates.

(a)           Each Borrower shall deliver to Bank, unless otherwise noted:  (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidating balance sheet and income statement covering Borrowers’ operations during the period certified by a Responsible Officer and in substantially the same form as provided to Bank in connection with its underwriting; (ii) (A) within five (5) days of mailing, copies of all statements, reports and notices mailed to GTTI’s security holders or to any holders of Subordinated Debt and (B) within five (5) days of filing, if such reports have not been made public, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iii) a prompt report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (iv) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

(b)           Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

(c)           During any Subject Month in which the Streamline Advance Rate applies, provide Bank with, as soon as available, but no later than five (5) days following each Reconciliation Period, a Streamline Accounts Listing.

(d)           No later than five (5) days following each Reconciliation Period, an EMEA Accounts Listing.

(e)           Upon Bank’s request, provide a written report respecting any Financed Receivable, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

(f)           Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, an aged listing of accounts receivable and accounts payable by invoice date, in substantially the same form as provided to Bank in connection with its underwriting.

(g)           Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, a Deferred Revenue report, in substantially the same form as provided to Bank in connection with its underwriting.

(h)            Borrower will allow Bank to audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts and accounts receivable, at Borrower’s expense, upon reasonable notice to Borrower;

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provided, however, that Borrower shall be obligated to pay for not more than one (1) audit per year, unless an Event of Default has occurred and is continuing.  If an Event of Default has occurred and is continuing, Bank may audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts and accounts receivable at Borrower’s expense and at Bank’s sole and exclusive discretion and without notification and authorization from Borrower.  Notwithstanding anything to the contrary herein, Bank will postpone Borrowers’ 2009 audit until March, 2010, unless an Event of Default has occurred and is continuing.

Section 6.3                      Taxes.  Each Borrower shall make, and cause each of its Subsidiaries to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which such Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

Section 6.4                      Insurance.  Each Borrower shall keep its business and the Collateral insured for risks and in amounts as Bank may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank.  All property policies shall have a lender’s loss payable endorsement showing Bank as an additional  loss payee and all liability policies shall show Bank as an additional insured and  all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy.  At Bank’s request, Borrowers shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, following the occurrence and during the continuance of an Event of Default, be payable to Bank on account of the Obligations.  If any Borrower fails to obtain insurance as required under this Article or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Article and take any action under the policies Bank deems prudent.

Section 6.5                      Accounts.

(a)           In order to permit Bank to monitor Borrowers’ financial performance and condition, Each Borrower, and all of such Borrower’s U.S. and UK Subsidiaries, shall maintain such Borrower’s, and such Subsidiaries, primary depository and operating accounts and securities accounts with Bank, Bank’s Affiliates, or, in the case of EMEA and any UK Subsidiary, RBS, which accounts shall represent at least 95% of the Dollar Equivalent of such Borrower’s and all of such Subsidiaries accounts at all financial institutions.

(b)           Each Borrower shall identify to Bank, in writing, any bank or securities account opened by such Borrower with any institution other than Bank.  In addition, for each such account that a Borrower at any time opens or maintains, such Borrower shall, at Bank’s request and option, pursuant to an agreement in form and substance acceptable to Bank, cause the depository bank or securities intermediary to agree that such account is the collateral of Bank pursuant to the terms hereunder.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Borrower’s employees.

Section 6.6                      Financial Covenants.  GTTI shall maintain on a consolidated basis with respect to GTTI and its Subsidiaries, measured at the end of each month, aggregate Net Operating Cash Flow,  prior to an Increase Event, of at least:

For the months ending:	Minimum Net Operating Cash Flow:
December 31, 2009	($150,000)
January 31 – March 31, 2010	$1.00
For the three months ending:
April 30, 2010	$200,000
May 31, 2010	$250,000
June 30, 2010	$300,000

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July 31, 2010	$350,000
August 31, 2010	$400,000
September 30, 2010 and thereafter	$500,000

           and upon an Increase Event, of at least:

For the months ending:	Minimum Net Operating Cash Flow:
December 31, 2009	($150,000)
January 31 – March 31, 2010	$1.00
For the three months ending:
April 30, 2010 – June 30, 2010	$1,250,000
July 31, 2010 and thereafter	$1,750,000

Section 6.7                      Further Assurances.  Each Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement and/or any of the other Loan Documents.

ARTICLE 7
NEGATIVE COVENANTS

Until all monetary Obligations are paid in full and this Agreement has terminated, no Borrower shall do any of the following without Bank’s prior written consent.

Section 7.1                      Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete equipment.

Section 7.2                      Changes in Business, Ownership, Management or Business Locations.  Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower ), enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 40% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering), or have a change in both its Chief Executive Officer and Chief Financial Officer.  Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses  (unless such new offices or business locations contain less than Twenty Five Thousand Dollars ($25,000.00) in Borrower’s assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

Section 7.3                      Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (a) no Event of Default has occurred and is continuing or would exist after giving effect to the transaction, (b) Borrower is the surviving legal entity and (c) the transaction does not result in a decrease to Borrower’s Tangible Net Worth of more than 25%.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

     Section 7.4                      Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

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Section 7.5                      Encumbrance.  Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein.  The Collateral may also be subject to Permitted Liens.

Section 7.6                      Distributions; Investments.  (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or Investments permitted in Section 7.3, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of One Hundred Thousand Dollars ($100,000) in any fiscal year.

Section 7.7                      Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

Section 7.8                      Subordinated Debt.  Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank’s prior written consent.

Section 7.9                      Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

ARTICLE 8
EVENTS OF DEFAULT

Any one of the following is an Event of Default:

Section 8.1                      Payment Default.  Any Borrower fails to pay any of the Obligations when due;

Section 8.2                      Covenant Default.  Any Borrower fails or neglects to perform any obligation in Article 6 or violates any covenant in Article 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any of the other Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this section shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

     Section 8.3                      Material Adverse Change.  A Material Adverse Change occurs in relation to any Borrower;

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Section 8.4                      Attachment.  (i) Any portion of any Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon any Borrower seeking to attach, by trustee or similar process, any funds of such Borrower on deposit with Bank, or any entity under the control of Bank (including a subsidiary); (iii) any Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; (iv) a judgment or other claim becomes a Lien on a portion of any Borrower’s assets; or (v) a notice of lien, levy, or assessment is filed against any of any Borrower’s assets by any government agency and not paid within ten (10) days after such Borrower receives notice;

Section 8.5                      Insolvency.  (i) Any Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (ii) any Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within thirty (30) days (but no Advances shall be made before any Insolvency Proceeding is dismissed);

Section 8.6                      Other Agreements.  If there is a default in any agreement to which any Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of the Dollar Equivalent of One Hundred Thousand Dollars ($100,000) or that could result in a Material Adverse Change;

Section 8.7                      Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least the Dollar Equivalent of Two Hundred Thousand Dollars ($200,000) shall be rendered against any Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment);

Section 8.8                      Misrepresentations.  If any Borrower or any Person acting for such Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter into this Agreement or any other Loan Document;

Section 8.9                      Subordinated Debt. A default or breach occurs under any agreement between any Borrower and any creditor of such Borrower that signed a subordination agreement with Bank, or any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement, in each case, that is not cured within the cure periods set forth for any such breach therein.

Section 8.10                      Guaranty.  (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor.

ARTICLE 9
BANK’S RIGHTS AND REMEDIES

Section 9.1                      Rights and Remedies.  When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(i)           Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

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(ii)           Stop advancing money or extending credit for Borrowers’ benefit under this Agreement or under any other agreement between any Borrower and Bank;

(iii)           Settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing any Borrower money of Bank’s security interest in such funds and verify the amount of such account.  Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(iv)           Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(v)           Apply to the Obligations any (i) balances and deposits of any Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of any Borrower;

(vi)           Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrowers’ rights under all licenses and all franchise agreements inure to Bank’s benefit;

(vii)           Place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(viii)           Exercise all rights and remedies and dispose of the Collateral according to the Code; and

(ix)           Enforce the Debenture in accordance with its terms.

Section 9.2                      Bank Expenses; Unpaid Fees.  Any amounts paid by Bank pursuant to Section 9.1 shall constitute Bank Expenses and are immediately due and payable, and shall bear interest at the Default Rate and be secured by the Collateral and the Debenture.  No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.  In addition, any amounts advanced hereunder which are not based on Financed Receivables (including, without limitation, unpaid fees and Finance Charges as described in Section 2.2) shall accrue interest at the Default Rate and be secured by the Collateral.

Section 9.3                      Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices regarding the safekeeping of collateral, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrowers bear all risk of loss, damage or destruction of the Collateral.  For purposes of this Section 9.3, the term “Collateral” shall include, in the case of EMEA, the property and assets detailed in clause 3 of the Debenture.

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Section 9.4                      Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

Section 9.5                      Demand Waiver.  Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

Section 9.6                      Default Rate.  If an Event of Default has occurred and is continuing, all Obligations shall accrue interest at the Applicable Rate plus five percent (5.0%) per annum (the “Default Rate”).

ARTICLE 10
NOTICES.

Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by fax to the addresses listed at the beginning of this Agreement.  A party may change notice address by written notice to the other party.

ARTICLE 11
CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as may be otherwise set forth therein, Virginia law governs the Loan Documents without regard to principles of conflicts of law.  Each Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Virginia and Borrower accepts jurisdiction of the courts and venue in Fairfax County, Virginia.  NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST SUCH BORROWER OR ITS PROPERTY.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

ARTICLE 12
GENERAL PROVISIONS

Section 12.1                      Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  No Borrower may assign this Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

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Section 12.2                      Indemnification.  Each Borrower hereby indemnifies, defends and holds Bank and its officers, employees, directors and agents harmless against:  (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and such Borrower (including reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

Section 12.3                      Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

Section 12.4                      Severability of Provision.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

Section 12.5                      Amendments in Writing; Integration.  All amendments to this Agreement must be in writing signed by both Bank and Borrower.  This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

Section 12.6                      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

Section 12.7                      Survival.  All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding.  The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

             Section 12.8                      Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank, other than as a result of a breach by Bank or its Affiliates of their confidentiality obligations hereunder; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Section 12.9                      Attorneys’ Fees, Costs and Expenses.   In any action or proceeding between any Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

ARTICLE 13
DEFINITIONS

Section 13.1                      Definitions.  In this Agreement:

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“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrowers in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrowers and Borrowers’ Books relating to any of the foregoing.

“Account Debtor” is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker’s acceptance.

“Adjustments” are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

“Advance Request/Invoice Transmittal Form” is that certain form attached hereto as Exhibit C.

“Advance” is a Streamline Advance and/or Non-Streamline Advance and/or EMEA Advance and/or Non-Formula Advance.

“Advance Rate” is the Streamline Advance Rate and/or the Non-Streamline Advance Rate and/or the EMEA Advance Rate.

“Affiliate” is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Applicable Rate” is (a) for Streamline Advances and EMEA Advances, the Prime Rate plus one and three-quarters percent (1.75%), (b) for Non-Streamline Advances, the Prime Rate plus two percent (2.0%) and (c) for Non-Formula Advances, the Prime Rate plus two and one-quarter percent (2.25%).

“Bank Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Blocked Account” is defined in Section 2.2.7.

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Code” is the Uniform Commercial Code as adopted in Virginia, as amended and as may be amended and in effect from time to time.

“Collateral” is any and all properties, rights and assets of Borrowers granted by Borrowers to Bank or arising under the Code, now, or in the future, in which Borrower obtains an interest, or the power to transfer rights, as described on Exhibit A.

“Collateral Handling Fee” is defined in Section 2.2.4.

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“Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

“Compliance Certificate” is attached as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Debenture” means that certain Debenture of even date herewith by and between Bank and EMEA.

“Default Rate” is defined in Section 9.6.

“Deferred Revenue” is all amounts received or  invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Early Termination Fee” is defined in Section 2.1.1.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, in accordance with GAAP.

“Effective Date” is the date of this Agreement.

“Eligible Accounts” are Streamline Eligible Accounts and/or Non-Streamline Eligible Accounts and/or EMEA Eligible Accounts.

“EMEA Accounts Listing” is a summary of EMEA Eligible Accounts in form and substance acceptable to Bank in all respects.

“EMEA Advance Rate” means is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, other than Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1(c).

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“EMEA Eligible Accounts” are billed Accounts in the ordinary course of EMEA’s business that meet all such Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(e), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion.  Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, EMEA Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrowers):

(i)           Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(ii)           Accounts for an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(iii)           Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing

(iv)           Accounts for which the Account Debtor does not have its principal place of business in the United Kingdom;

(v)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(vi)           Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(vii)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if Account Debtor’s payment may be conditional;

(viii)           Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(ix)           Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(x)           Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Events of Default” are set forth in Article 8.

“Excess Availability” means Total Availability less outstanding Obligations.

“Facility Amount” is Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00), increasing to Ten Million Dollars ($10,000,000) upon an Increase Event.

22

“Facility Fee” is defined in Section 2.2.2.

“Financed Receivables” are all those Eligible  Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.

“Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any Financed Receivable.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which an Advance is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations, including GTT Global Telecom, LLC, GTT Global Telecom Government Services, LLC, Global Internetworking of Virginia, Inc. and TEK Channel Consulting, LLC.

“Guaranty” is that certain Amended and Restated Unconditional Guaranty by Guarantors, in favor of Bank, of even date herewith.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Increase Event” means the date on which (a) Borrower has executed assignment consent agreements with Account Debtors of Capital Growth Systems, Inc., Global Capacity Group, Inc. and Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) (collectively, “Global Capacity”) collectively representing at least 75% in interest of the total Account Debtors of Global Capacity (following Borrower’s acquisition of Global Capacity’s Accounts) and (b) the closing by Borrower (and release from escrow, if applicable) of no less than $4,500,000 in additional equity or Subordinated Debt following the Effective Date; provided, however that no Increase Event shall be deemed to have occurred if either of the two events described in subsections (a) and (b) above occur later than February 28, 2010.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lockbox” is defined in Section 2.2.7.

“Lien” is a mortgage, lien, deed of trust, debenture, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, the Guaranty, the Debenture, the Stock Pledge Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future

23

agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is: (i) A material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations. For purposes hereof, the term “Collateral” shall include, in the case of EMEA, the property and assets detailed in clause 3 of the Debenture.

“Maturity Date” is the date that is 364 days following the Effective Date.

“Minimum Finance Charge” is Twelve Thousand Dollars ($12,000.00).

“Net Operating Cash Flow” means (a) EBITDA plus (b), at Bank’s discretion, one time extraordinary expenses, plus (c) non-cash compensation expenses, less (d) capital expenditures, less (e) cash taxes, less (f) cash interest expense, less (d) all principal payments made during the applicable measurement period.

“Non-Streamline Advance” is defined in Section 2.1.1.

“Non-Streamline Advance Rate” is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, or such other percentage as Bank establishes under Section 2.1.1(b).

“Non-Streamline Eligible Accounts” are billed Accounts in the ordinary course of GTTA’s or WBS’ business that meet all such Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(e), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion.  Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Non-Streamline Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrowers):

(i)           Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(ii)           Accounts for an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(iii)           Accounts for which the Account Debtor does not have its principal place of business in the United States, unless agreed to by Bank in writing, in its sole discretion, on a case-by-case basis;

(iv)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(v)           Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(vi)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if Account Debtor’s payment may be conditional;

24

(vii)           Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(viii)           Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(ix)           Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue), other than Deferred Revenue in connection with advanced monthly billings; and

(x)           Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.

“Obligations” are, as of the date of determination, all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee, Early Termination Fee, Collateral Handling, interest, fees, expenses, professional fees and attorneys’ fees, or other amounts now or hereafter owing by Borrower to Bank.

“Perfection Certificates” are those certain Perfection Certificates delivered by Borrowers to Bank in connection with this Agreement.

“Permitted Indebtedness” is, for each Borrower:

(i)           Borrower’s indebtedness to Bank under this Agreement or the Loan Documents;

(ii)           Subordinated Debt;

(iii)           Indebtedness to trade creditors incurred in the ordinary course of business;

(iv)           Indebtedness permitted pursuant to subsection (f) of the definition of “Permitted Investments”; and

(v)           Indebtedness secured by Permitted Liens.

“Permitted Investments” are: (a)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (b) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (c) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (d) any other investments administered through Bank, (e) Investments (including ownership of Subsidiaries) existing on the Effective Date and listed on the Perfection Certificate, and (f) investments by Borrowers  in any other Borrower from the Effective Date through the Maturity Date.

“Permitted Liens” are:

(i)           Liens arising under this Agreement or other Loan Documents;

(ii)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which a Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

25

(iii)           Purchase money Liens securing no more than $1,500,000.00 in the aggregate amount outstanding  (i) on equipment acquired or held by Borrowers incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(iv)           Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of a Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

             (v)           Liens in favor of other financial institutions arising solely in connection with Borrower’s or any Subsidiary’s deposit accounts that are pledged as collateral for letters of credit;

(vi)           Liens arising under Permitted Indebtedness; and

(vii)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in the foregoing clauses (i) through (vi), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“RBS” means the Royal Bank of Scotland.

“Reconciliation Day” is the last calendar day of each month.

“Reconciliation Period” is each calendar month.

“Responsible Officer” is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of a Borrower.

“Stock Pledge Agreement” is that certain Stock Pledge Agreement, dated March 17, 2008, by GTTI in favor of Bank.

“Streamline Accounts Listing” is a summary of Streamline Eligible Accounts in form and substance acceptable to Bank in all respects.

“Streamline Advance” is defined in Section 2.1.1.

“Streamline Advance Rate” is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, other than Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1(b).

“Streamline Eligible Accounts” are billed Accounts in the ordinary course of GTTA’s or WBS’ business that meet all such Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(e), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion.  Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Streamline Eligible Accounts shall not

26

include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrowers):

(i)           Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(ii)           Accounts for an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(iii)           Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing

(iv)           Accounts for which the Account Debtor does not have its principal place of business in the United States;

(v)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(vi)           Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(vii)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if Account Debtor’s payment may be conditional;

(viii)           Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(ix)           Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(x)           Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.

“Subject Month” is the month which is two (2) calendar months after any Testing Month.

“Subordinated Debt” is debt incurred by a Borrower subordinated to such Borrower’s debt to Bank (pursuant to a subordination agreement entered into between Bank, Borrower and the subordinated creditor), on terms acceptable to Bank.

“Subsidiary” is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except

27

prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.

“Testing Month” is any month with respect to which Bank has tested Borowers’ aggregate cash and Excess Availability in order to determine whether Borrowers may request Streamline Advances.

“Total Availability” means the total amount available for Advances to Borrower hereunder, taking into account all Account eligbility requirements and and applicable Advnace Rates.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

[Signature Page Follows]

28

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS:
GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Eric A. Swank
Print Name:	Eric A. Swank
Title:	Chief Financial Officer

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
By:	/s/ Eric A. Swank
Print Name:	Eric A. Swank
Title:	Chief Financial Officer

WBS CONNECT, LLC
By:	/s/ Eric A. Swank
Print Name:	Eric A. Swank
Title:	Chief Financial Officer and Managing Partner

GTT-EMEA, LTD.
By:	/s/ Richard D. Calder
Print Name:	Richard D. Calder
Title:	Director

BANK:
SILICON VALLEY BANK
By:	/s/ Christine Egitto
Print Name:	Christine Egitto
Title:	Vice President

29

EXHIBIT A

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired (a) more than 67% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, or (b) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

Exh A-1

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

We, as authorized officers of Global Telecom and Technology, Inc., Global Telecom & Technology Americas, Inc., WBS Connect, LLC and GTT-EMEA, Ltd. (“Borrowers”) certify under the Amended and Restated Loan and Security Agreement (the “Agreement”) between Borrowers and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

When Invoice Advances are outstanding, each Borrower represents and warrants for each of its Financed Receivables:

➢	Each Financed Receivable is an Eligible Account.

➢	Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

➢	The correct amount is on the Advance Request/Invoice Transmittal Form and is not disputed;

➢
Other than for Deferred Revenue financed with a Streamline Advance or EMEA Advance, payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request/Invoice Transmittal Form date;

➢
Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower,  is not in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

➢	There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

➢	It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

➢	It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

➢	Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

➢
No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, each Borrower represents and warrants, jointly and severally, as follows:

➢
Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Exh B-1

➢	Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

➢
Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act, [the UK 1996 Employment Rights Act and UK National Minimum Wage Act of 1998], as applicable.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenant	Requires	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC unless otherwise made public, (for 10-K, no later than 90 days following FYE)	Yes No
Borrowing Base Certificate A/R & A/P Agings & Deferred Revenue Schedule	Monthly within 30 days	Yes No
Monthly Streamline/EMEA Accounts Report	Monthly within 5 days	Yes No
Annual Audit	Annually (other than 2009)	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis prior to an Increase Event:
Minimum Net Operatng Cash Flow
For the months ending:
  December 31, 2009
  January 31 – March 31, 2010
For the three months ending:
  April 30, 2010
  May 31, 2010
  June 30, 2010
  July 31, 2010
  August 31, 2010
  September 30, 2010 and thereafter
	($150,000) $1.00 $200,000 $250,000 $300,000 $350,000 $400,000 $500,000	$_________ $_________ $_________ $_________ $_________ $_________ $_________ $_________	Yes No
Maintain on a Monthly Basis upon an Increase Event:
Minimum Net Operatng Cash Flow For the months ending: December 31, 2009 January 31 – March 31, 2010 For the three months ending: April 30, 2010 – June 30, 2010 July 31, 2010 and thereafter	($150,000) $1.00 $1,250,000 $1,750,000	$_________ $_________ $_________ $_________	Yes No

Exh B-2

Financial Reporting	Actual
Borrower’s cash + Excess Availability	$

All representations and warranties in the Agreement are true and correct in all material respects on this date, and the Borrower represents that there is no existing Event of Default.

Dated as of:

Sincerely,

GLOBAL TELECOM & TECHNOLOGY, INC.	BANK USE ONLY
By:	Received by:
Print Name:		AUTHORIZED SIGNER
Title:	Date:
Verified:
AUTHORIZED SIGNER
Date:
	Compliance Status:	Yes No

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
By:
Print Name:
Title:

WBS CONNECT, LLC
By:
Print Name:
Title:

GTT-EMEA, LTD.
By:
Print Name:
Title:

Exh B-3

EXHIBIT C

ADVANCE REQUEST/INVOICE TRANSMITTAL FORM

(Attached)

Exh C-1

EXHIBIT 10.8

AMENDED AND RESTATED UNCONDITIONAL GUARANTY

This continuing Amended and Restated Unconditional Guaranty (“Guaranty”) is entered into as of December 16, 2009 by GTT Global Telecom, LLC, a Virginia limited liability company; GTT Global Telecom Government Services, LLC, a Virginia limited liability company, Global Internetworking of Virginia, Inc., a Virginia corporation and TEK Channel Consulting, LLC, a Colorado limited liability company (each a “Guarantor” and collectively, the “Guarantors”), in favor of Silicon Valley Bank (“Bank”).  This Guaranty amends and restates that certain Unconditional Guaranty executed by GTT Global Telecom, LLC, GTT Global Telecom Government Services, LLC, and Global Internetworking of Virginia, Inc. in favor of Bank, dated December 16, 2009, in its entirety

RECITALS

A.           Bank, Global Telecom & Technology, Inc., Global Telecom & Technology Americas, Inc., WBS Connect, LLC and GTT-EMEA, Ltd. (the “Borrowers”), have entered into that certain Second Amended and Restated Loan and Security Agreement dated of even date herewith, (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrowers (collectively, the “Loans”), subject to the terms and conditions set forth therein.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

B.           In consideration of the agreement of Bank to make the Loans to Borrowers under the Loan Agreement, each Guarantor is willing to guaranty the full payment and performance by Borrowers of all of their obligations thereunder and under the other Loan Documents, all as further set forth herein.

C.           Guarantors are each wholly-owned subsidiaries of Global Telecom & Technology Americas, Inc. and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrowers under the Loan Agreement.

NOW, THEREFORE, to induce Bank to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1.   Guaranty.

1.1           Unconditional Guaranty of Payment.  In consideration of the foregoing, each Guarantor hereby irrevocably, absolutely and unconditionally, jointly and severally, guarantees to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.  Each Guarantor agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty.

1.2           Separate Obligations.  These obligations are independent of Borrowers’ obligations and separate actions may be brought against each Guarantor (whether action is brought against Borrowers or whether Borrowers are joined in the action).

Section 2.   Representations and Warranties.

Each Guarantor hereby represents and warrants that:

        (a)           Guarantor (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the State set forth in the first paragraph of this Guaranty; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on Guarantor’s condition, financial or otherwise, or on Guarantor’s ability to pay or perform the obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty and each Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder.

(b)           The execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor’s charter documents or any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of Guarantor.

(c)           This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d)           There is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

(e)           Guarantor’s obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind (other than defenses of the Borrowers arising under the Loan Agreement).

(f)           The financial statements of Guarantor delivered to Bank in connection herewith, if any, fairly present the financial position and results of operations for Guarantor for the dates and periods purported to be covered thereby, all in accordance with GAAP, and there has been no material adverse change in the financial position or operations of Guarantor since the date of such financial statements.

(g)           The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

(h)           Guarantor covenants, warrants, and represents to Bank that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty remains in effect.  Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Guaranty shall be deemed material.

Section 3.   General Waivers.            Each Guarantor waives:

(a)           Any right to require Bank to (i) proceed against Borrowers or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against Borrowers or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

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(b)           Any defenses from disability or other defense of Borrowers or from the cessation of Borrowers’ liabilities.

(c)           Any setoff, defense or counterclaim against Bank (other than defenses or counterclaims of the Borrowers arising under the Loan Agreement).

(d)           Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrowers.  Until Borrowers’ obligations to Bank have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Borrowers.

(e)           Any right to enforce any remedy that Bank has against Borrowers.

(f)           Any rights to participate in any security held by Bank.

(g)           Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrowers to Bank.  Guarantor is responsible for being and keeping itself informed of each Borrower’s financial condition.

(h)           The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of any Borrower from any of the Obligations by operation of law or otherwise.

(i)           The benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses.

Section 4.   Reinstatement.  Notwithstanding any provision of the Loan Agreement to the contrary, the liability of each Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of any Guarantor or Borrower is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of a Guarantor, such Guarantor agrees to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation.  To the extent any payment is rescinded or restored, such Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 5.   No Waiver; Amendments.  No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  This Guaranty may not be amended or modified except by written agreement between Guarantors and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.

Section 6.   Compromise and Settlement.  No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrowers from the performance of any of the Obligations shall release or discharge Guarantors from this Guaranty or the performance of the obligations hereunder.

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Section 7.   Notice.  Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Guarantors:	c/o Global Telecom & Technology Americas, Inc.
8484 Westpark Drive, Suite 720 McLean, VA 22102
	Attention:	Chief Financial Officer
	Telephone #:	(703) 442-5584
	Facsimile No.:	(703) 442-5595

If to Bank	Silicon Valley Bank
2221 Washington St. One Newton Executive Park, Ste 200 Newton, MA 02462-1417
	Attention:	Christine Egitto
	Telephone #:	(617) 796-6902
	Facsimile No.:	(617) 527-7368

or at such other address as may be substituted by notice given as herein provided.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail.  If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 8.   Entire Agreement.  This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantors and Bank, whether written or oral, respecting the subject matter hereof.

Section 9.   Severability.  If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantors and Bank to the extent possible.  In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 10.   Subordination of Indebtedness.  Any indebtedness or other obligation of Borrowers now or hereafter held by or owing to Guarantors is hereby subordinated in time and right of payment to all obligations of Borrower to Bank, except as such indebtedness or other obligation is expressly permitted to be paid under the Credit Agreement; and such indebtedness of Borrowers to Guarantors is assigned to Bank as security for this Guaranty, and if Bank so requests shall be collected, enforced and received by Guarantors in trust for Bank and to be paid over to Bank on account of the Obligations of Borrowers to Bank, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty.  Any notes now or hereafter evidencing such indebtedness of Borrowers to Guarantors shall be marked with a legend that the same are subject to this Guaranty.

Section 11.   Payment of Expenses.  Guarantors shall pay, promptly on demand, all Expenses incurred by Bank in defending and/or enforcing this Guaranty.  For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing

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this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 12.   Assignment; Governing Law.  This Guaranty shall be binding upon and inure to the benefit of Guarantors and Bank and their respective successors and assigns, except that Guarantors shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion.  Any such purported assignment by Guarantors without Bank’s written consent shall be void.  This Guaranty shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to principles thereof regarding conflict of laws.

Section 13.   PERSONAL JURISDICTION.  EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OF THE AGREEMENTS, DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION HEREWITH MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF VIRGINIA  AS BANK MAY ELECT (PROVIDED THAT SUCH GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COMMONWEALTH OF VIRGINIA), AND, BY EXECUTION AND DELIVERY HEREOF, GUARANTOR ACCEPTS AND CONSENTS TO, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY BANK IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY SUCH GUARANTOR AGAINST BANK.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING PROCEEDINGS AGAINST EACH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  EACH GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

Section 14.   WAIVER OF JURY TRIAL.  EACH OF BANK AND EACH GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14

[Signatures on Following Page]

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GUARANTORS:	GTT GLOBAL TELECOM, LLC
	By:	/s/ Eric A. Swank
	Print Name:	Eric A. Swank
	Title:	Chief Financial Officer
GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC
	By:	/s/ Eric A. Swank
	Print Name:	Eric A. Swank
	Title:	Chief Financial Officer
GLOBAL INTERNETWORKING OF VIRGINIA, INC.
	By:	/s/ Eric A. Swank
	Print Name:	Eric A. Swank
	Title:	Chief Financial Officer
TEK CONSULTING, LLC
	By:	/s/ Eric A. Swank
	Print Name:	Eric A. Swank
	Title:	Chief Financial Officer of Managing Partner

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EXHIBIT 10.9

DATED  December __, 2009

GTT-EMEA LTD. (1)

and

SILICON VALLEY BANK (2)

_______________________________

DEBENTURE

_______________________________

Solicitors

Waverley House
7-12 Noel Street London  W1F 8GQ DX: 44627 MAYFAIR
Tel: +44 (0) 20 7339 7000  Fax: +44 (0) 20 7339 7001  Web: jgrweb.com

THIS DEBENTURE is                                                                                                                 2009

and made BETWEEN:

(1)
GTT-EMEA LTD., a company incorporated and registered in England and Wales under company number 03580993, whose registered office is at Fifth Floor, Morley House, 26 Holborn Viaduct, London  EC1A 4AT (“the Chargor”); and

(2)	SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, U.S.A. (“the Bank”).

WHEREAS:

(A)
The Bank has agreed to make available jointly to the Chargor, Global Telecom & Technology, Inc (a company incorporated and registered in the State of Delaware, U.S.A. which is the parent company of the Chargor) (“GTTI”), Global Telecom & Technology Americas, Inc (a company incorporated and registered in the State of Virginia, U.S.A. which is a subsidiary of GTTI) (“GTTA”) and WBS Connect LLC (a company incorporated in the State of Colorado, U.S.A.) (“WBS”), under the terms of a second amended and restated loan and security agreement entered into on the date of this Debenture between the Bank, GTTI, GTTA, WBS and the Chargor (“the Loan and Security Agreement”), a revolving loan facility of a maximum amount of $6,250,000 (six million two hundred and fifty thousand US dollars) increasing to $10,000,000 (ten million dollars) upon an Increase Event (as defined in the Loan and Security Agreement) (“the Facility”).

(B)	It is a condition precedent to the availability of the Facility that the Chargor enters into this Debenture.

WITNESSES as follows:

1.	Definitions

In this Debenture:

“Permitted Encumbrance” means:

(i)	Permitted Liens (as defined in the Loan and Security Agreement);

(ii)	Rental Deposit Agreement dated 8 June 2004 in favour of Frank Blin, John Edward Kitson Smith, Paul Boorman and John Robert Lloyd Berriman; and

(iii)	Rent Deposit Agreement dated 1 June 2009 in favour of Price Waterhouse Coopers LLP.

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2.           Covenant to pay

The Chargor covenants to pay and discharge to the Bank, when the same shall be or become due, all monies obligations and liabilities whatsoever whether for principal, interest (to the date of discharge in full) or otherwise in whatever currency which may now or at any time in the future be due owing or incurred (whether actual or contingent and whether alone, severally or jointly or as principal, guarantor, surety or otherwise and in whatever name or style) by the Chargor to the Bank under the terms of the Loan and Security Agreement (including any amendment or renewal thereof) or under the terms of any of the other Loan Documents (as defined in the Loan and Security Agreement).

3.	Charge

3.1.
The Chargor, with full title guarantee and as a continuing security for the payment or discharge of all monies obligations and liabilities covenanted to be paid or discharged by the Chargor under this Debenture together with all reasonable costs and expenses incurred by the Bank in relation to this Debenture or the monies obligations and liabilities hereby secured, hereby charges:

3.1.1.	by way of first fixed charge:

3.1.1.1.
all freehold leasehold and other immovable property now or in the future belonging or charged to the Chargor together with all buildings, trade and other fixtures, fixed plant and machinery of the Chargor from time to time thereon and the proceeds of sale thereof;

3.1.1.2.
all equipment plant machinery vehicles tools furniture fittings computers and other tangible moveable property now or in the future belonging to the Chargor (or rights to use any of the same) and the full benefit of any warranties or maintenance contracts for any of the same;

3.1.1.3.
all present and future book debts and other debts and other monies due owing payable or incurred to the Chargor now or in the future (“the Debts”) and the benefit of any guarantees, indemnities or other assurances in respect of the Debts and the proceeds of payment or realisation of each of the Debts until the payment of such proceeds into the separate bank account mentioned in clause 5.2.5 below;

3.1.1.4.
all funds standing to the credit of the Chargor from time to time on any account with the Bank or any other bank or financial institution and all rights deriving therefrom (including the right to interest);

3.1.1.5.	all stocks shares and other securities now or in the future belonging to the Chargor together with all dividends and other rights deriving therefrom;

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3.1.1.6.	all bills of exchange promissory notes and negotiable instruments of any description now or in the future beneficially owned by the Chargor;

3.1.1.7.	all the goodwill of the Chargor and its uncalled capital for the time being;

3.1.1.8.
all rights and interests in and claims under all policies of insurance and assurance held or to be held by or inuring to the benefit of the Chargor and the benefit of all rights and claims to which the Chargor is now or may be entitled under any contracts;

3.1.1.9.	the benefit of all licences, consents and authorisations held or utilised by the Chargor now or in the future in connection with its business or the use of any of its assets; and

3.1.1.10.
the benefit of all patents patent applications inventions trade marks service marks designs and trade names copyright know-how and other intellectual property rights and all fees royalties and other rights of every kind deriving therefrom now or in the future belonging to the Chargor; and

3.1.2.
by way of first floating charge the whole of the Chargor’s undertaking and all its property and assets whatsoever and wheresoever present and future other than the property and assets from time to time effectively charged to the Bank by way of fixed charge by this Debenture.

3.2.
The Bank may, in its sole discretion, convert the floating charge created by clause 3.1.2 at any time by notice in writing to the Chargor into a fixed charge as regards all of the property and assets which for the time being are the subject of such floating charge or, as the case may be, such of the said property and assets as are specified by such notice.  The floating charge created by clause 3.1.2 shall subject to the provisions of Paragraph 43 of Schedule B1 to the Insolvency Act 1986 and unless otherwise agreed in writing by the Bank automatically and without notice immediately be converted into a fixed charge in the event that the Chargor shall create or permit to subsist any mortgage charge pledge lien or other security interest other than this Debenture or if any person takes any step to levy any distress attachment execution or other legal process against any of the said property or assets.

3.3.
Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 3.1.2 of this Debenture which is a “qualifying floating charge” for the purposes of paragraph 14(1) of Schedule B1 to the Insolvency Act 1986.

3.4.
The security from time to time constituted by or pursuant to this Debenture shall be in addition to and shall not prejudice determine or affect any other security which the Bank may from time to time hold for or in respect of all or any part of the monies obligations and liabilities hereby secured. No prior security held by

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the Bank over the property charged by this Debenture or any part of it shall merge in the security created hereby or pursuant hereto which will remain in force and effect as a continuing security until discharged by the Bank.

4.	Restrictions on Dealing

4.1.	The Chargor shall not without the prior written consent of the Bank;

4.1.1.
create or permit to subsist any mortgage charge (fixed or floating) pledge lien (other than a lien arising by operation of law) or other security interest on any of its assets other than this Debenture and Permitted Encumbrances;

4.1.2.
other than in respect of Permitted Indebtedness and Permitted Investments (as defined in the Loan and Security Agreement) and other than as otherwise specifically permitted in the Loan and Security Agreement sell transfer lease lend or otherwise dispose of the whole or any part of its undertaking or (save in the normal course of trading at not less than market value) of its assets or enter into any agreement or grant any option for any such sale transfer lease loan or other disposal;

4.1.3.
part with possession of any freehold or leasehold property grant or agree to grant any option or any licence tenancy or other right of occupation to any person or exercise the powers of leasing or agreeing to lease or of accepting or agreeing to accept surrenders conferred by Sections 99 and 100 of the Law of Property Act 1925 provided that such restrictions shall not be construed as a limitation on the powers of any receiver appointed under this Debenture and being an agent of the Chargor and the Bank may grant or accept surrenders of leases without restriction at any time after the Bank shall have demanded the payment or discharge of any of the monies obligations and liabilities hereby secured; and

4.1.4.
pull down or remove or redevelop or make any material alteration to the whole or any part of any buildings or sever unfix or remove any fixtures or remove any plant or machinery belonging to or in use by the Chargor except for the purpose of effecting repairs or replacing the same.

5.	Representations, Warranties and Covenants by the Chargor

5.1.	The Chargor represents and warrants to the Bank and undertakes that:

5.1.1.	it has and will at all times have the necessary power and authority to enter into and perform its obligations under this Debenture;

5.1.2.	this Debenture constitutes its legal valid binding and enforceable obligations and is a security over the relevant assets of the Chargor effective in accordance with its terms;

5.1.3.	all necessary authorisations and consents to enable or entitle it to enter into this Debenture and to enable it to carry on its business as it is currently being

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conducted have been obtained and will remain in full force and effect during the subsistence of the security constituted by this Debenture;

5.1.4.
no Event of Default under Article 8 of the Loan and Security Agreement has occurred and/or is continuing and, so far as the Chargor is aware, no event has occurred which with the giving of notice or lapse of time or both would constitute such an event;

5.1.5.	there are no legal proceedings pending or threatened before any court or tribunal which will adversely affect the Chargor’s financial situation;

5.1.6.
there are no other mortgages charges (fixed or floating) pledges liens or other security interests affecting any of the Chargor’s assets existing at the date of this Debenture (other than Permitted Encumbrances);

5.1.7.	the Chargor is not insolvent (as defined in the Insolvency Act 1986) at the date of this Debenture; and

5.1.8.
all information supplied by the Chargor or its agents to the Bank or its agent on or prior to the date of this Agreement was at the time supplied and remains at the date of this Debenture true, complete and accurate in all respects.

5.2.	The Chargor warrants with the Bank to:

5.2.1.
keep all buildings and all vehicles plant machinery fixtures and fittings owned by the Chargor in good repair and condition and permit any person or persons nominated by the Bank free access at all reasonable times to view the state and condition thereof;

5.2.2.
insure and keep insured such of its property as is insurable with such insurer and against such risks and in such amounts and otherwise in such terms as the Bank may require and will maintain such other insurances as are normally maintained by prudent companies carrying on similar businesses with the interest of the Bank noted upon all policies of such insurance or, if the Bank shall require and if it is reasonably practicable to do so, in the joint names of the Chargor and the Bank and the Chargor will deposit with the Bank all such policies and receipts for all premium and other payments necessary for effecting and maintaining such insurances;

5.2.3.	apply any insurance proceeds in making good the loss or damage or at the Bank’s option in or towards the discharge of the monies obligations and liabilities secured by this Debenture;

5.2.4.
punctually pay all rents taxes duties assessments debts and other outgoings and observe and perform all restrictive and other covenants under which any of the property subject to this Debenture is held;

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5.2.5.
(unless and until otherwise instructed by the Bank pursuant to the provisions of the Loan and Security Agreement or otherwise) pay or procure the payment of all monies which it may receive in respect of the Debts only into a separate bank account with the Royal Bank of Scotland where the monies therein are held on trust for the Bank and until payment into such an account the Chargor shall in any event hold all such monies on trust for the Bank;

5.2.6.	not allow the bank account mentioned in clause 5.2.5 or any other bank account into which such monies are paid to become overdrawn;

5.2.7.
deal with the Debts (and the proceeds thereof) in accordance with clause 5.2.5 and in accordance with any directions from time to time given in writing by the Bank and in default of and subject to any such directions deal with the same only in the ordinary and proper course of its trading business (and for this purpose the realisation of debts by means of block discounting factoring or the like shall not be regarded as dealing in the ordinary and proper course of its trading business);

5.2.8.
at any time after this Debenture has become enforceable immediately at the request of the Bank execute a legal assignment (in such form as the Bank may require) of any of the Debts to the Bank, give notice thereof to the relevant debtor(s) and take such other steps as the Bank may require to perfect such legal assignment;

5.2.9.
at any time after this Debenture has become enforceable deal with all licence fees royalties and other monies deriving from its intellectual property in accordance with any directions from time to time given in writing by the Bank;

5.2.10.
subject to the rights of any prior mortgagee and upon the request of the Bank deposit with the Bank all deeds certificates and documents constituting or evidencing title to the property or any part thereof charged by this Debenture (including without limitation all certificates or other documents of title relating to all stocks shares and other securities now or in the future belonging to the Chargor) and all insurance policies;

5.2.11.
comply with the provisions of all present or future statutes and directives and every notice order direction licence consent or permission given or made under any of the foregoing and the requirements of any competent authority so far as any of the same shall relate to its assets or their use or anything done on any property belonging to or occupied by the Chargor;

5.2.12.
provide the Bank with all financial and other information with respect to the assets, liabilities and affairs of the Chargor and its subsidiaries and associated companies (if any) that the Bank may from time to time require subject always to the Bank adhering to any general duties of confidentiality implied by law and the provisions of Section 12.8 of the Loan and Security Agreement in respect of such information.

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5.3.
If the Chargor shall fail to satisfy the Bank that it has performed any of its obligations under clause 5.2 then the Bank may take such steps as it considers appropriate to procure the performance of such obligation and shall not thereby be deemed to be a mortgagee in possession and the monies expended by the Bank shall be reimbursed by the Chargor on demand on a full indemnity basis and be secured on the property charged by this Debenture.

6.	Enforcement

6.1.	This Debenture shall become enforceable:

6.1.1.	upon the occurrence of any Event of Default under Article 8 of the Loan and Security Agreement which is continuing; or

6.1.2.
upon the presentation of a petition for the winding up of the Chargor the making of an order for the winding up of the Chargor or the passing by the Chargor of a resolution for voluntary winding up save where the winding-up petition is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement; or

6.1.3.
if an encumbrancer shall take possession of or a receiver shall be appointed over or any secured creditor of the Chargor shall seek to enforce its security in respect of all or any of the property or assets charged by this Debenture; or

6.1.4.
if a petition is presented or if the Chargor or its directors resolve to present a petition for an administration order in relation to the Chargor or if an administration application is made or filed in relation to the Chargor if a notice of intention to appoint an administrator in relation to the Chargor is given or if any notice of appointment of an administrator in relation to the Chargor is made or filed; or

6.1.5.	if the Chargor shall enter into any composition or arrangement for the benefit of its creditors.

6.2.
Section 103 of the Law of Property Act 1925 shall not apply and the statutory power of sale and all other powers under that or any other Act as varied or extended by this Debenture shall arise on and be exercisable at any time after the Bank shall have demanded the payment or discharge by the Chargor of all or any of the monies obligations and liabilities secured by this Debenture.

6.3.	Section 93 of the Law of Property Act 1925 dealing with the consolidation of mortgages shall not apply to this Debenture.

7.	Receiver

7.1.
At any time after this Debenture has become enforceable or if the Chargor so requests in writing the Bank may without further notice to the Chargor appoint by writing under hand or under seal any one or more persons either singly jointly

7

severally or jointly and severally to be a receiver, receiver and manager or administrative receiver (each a “Receiver”) of all or any part or parts of the property charged by this Debenture and either at the time of appointment or any time thereafter may fix his or their remuneration and except as otherwise required by statute may remove any such Receiver and appoint another or others in his or their place.  This clause shall operate subject to the provisions of Paragraph 43 of Schedule B1 to the Insolvency Act 1986.

7.2.
Any Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for such agent’s acts and defaults and liable under any contracts or engagements made or entered into by such agent and the Bank shall in no way be responsible for such agent’s misconduct, negligence or default.

7.3.
The remuneration of any Receiver shall form part of the sums secured under this Debenture and accordingly shall be secured on such part of the property charged by the debenture in respect of which he has been appointed.

7.4.
Any Receiver shall have all the powers conferred by the Law of Property Act 1925 and the Insolvency Act 1986 on mortgagors mortgagees in possession (but without liability as such) receivers administrative receivers and administrators appointed under those Acts which in the case of joint receivers may be exercised either jointly or severally. In addition, but without prejudice to the generality of the foregoing the Receiver shall have power (in the name of the Chargor or otherwise and in such manner and on such terms and conditions as he shall think fit) to:

7.4.1.	take possession of collect and get in all or any part of the property (or related rents or income) in respect of which he is appointed and for that purpose to take any proceedings;

7.4.2.	carry on or concur in carrying on the business of the Chargor and to raise money from the Bank or others on the security of any property charged by this Debenture;

7.4.3.	purchase or acquire any land and purchase, acquire and grant any interest in or right over land;

7.4.4.
sell or concur in selling let or concur in letting and terminate or accept surrenders of leases or tenancies of any of the property charged by this Debenture in respect of which he has been appointed and to carry any such transactions into effect;

7.4.5.	sell, assign let or otherwise dispose of or concur in selling, assigning, letting or otherwise disposing of all or any of the debts and any other property in respect of which he is appointed;

7.4.6.	make any arrangement or compromise or enter into any contracts between the Chargor and any other person which he may think expedient;

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7.4.7.	make and effect all repairs improvement and insurances;

7.4.8.	purchase materials tools equipment goods or supplies;

7.4.9.	call up any uncalled capital of the Chargor with all the powers conferred by the Articles of Association of the Chargor in relation to calls;

7.4.10.	employ engage and appoint managers and other employees and `professional advisers;

7.4.11.
do all such other acts and things as may be considered to be incidental or conducive to any other matters or powers aforesaid or to the realisation of the security constituted by this Debenture and which he lawfully may or can do.

8.	Application of Proceeds

8.1.
The provisions of Section 109(6) and (8) of the Law of Property Act 1925 shall not apply and any monies received by the Bank or any Receiver shall subject to the repayment of any claims having priority to the charges created by this Debenture be applied in the following order but without prejudice to the right of the Bank to recover any shortfall from the Chargor:

8.1.1.	in the payment of all costs charges and expenses of and incidental to the appointment of the Receiver and the exercise of all or any of his powers and of all outgoings paid by him;

8.1.2.	in the payment of the Receiver’s remuneration;

8.1.3.	in or towards payment of any debts or claims which are by statute payable in preference to money secured by this Debenture;

8.1.4.	in or towards the satisfaction of the monies obligations and liabilities secured by this Debenture in such order as the Bank in its absolute discretion thinks fit;

8.1.5.	in payment of the surplus (if any) to the person or persons entitled to it.

8.2.
All monies received recovered or realised by the Bank under this Debenture may be credited at the discretion of the Bank to any suspense or impersonal account and may be held in such account for so long as the Bank shall think fit pending its application from time to time in or towards the discharge of any of the monies obligations and liabilities secured by this Debenture.

9.	Protection of Third Parties

No person dealing with a Receiver or the Bank shall be concerned to enquire whether any power which he or it is purporting to exercise has become exercisable or whether any money is due under this Debenture or as to the application of any money paid raised or borrowed or as to the propriety or

9

regularity of any sale by or other dealing with such Receiver or the Bank. All the protection to purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with a Receiver or the Bank.

10.	Entry into Possession

If the Bank or any Receiver shall enter into possession of the property hereby charged or any part thereof it or he may from time to time and at any time go out of such possession. Neither the Bank nor any Receiver shall in any circumstances (either by reason of any entry into or taking of possession of any such property or for any other reason and whether as mortgagee in possession or on any other basis) other than its gross negligence or wilful misconduct be liable to account to the Chargor for anything except its or his actual receipts or be liable to the Chargor for any loss or damage arising from any realisation of the property hereby charged or from any act default or omission in relation thereto.

11.	Power of Attorney

The Chargor irrevocably appoints the Bank any Receiver and any person nominated by the Bank jointly and also severally to be the attorney of the Chargor with the power of substitution and in its name and otherwise on its behalf and as its act and deed, regardless of whether this Debenture has become enforceable, to sign or execute all deeds instruments and documents which the Bank or any Receiver may deem necessary or expedient, as determined solely and exclusively by the Bank, to protect or preserve the Bank’s rights and remedies under this Debenture, as directed by the Bank. The Chargor agrees to ratify and confirm anything such attorney shall lawfully and properly do in accordance with this provision.

12.	Appointment of Administrator

12.1.
The Bank may without notice to the Chargor appoint any one or more persons to be an administrator of the Chargor pursuant to paragraph 14 of Schedule B1 of the Insolvency Act 1986 if this debenture becomes enforceable.

12.2.	Any appointment under this clause 12 shall:

12.2.1.	be in writing signed by a duly authorised signatory of the Bank; and

12.2.2.	take effect, in accordance with paragraph 19 of Schedule B1 of the Insolvency Act 1986, when the requirements of paragraph 18 of Schedule B1 of the Insolvency Act 1986 are satisfied.

12.3.
The Bank may (subject to any necessary approval from the court) end the appointment of an Administrator and under this clause 12 appoint a replacement for any Administrator whose appointment ends for any reason.

10

13.	Currency Indemnity

If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Debenture it becomes necessary to convert into the currency of such jurisdiction ("the Judgment Currency") any amount due under this Debenture in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day (as defined in the Loan and Security Agreement) before the day on which judgment is given.  For this purpose "rate of exchange" means the spot rates at which the Bank will on the relevant date at or about 12 noon UK time sell such currency against the Judgment Currency.  In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Chargor will on the date of payment pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Debenture in such other currency.  Such additional amounts (if any) payable under this Clause will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Debenture.

14.	New Accounts

If the Bank shall at any time receive actual or constructive notice of any charge or other interest affecting any part of the property hereby charged then the Bank may open a new account or accounts for the Chargor and if the Bank does not do so then the Bank shall be treated as if it had in fact done so at the time when it received or was deemed to receive notice and as from that time all payments made by the Chargor to the Bank shall be credited or treated as having been credited to the new account and shall not operate or reduce the amount secured by this Debenture at the time when the Bank received or was deemed to have received such notice.

15.	Further Assurance

The Chargor shall at its own cost whenever requested by the Bank immediately execute and sign all such deeds and documents and do all such things as the Bank may require for the purpose of perfecting or more effectively providing security to the Bank for the payment and discharge of the monies obligations and liabilities secured by this Debenture or to facilitate the realisation of the property and assets mortgaged and charged by this Debenture or the exercise of any rights vested in the Bank or any Receiver.

16.	Set-off

The Bank may at any time after this Debenture has become enforceable and without notice to the Chargor combine or consolidate all or any of the Chargor’s

11

then existing accounts with and liabilities to the Bank and set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Chargor to the Bank on any other account or in any other respects.  The Bank shall notify the Chargor that such a transfer has been made.

17.	Costs and Indemnity

17.1.
All costs and expenses incurred by the Bank in relation to this Debenture or the monies obligations and liabilities hereby secured including without limitation and for the avoidance of doubt all amounts the Bank may from time to time require to compensate it for his internal management and administrative costs and expenses shall be reimbursed by the Chargor to the Bank on demand on a full indemnity basis and until so reimbursed shall carry interest at the rate of 3 per cent above the base rate of Barclays Bank Plc from time to time from the date of demand to the date of reimbursement and be secured on the property charged by this Debenture.  A certificate signed by the Bank as to the amount of such costs and expenses shall be conclusive and binding upon the Chargor.

17.2.
The Bank and every Receiver attorney or other person appointed by the Bank under this Debenture and their respective employees (“the Indemnified Persons”) shall be entitled to be indemnified on a full indemnity basis out of the property charged by this Debenture in respect of all liabilities and expenses incurred by any of them in or directly or indirectly as a result of the exercise or purported exercise of any of the powers authorities or discretions vested in them under this Debenture and against all actions proceedings losses costs claims and demands (save where the same is due to the gross negligence or wilful misconduct of any of the Indemnified Persons) in respect of any matter or thing done or omitted in any way relating to the property charged by this Debenture and the Bank and any such Receiver may retain and pay all sums in respect of the same out of the monies received under the powers conferred by this Debenture.

18.	Miscellaneous

18.1.
The Bank may without discharging or in any way affecting the security created by this Debenture or any remedy of the Bank grant time or other indulgence or abstain from exercising or enforcing any remedies securities guarantees or other rights which it may now or in the future have from or against the Chargor and may make any arrangement variation or release with any person or persons without prejudice either to this Debenture or the liability of the Chargor for the monies obligations and liabilities secured by this Debenture.

18.2.
The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this Debenture and the expression ‘the Bank’ shall include its successors and assigns and the Bank shall be entitled to disclose any information relating to the Chargor and/or its obligations and liabilities under this Debenture and/or under the Loan and Security Agreement and/or under any of the other

12

Loan Documents (as defined in the Loan and Security Agreement) to any actual or prospective assignee successor or participant.

18.3.	The Chargor shall not and shall not purport to assign, transfer or otherwise dispose of any of its rights or obligations under this Debenture.

18.4.
The provisions of this Debenture shall be severable and if at any time any one or more such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions shall not in any way be impaired.

18.5.
The rights and remedies of the Bank provided by this Debenture are cumulative and are not exclusive of any rights powers or remedies provided by law and may be exercised from time to time and as often as the Bank may deem expedient.

18.6.	Any reference in this Debenture to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof for the time being in force.

18.7.
A person who is not a party to this Debenture has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Debenture but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.	Communications

19.1.	Every notice demand or other communication under this Debenture shall be in writing and may be delivered personally or by letter or facsimile transmission dispatched as follows:

(a)           if to the Bank to:

Address:	Silicon Valley Bank 2221 Washington St. One Newton Executive Park, Ste 200 Newton, MA 02462-1417, U.S.A
Fax No.	(001) (617) 527-7368
For the Attention of:	Christine Egitto

(b)           if to the Chargor:

Address:	c/o Global Telecom & Technology, Inc 8484 Westpark Drive, Suite 720 McLean, VA 22102, U.S.A
Fax No.	(001) (703) 442-5595
For the Attention of:	Chief Financial Officer

13

or such other address or facsimile number as may be notified in accordance with this clause by the relevant party to the other party for such purpose.

19.2.
Every notice demand or other communication shall be deemed to have been received (if sent by post) 24 hours after being posted first class postage prepaid (if posted from and to an address within the United Kingdom) or 5 working days after being posted prepaid airmail (if posted from or to an address outside the United Kingdom) and (if delivered personally or by facsimile transmission) at the time of delivery or dispatch if during normal business hours on a working day in the place of intended receipt and otherwise at the opening of business in that place on the next succeeding such working day.

19.3.
The Bank and any Receiver may but shall not be obliged to rely upon and act in accordance with any communication which may be or purport to be given by telephone or facsimile transmission on behalf of the Chargor by any person notified to the Bank by the Chargor as being authorised to give such communication without enquiry as to the authority and identity of the person making or purporting to make such communication.  The Chargor shall indemnify and keep the Bank or any Receiver indemnified on a full indemnity basis against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by the Bank as a result of relying upon or acting in accordance with any such communication.

19.4.	All notices, demands or other communications under or in connection with this Debenture shall be in English.

20.	Governing Law and Jurisdiction

20.1.
This Debenture and all disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

20.2.
The parties to this Debenture irrevocably agree that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Debenture or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause 20 shall limit the right of the Bank to take proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

21.	Certificate

The Chargor certifies that neither its entry into the Loan and Security Agreement nor its entry into this Debenture contravenes its Memorandum and Articles of Association or any regulations, restrictions, conditions or stipulations affecting

14

the charged property and that both the Loan and Security Agreement and this Debenture have been executed in accordance with such constitutional documents and other factors.

22.	Land Registry Restriction

Insofar as the title to any leasehold or freehold property comprised in the property charged under this Debenture is registered, the Chargor hereby applies to the Registrar for a restriction in the following terms to be entered on the register:

“Except under an Order of the Registrar no disposition of the registered estate by the proprietor of the registered estate (other than by a prior charge) is to be registered without a written consent signed by Silicon Valley Bank or by its solicitors, [                ] of [                          ].”

IN WITNESS WHEREOF this Debenture has been duly executed and delivered as a Deed on the date written at the beginning of this Deed.

EXECUTED AND DELIVERED as a DEED by acting by Richard D CalderJr a director in the presence of:-	) ) ) ) )	…………………………………………
Director

Witness’ signature	…………………………

Name	…………………………

Address	…………………………

…………………………

Occupation	…………………………

EXECUTED AND DELIVERED as a DEED
on behalf of SILICON VALLEY BANK
a company incorporated in
the State of California, U.S.A.
by
being a person who, in accordance
with the laws of that territory, is acting
under the authority of the company
) ) ) ) ) ) ) )

15

EXHIBIT 99.1

PRESS RELEASE

GLOBAL TELECOM & TECHNOLOGY COMPLETES ACQUISITION
OF WBS CONNECT

Transaction Combines Large Customer Base With Strong Operations Platform For Future Growth

McLean, VA, December 16, 2009— Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network and IP transit services, today announces the completion of its acquisition of privately held WBS Connect, LLC. (“WBS Connect”).

This news comes on the heels of the parties’ receipt of the regulatory approval for the acquisition from the Federal Communications Commission.

With this acquisition, GTT adds over 400 customers and a broader IP transit and Ethernet product suite.  Additionally the company’s network infrastructure now spans over 60 points of presence in major metro markets throughout North America, Asia and Europe.

The final purchase consideration consisted of 500,870 shares of GTT common stock, $1.3 million in cash, seller notes, an earn out opportunity for the sellers, and the assumption of certain WBS Connect liabilities and its working capital.

WBS Connect co-founders and managing directors Scott Charter and Mike Hollander will remain with the organization and serve on the Global Telecom & Technology leadership team. “It’s a truly rewarding opportunity to bring value through our products and technology to an organization of this caliber, while enhancing the experience for our customers,” states Scott Charter, the newly-assigned Chief Marketing Officer at GTT.

“We’re thrilled to welcome Scott Charter and Mike Hollander to the GTT team,” states Rick Calder, President and Chief Executive Officer of GTT. "We believe that adding WBS’ talents, resources and complementary product set into our robust GTT company portfolio further enhances our ability to deliver additional value to our customers.”

“With the close of this transaction, GTT reaches an important milestone in its evolution as a leading global network integrator,” continues Calder. “This acquisition leverages our past financial successes and positions the company for the next level of growth.  By layering WBS Connect’s services onto our existing operational platform, we can expand our EBITDA and enhance our financial profile.”

About Global Telecom & Technology
GTT is a global network integrator providing a broad portfolio of Wide-Area Network (WAN) and IP transit services. With over 800 supplier relationships worldwide, GTT combines multiple networks and technologies such as traditional OC-x, MPLS and Ethernet, to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances its client performance through its proprietary Content Management Database (CMD), providing customers with an integrated support system for all of its services.  GTT is committed to providing comprehensive solutions, project management and 24x7 global operations support. Headquartered in McLean, Virginia, GTT now has offices in Denver, London and Dusseldorf, and provides services to more than 700 enterprise, government, and carrier clients in over 80 countries worldwide. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements:
This release may contain “forward-looking statements” or other information related to the company’s future growth, expenditures, personnel, product and service enhancements and deployments, strategy or other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”). You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual reports on Form 10-K and quarterly reports on Form 10-K filed with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

#         #        #

For GTT Media Inquiries, please contact:
Ilissa Miller
Jaymie Scotto & Associates
1.866.695.3629
pr@jaymiescotto.com

For GTT Investor Relations Inquiries, please contact:
Eric Swank
Chief Financial Officer
1.703.442.5129
Eric.Swank@gt-t.net

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148650

PROSPECTUS SUPPLEMENT

to

PROSPECTUS DATED February 8, 2008

The attached Current Report on Form 8-K dated November 17, 2009 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.

The date of this Prospectus Supplement is January 27, 2010.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 17, 2009 (November 11, 2009)

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive Suite 720 McLean, VA 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 11, 2009, Global Telecom & Technology, Inc. issued a press release relating to, among other things, third quarter 2009 financial results.  This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Description

99.1	Press Release dated November 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 11, 2009

GLOBAL TELECOM & TECHNOLOGY, INC.

		By:	/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 11, 2009.

Exhibit 99.1

Global Telecom & Technology Reports Third Quarter 2009 Results

Increases Adjusted EBITDA by 47 Percent to $1.2 Million

Achieves $0.03 Earnings per Share

Initiates Strategy to Scale the Business with Planned Acquisition of WBS Connect

MCLEAN, Va.--(BUSINESS WIRE)--November 11, 2009--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network and mobility services, announced today results for the third quarter ended September 30, 2009.

•
Revenue totaled $16.0 million, compared to $16.9 million in the third quarter of 2008. Revenue was negatively impacted by the weakening of the Euro and British Pound Sterling to the U.S. Dollar since last year.

•	Gross margin of 28.5 percent declined slightly compared to 29.3 percent in 2008.

•	As a percentage of revenue, selling, general and administrative (“SG&A”) expenses, excluding non-cash compensation, decreased significantly to 21.0 percent in 2009, compared to 24.5 percent in 2008.

•	Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased 47.0 percent to $1.2 million in 2009 compared to $0.8 million in 2008.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“In the third quarter, we delivered our ninth consecutive period of strong financial results,” stated Richard D. Calder, Jr., president and chief executive officer. “With improved cost controls and operational efficiencies, Adjusted EBITDA increased 47 percent over last year and 13 percent sequentially. We also generated positive operating and net income for the quarter and year-to-date, posting a positive bottom-line for the second straight quarter with earnings per share of $0.03. In addition, during the quarter we continued to sign new customers and expand services to our existing base.

“Now that we are operating at a quarterly Adjusted EBITDA level in excess of $1 million, we are ready to begin scaling the business and drive operational leverage through the acquisition of companies with complementary networking services. Our recently announced definitive agreement to acquire WBS Connect is an important step toward creating a much larger, more profitable company.”

“Through sustained positive Adjusted EBITDA and effective working capital management, we further strengthened our balance sheet in the third quarter,” said Eric Swank, chief financial officer. “We ended the quarter with $5.9 million in cash, a $1.2 million increase over the prior quarter. These steadily improving results have put us in a strong position to both continue growing organically and take advantage of opportunities to scale more quickly.”

Conference Call Information

GTT will hold a conference call on Thursday, November 12 at 8:30 a.m. Eastern Time (5:30 a.m. PT) to discuss its results for the third quarter and the definitive agreement to acquire WBS Connect, announced on November 3, 2009. To hear the conference call live, interested parties may dial 1.888-359-3622 or +1.719.325.2427 and enter passcode 9831049. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 9831049. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network integrator that provides its clients with a broad portfolio of wide-area network and wireless mobility services. With over 800 worldwide supplier relationships, GTT combines multiple networks and technologies to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances client performance through its proprietary systems, comprehensive project management, and 24x7 operations support.

Headquartered just outside Washington, D.C. in McLean, Virginia, with offices in London and Dusseldorf, GTT provides service to more than 300 enterprise, government, and carrier clients in over 80 countries, worldwide. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	September 30, 2009	December 31, 2008

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,879	$5,786
Accounts receivable, net	6,334	8,687
Deferred contract costs	1,143	1,226
Prepaid expenses and other current assets	580	853

Total current assets	13,936	16,552
Property and equipment, net	1,048	1,302
Intangible assets, net	3,049	4,051
Other assets	406	692
Goodwill	22,000	22,000

Total assets	$40,439	$44,597

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,420	$11,931
Accrued expenses and other current liabilities	6,135	6,654
Deferred revenue	3,834	3,961

Total current liabilities	17,389	22,546

Long-term debt	8,796	8,796
Deferred revenue and other long-term liabilities	1,770	1,126

Total liabilities	27,955	32,468

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 15,366,685 and 14,942,840 shares issued and outstanding	2	1
Additional paid-in capital	58,004	57,584
Accumulated deficit	(45,286)	(45,954)
Accumulated other comprehensive income	(236)	498

Total stockholders’ equity	12,484	12,129

Total liabilities and stockholders' equity	$40,439	$44,597

Global Telecom & Technology, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Revenue:	$16,010	$16,882	$47,868	$50,441

Operating expenses:
Cost of revenue	11,445	11,937	34,369	35,571
Selling, general and administrative expense	3,492	4,510	10,941	14,223
Impairment of goodwill and intangible assets	-	41,854	-	41,854
Depreciation and amortization	443	435	1,347	1,812

Total operating expenses	15,380	58,736	46,657	93,460

Operating income (loss)	630	(41,854)	1,211	(43,019)

Other income (expense):
Interest expense, net	(219)	(203)	(651)	(602)
Other income (expense), net	(18)	-	89	1
Total other income (expense)	(237)	(203)	(562)	(601)

Income (loss) before income taxes	393	(42,057)	649	(43,620)

Provision for (benefit from) income taxes	1	(433)	(19)	(888)

Net income (loss)	$392	$(41,624)	$668	$(42,732)

Earnings (loss) per share:
Basic	$0.03	$(2.78)	$0.04	$(2.88)
Diluted	$0.03	$(2.78)	$0.04	$(2.88)

Weighted average shares:
Basic	15,346,917	14,959,715	15,235,459	14,835,224
Diluted	15,653,177	14,959,715	15,405,377	14,835,224

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating loss (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Operating income (loss)	$630	$(41,854)	$1,211	$(43,019)
Depreciation and amortization	443	435	1,347	1,812
Impairment of goodwill and intangible assets	-	41,854	-	41,854
Non-cash compensation	125	380	420	742
Adjusted EBITDA	$1,198	$815	$2,978	$1,389

CONTACT:
GTT Investor Contacts:
Eric Swank
+1-703-442-5529
eric.swank@gt-t.net

GTT Media Contact:
JD Darby
+1-703-442-5530
jd.darby@gt-t.net